Filed pursuant to Rule 424(b)2
File Number 333-4409

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 9, 1998)
                                  $125,000,000
                 RBMG FUNDING CO. HOME EQUITY LOAN TRUST 1998-1
                                     Issuer
                        Asset-Backed Notes, Series 1998-1
                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                                    Servicer
                        HOME EQUITY SECURITIZATION CORP.
                                    Depositor
                           --------------------------
         The RBMG Funding Co. Home Equity Loan Trust 1998-1 (the "Issuer") will be formed pursuant to a deposit trust agreement to be dated as of June 1, 1998 (the "Owner Trust Agreement") among Home Equity Securitization Corp. (the "Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee") and Bankers Trust Company, as trust paying agent. The Issuer is hereby offering $125,000,000 original principal amount of its Asset-Backed Notes, Series 1998-1 (the "Notes"). The Notes will be issued pursuant to an Indenture, to be dated as of June 1, 1998 (the "Indenture"), between the Issuer and Bankers Trust Company, as indenture trustee (the "Indenture Trustee"), and will be secured by a trust estate (the "Trust Estate") consisting primarily of (i) a pool of fixed and adjustable rate, residential one- to four-family, first lien mortgage loans (the "Home Equity Loans") to be pledged to the Indenture Trustee for the benefit of the holders of the Notes (the "Noteholders"), (ii) all payments in respect of principal and interest on the Home Equity Loans (other than any principal or interest payments on the Home Equity Loans due on or prior to the applicable Cut-Off Date), (iii) the Issuer's rights under the Depositor Sale Agreement and the Servicing Agreement (each as defined herein), (iv) the rights of the Indenture Trustee under the Insurance Policy, as described herein, (v) the Pre-Funding Account (as defined herein), and funds on deposit therein and (vi) certain other property. The Issuer also will issue instruments evidencing the residual interest in the Trust Estate (the "Residual Interest"). Only the Notes are offered hereby. Certain characteristics of the Home Equity Loans are described under "Description of the Home Equity Pool" herein.
         On or before the date of issuance of the Notes, the Issuer will obtain from MBIA Insurance Corporation (the "Note Insurer") a financial guaranty insurance policy (the "Insurance Policy") relating to the Notes in favor of the Indenture Trustee. The Insurance Policy will require the Note Insurer to make certain Insured Payments (as defined herein) on the Notes. See "The Insurance Policy and the Note Insurer" herein. (cover continued on next page)
                                   [MBIA LOGO]
         For a discussion of significant matters affecting investment in the Notes, see "Risk Factors" beginning on page S-15 herein, "Certain Prepayment and Yield Considerations" beginning on page S-65 herein and "Risk Factors" beginning on page 17 in the Prospectus.
                        --------------------------------
         THE ASSETS PLEDGED TO SECURE THE NOTES AND PAYMENTS UNDER THE INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, RBMG, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE NOTE INSURER OR ANY OF THEIR AFFILIATES, EXCEPT AS DESCRIBED HEREIN. NEITHER THE NOTES NOR THE HOME EQUITY LOANS ARE OR WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.
                        --------------------------------
         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        --------------------------------
         The Notes will be purchased by First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Underwriter") from the Issuer and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer from the sale of the Notes are expected to be approximately $124,687,500, plus accrued interest (based upon the original principal amount of the Notes set forth above), before the deduction of expenses payable by the Issuer estimated to be approximately $300,000.
         The Notes are offered subject to prior sale, when, as, and if accepted by the Underwriter and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Notes will be made through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, S.A. and the Euroclear System on or about June 29, 1998. The Notes will be offered in Europe and the United States of America.

                           FIRST UNION CAPITAL MARKETS

             The date of this Prospectus Supplement is June 24, 1998

         (continued from front cover)

         The Home Equity Loans identified for inclusion in the Home Equity Pool as of the close of business on June 1, 1998 (the "Statistical Calculation Date") will be collectively referred to as the "Initial Home Equity Loans." The aggregate principal balance of the Initial Home Equity Loans totaled approximately $90,678,172.74 (the "Initial Home Equity Pool Balance"). Other Home Equity Loans satisfying the criteria described herein (the "Supplemental Home Equity Loans") will be included in the Home Equity Pool on or before the Closing Date.

         On the date of issuance of the Notes (the "Closing Date"), the Issuer will pledge to the Indenture Trustee Home Equity Loans (the "Closing Date Home Equity Loans") that will have an aggregate principal balance as of the close of business on June 1, 1998 (the "Initial Cut-Off Date") of approximately $100,000,000 (the actual aggregate principal balance of the Closing Date Home Equity Loans, the "Closing Date Home Equity Pool Balance"). On the Closing Date, the Issuer will deposit into a segregated account (the "Pre-Funding Account") in the name of the Indenture Trustee an amount (the "Original Pre-Funding Amount") equal to the difference between $125,000,000 and the Closing Date Home Equity Pool Balance, to be used during the Funding Period (as defined herein) to acquire additional Home Equity Loans satisfying the criteria described herein (the "Additional Home Equity Loans"), which Additional Home Equity Loans will be pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders.

         All of the Home Equity Loans will be originated or acquired by Resource Bancshares Mortgage Group, Inc. ("RBMG"). On or prior to the Closing Date and any date the Issuer pledges Additional Home Equity Loans to the Indenture Trustee (an "Additional Transfer Date"), RBMG will convey the Home Equity Loans to RBMG Asset Management Company, Inc. (the "Company"), a wholly-owned subsidiary of RBMG, which will convey the Home Equity Loans to RBMG Funding Co. ("Funding Co."), a wholly-owned subsidiary of the Company, which will convey the Home Equity Loans to the Depositor, which in turn will convey the Home Equity Loans to the Issuer. The Issuer then will pledge the Home Equity Loans, without recourse, to the Indenture Trustee pursuant to the Indenture as security for the Notes.

         Principal and interest on the Notes will be payable as described on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning in July 1998 (each, a "Payment Date"). The
Note Interest Rate with respect to each Payment Date adjusts monthly based on One-Month LIBOR as described herein.

         The Notes will constitute non-recourse obligations of the Issuer. RBMG will have limited obligations arising in respect of certain representations and warranties it makes in connection with the conveyance of the Home Equity Loans pursuant to a mortgage loan contribution agreement, which representations and warranties and remedies for a breach thereof will be assigned to the Indenture Trustee for the benefit of the Noteholders.

         RBMG will act as servicer (in such capacity, the "Servicer") of the Home Equity Loans and, in such capacity, will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under the servicing agreement (the "Servicing Agreement") to be entered into among the Servicer, the Issuer and the Indenture Trustee, including the obligation to advance delinquent payments of principal and interest on the Home Equity Loans to the extent provided herein. RBMG has engaged Ocwen Federal Bank FSB to act as its sub-servicer (the "Sub-Servicer") to perform the servicing of the Home Equity Loans on its behalf.

         The stated maturity for the Notes (determined on the basis of the assumptions described herein) is the Payment Date occurring on October 25, 2029 (the "Stated Maturity").

         The Notes may be redeemed, in whole but not in part, at the option of the Servicer or the Note Insurer, on or after the Payment Date on which the outstanding Home Equity Pool Balance (as defined herein) is less than 10% of the sum of the Closing Date Home Equity Pool Balance and the Original Pre-Funding Amount (the "Transaction Balance"). See "Description of the Notes--Redemption of the Notes" herein.

         No election will be made to treat the Issuer, the Trust Estate or the arrangement by which the Notes are issued as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

         The yield to maturity on the Notes will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Home Equity Loans, which rate may vary significantly over time, and on adjustments to the mortgage rates on the Adjustable Rate Loans (as defined herein). The Home Equity Loans generally may be prepaid in full or in part at any time; however, prepayment may subject the mortgagor to a prepayment charge. The yield to investors on the Notes will be adversely affected by any shortfalls in interest collected on the Home Equity Loans as a result of prepayments, liquidations or otherwise to the extent that such shortfalls are not otherwise covered as described herein. In addition, the yield to investors on the Notes will be sensitive to fluctuations in the level of One-Month LIBOR, which may vary significantly over time. See "Summary of Terms--Special Prepayment Considerations" and "Special Yield Considerations," "Risk Factors--Prepayment of the Home Equity Loans May Affect the Yield to Maturity of the Notes" and "Certain Prepayment and Yield Considerations" herein.

         Approximately 2.55% of the Initial Home Equity Loans by Initial Home Equity Pool Balance have been thirty days or more but less than sixty days delinquent in their Monthly Payments and two of the Initial Home Equity Loans representing approximately 0.14% of the Initial Home Equity Pool Balance have been more than 59 days delinquent in their Monthly Payments as of the Initial Cut-Off Date (such Home Equity Loans, "Delinquent Home Equity Loans"). Investors in the Notes should be aware, however, that only approximately 49.70% of the Initial Home Equity Loans had a first Monthly Payment due before June 1, 1998, and therefore, the other Initial Home Equity Loans could not have been more than thirty days delinquent in payment as of the Initial Cut-Off Date. See "Risk
Factors--As a Result of the Underwriting Standards, The Loans Are Likely to Experience Rates of Delinquency, Foreclosure and Bankruptcy That Are Higher Than Those Experienced by Loans Underwritten in a More Traditional Manner" herein, as well as "Description of the Home Equity Pool--Underwriting Standards" herein.

         It is a condition to the issuance of the Notes that they be rated not lower than "Aaa" and "AAA" by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P"), respectively.

         The information set forth herein under "Servicing of the Home Equity Loans--The Sub-Servicer" has been provided by the Sub-Servicer (as defined herein) and the information set forth herein under "The Insurance Policy and the
Note Insurer" has been provided by the Note Insurer. No representation is made by the Issuer or the Indenture Trustee or any of their affiliates as to the accuracy or completeness of the information provided by the Servicer or the Note Insurer, respectively.

         There is currently no secondary market for the Notes. The Underwriter intends to make a secondary market for the Notes, but has no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will provide investors with a satisfactory level of liquidity or that it will continue.

         Reference is made to the Index of Principal Terms herein for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein, and reference is also made to the Index of Principal Terms in the Prospectus for the location in the Prospectus of the definitions of certain capitalized terms used, but not otherwise defined, herein.

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the related Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

         The Notes offered by this Prospectus Supplement constitute a separate Series of Securities being offered by the Depositor pursuant to its Prospectus dated June 9, 1998, of which this Prospectus Supplement is a part and that accompanies this Prospectus Supplement. The Prospectus contains important information regarding the offering of the Notes that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of the Notes may not be consummated unless the prospective investor has received both this Prospectus Supplement and the Prospectus.

         To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the payments to be made on, or the yield of, the Notes, which risks and uncertainties are discussed under "Risk Factors" and "Certain Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual payments on, or the yield of, the Notes.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Capitalized terms used herein and not otherwise defined herein have the meanings assigned thereto in the Prospectus.

Securities Offered.........................  $125,000,000  Asset-Backed  Notes, Series 1998-1, due October 25, 2029.
                                             The Notes represent  non-recourse  obligations of the Issuer.  Proceeds of the assets in the Trust Estate (as defined  herein) will be the sole source of payments on the Notes.
Issuer.....................................  RBMG  Funding Co. Home Equity Loan Trust  1998-1,  a Delaware  business trust  (the  "Issuer")  established  by  the  Depositor  pursuant  to a deposit  trust  agreement,  dated as of June 1, 1998 (the "Owner  Trust
                                             Agreement"),  among the Depositor,  Bankers Trust Company and the Owner
                                             Trustee  (as  defined  herein).  After  the  Closing  Date (as  defined herein),  the  residual  interest  representing  all of the  beneficial ownership  interest in the Issuer  (the  "Residual  Interest")  will be held by Funding  Co. The Issuer  does not have,  nor is it  expected in the  future to have,  any  significant  assets,  other  than the assets included in the Trust Estate.  See "The Issuer" herein.
Depositor..................................  Home Equity  Securitization  Corp., a North Carolina  corporation  (the
                                             "Depositor").  The  Depositor  will  acquire the Home Equity Loans from
                                             Funding  Co. and sell the Home  Equity  Loans to the  Issuer.  See "The
                                             Depositor" in the Prospectus.
Company....................................  RBMG  Asset  Management  Company,   Inc.  (the  "Company"),   a  Nevada
                                             corporation wholly-owned by RBMG.
RBMG.......................................  Resource  Bancshares  Mortgage  Group,  Inc.,  a  Delaware  corporation
                                             ("RBMG").  The Home Equity Loans were  originated  or acquired by RBMG.
                                             On or  prior  to the  date the  Notes  are  issued,  in the case of the
                                             Closing Date Home Equity Loans (as defined herein),  and on or prior to the date each  Additional  Home  Equity  Loan (as  defined  herein)  is pledged  by the  Issuer to the  Indenture  Trustee,  in the case of the
                                             Additional  Home Equity  Loans,  RBMG will  convey its  interest in the
                                             Home  Equity  Loans to the  Company,  which will convey the Home Equity
                                             Loans to RBMG Funding Co.  ("Funding  Co."), a wholly-owned  subsidiary of the  Company,  which in turn will  convey its  interest  in the Home
                                             Equity Loans to the  Depositor,  which in turn will convey its interest in the Home Equity Loans to the Issuer.
Servicer...................................  RBMG will act as  Servicer  (in such  capacity,  the  "Servicer")  with respect to the Home Equity  Loans.  See  "Servicing  of the Home Equity
                                             Loans" herein.  RBMG has engaged the  Sub-Servicer  (as defined herein)
                                             to  perform  the  servicing  of the Home  Equity  Loans  on its  behalf
                                             pursuant   to   a   sub-servicing    agreement   (the    "Sub-Servicing
                                             Agreement").  As such,  although  the  Servicer is described at various instances  throughout this Prospectus  Supplement and the Prospectus as the entity  which  will  perform  specified  servicing  functions  with respect to the Home Equity Loans,  such references shall also be deemed to include the performance of such functions by the Sub-Servicer.



Sub-Servicer...............................  Ocwen  Federal Bank FSB (the  "Sub-Servicer").  The  Sub-Servicer  is a
                                             federally-chartered  savings  bank,  with its home  office in Fort Lee,
                                             New Jersey and its servicing  operations and corporate  offices in West
                                             Palm Beach,  Florida. The Sub-Servicer is a wholly-owned  subsidiary of
                                             Ocwen  Financial  Corporation,  a  public  financial  services  holding company.
Note Insurer...............................  MBIA Insurance  Corporation  (the "Note  Insurer").  See "The Insurance
                                             Policy and the Note Insurer" herein.
The Indenture Trustee......................  Bankers Trust  Company,  a New York banking  corporation,  as indenture trustee (the "Indenture  Trustee").  The Indenture Trustee will receive a fee (the  "Indenture  Trustee Fee"),  payable monthly on each Payment
                                             Date  equal to  one-twelfth  of  0.015%  of the  outstanding  aggregate
                                             Stated  Principal  Balance of the Home Equity Loans as of the first day of the  related Due Period (the "Home  Equity  Pool  Balance").  Upon a
                                             termination  of the  Servicer,  the  Indenture  Trustee is obligated to succeed to the  obligations  of the  Servicer or to appoint an eligible successor servicer.
Owner Trustee..............................  Wilmington  Trust Company,  a Delaware  banking  corporation,  as owner trustee  (the "Owner  Trustee")  under the Owner Trust  Agreement.  The
                                             Owner  Trustee  will  receive a fee as  provided  under the Owner Trust
                                             Agreement.
Payment Date...............................  The 25th day of each month,  or if such day is not a Business  Day, the next Business Day (the "Payment Date"), commencing July 27, 1998.
Statistical Calculation Date...............  June 1, 1998 (the "Statistical Calculation Date")
Cut-Off Dates..............................  With  respect to the Closing Date Home Equity  Loans,  the Cut-Off Date
                                             is June 1, 1998 (the  "Initial  Cut-Off  Date").  With  respect  to the
                                             Additional Home Equity Loans,  the Cut-Off Date is the respective dates of  conveyance  to the  Issuer  (each  an  "Additional  Cut-Off  Date;"
                                             together with the Initial Cut-Off Date, the "Cut-Off Date").
Closing Date...............................  On or about June 29, 1998 (the "Closing Date").
Due Period.................................  With respect to any Payment Date,  the period  commencing on the second day of the calendar  month  preceding the calendar  month in which such
                                             Payment Date occurs (or with respect to the first  Payment Date after a
                                             Home Equity Loan  constitutes  part of the Trust Estate,  commencing on the day  following  the  applicable  Cut-Off  Date for each Home Equity
                                             Loan) and ending on the first day of the  calendar  month in which such
                                             Payment Date occurs (the "Due Period").
Collection Period..........................  With respect to any Payment  Date and a Home Equity Loan,  the calendar month  preceding  the month in which such  Payment  Date occurs (or, in
                                             the  case  of  the  first   Payment  Date  after  a  Home  Equity  Loan
                                             constitutes  part of the Trust Estate,  during the period  beginning on the day  following  the  applicable  Cut-Off  Date for each  such  Home
                                             Equity Loan  through and  including  the last day of the month prior to the month in which the Payment Date occurs) (the "Collection Period").

                                                        S-2

Servicer Remittance Date...................  With respect to each Payment  Date,  the 18th day of the month in which such Payment Date occurs,  or if such day is not a Business  Day,  then the next succeeding Business Day (the "Servicer Remittance Date").
Administrative Fee Amount..................  With  respect to any Payment  Date,  the sum of the  Servicing  Fee (as
                                             defined  herein),  the  Indenture  Trustee  Fee  and the  Note  Insurer
                                             Premium  (as  defined  herein)  relating  to  such  Payment  Date  (the
                                             "Administrative Fee Amount").
Servicing Fee..............................  The primary  compensation  payable to the Servicer on each Payment Date
                                             (the "Servicing Fee") will equal  one-twelfth  (1/12) of the product of
                                             (a) the  Servicing  Fee Rate and (b) the Home Equity Pool Balance as of
                                             the first day of the related Due Period. The Servicer shall be entitled to  retain  the  Servicing  Fee from  amounts  to be  deposited  in the
                                             Collection  Account.  The  Servicer  also  will be  entitled  to retain prepayment premiums and penalties,  late fees and certain other amounts and charges as additional servicing compensation. See "Servicing of the
                                             Home Equity  Loans--Servicing  and Other  Compensation  and Payments of
                                             Expenses"  herein.

                                             For any Payment Date for so long as RBMG is the Servicer, the Servicing
                                             Fee Rate is equal to 0.44% per annum; provided, however, that if necessary to obtain the appointment of a successor servicer or a successor sub-servicer, the Servicing Fee Rate may increase up to 0.50%
                                             per annum. The payment of any increased Servicing Fee would reduce the amount of Excess Cash. See "Servicing of the Home Equity
                                             Loans--Servicing and Other Compensation and Payment of Expenses" herein.

Description of The Notes...................  The Notes represent non-recourse obligations of the Issuer and will be issued pursuant to the Indenture. The Notes will have an aggregate original Note Balance of $125,000,000 (the "Original Note Balance")
                                             equal to 100% of the sum (such sum, the "Transaction Balance") of the
                                             Closing Date Home Equity Pool Balance (as defined herein) and the
                                             Original Pre-Funding Amount (as defined herein). The assets included in the trust estate (including the Insurance Policy, as defined herein)
                                             created by the Indenture (the "Trust Estate") and pledged to secure the
                                             Notes will be the sole source of payments on the Notes. The Notes will be issued in a single class. The assets of the Trust Estate will consist of (i) the Home Equity Pool; (ii) all payments in respect of principal and interest on the Home Equity Loans (other than any principal or interest payments due on or prior to the applicable Cut-Off Date); (iii)
                                             a segregated account established by the Issuer in the name of the
                                             Indenture Trustee (the "Pre-Funding Account") and funds on deposit therein; (iv) the Issuer's rights under the Depositor Sale Agreement and the Servicing Agreement (each as defined herein); (v) the rights of the
                                             Indenture Trustee under the Insurance Policy; and (vi) certain other property.
Stated Maturity............................  The "Stated Maturity" for the Notes is October 25, 2029 (which has been determined by adding 13 months to the last Payment Date possible for an
                                             Additional Home Equity Loan that has a first Payment Date of October 1,
                                             1998 and a stated final maturity of 30 years). It is anticipated that the actual final Payment Date for the Notes will occur

                                                        S-3

                                             significantly earlier than the Stated Maturity. See "Certain Prepayment and Yield Considerations" herein.
Denominations and Registration.............  The Notes will be issued in minimum  denominations  of $1,000 principal amount and in integral  multiples  thereof,  with the  exception of one
                                             Note  which may be issued in a lesser  amount.  No person  acquiring  a
                                             beneficial   ownership  interest  in  any  Note  (any  such  person,  a
                                             "Beneficial  Owner")  will be  entitled  to receive  such Note in fully registered,  certificated form (a "Definitive Note"),  except under the limited  circumstances  described  herein.  Instead,  Beneficial Owners will hold their Notes through The Depository  Trust Company  ("DTC") in the United  States,  or Cedel Bank,  societe  anonyme  ("Cedel") or the
                                             Euroclear  System  ("Euroclear")  in Europe,  each of which will effect payments and  transfers in respect of the Notes by means of  electronic
                                             record  keeping   services,   acting  through   certain   participating
                                             organizations.  Transfers  within DTC, Cedel or Euroclear,  as the case may be,  will be in  accordance  with the  usual  rules  and  operating procedures  of  the  relevant  system.  So  long  as the  Notes  are in book-entry  form,  the Notes will be  represented by one or more global certificates  registered  in the name of Cede & Co., as nominee of DTC,
                                             or  Citibank   N.A.  or  The  Chase   Manhattan   Bank,   the  relevant
                                             depositaries  of  Cedel  and  Euroclear,   respectively,   and  each  a
                                             participating  member  of DTC.  This may  result in  certain  delays in receipt of  payments  by an investor  and may  restrict  an  investor's
                                             ability   to  pledge   its  Notes.   See  "Risk   Factors--  Book-Entry
                                             Registration  May Reduce the Liquidity of the Notes " and  "Description
                                             of the  Notes--Book-Entry  Registration  and  Definitive  Notes" herein,
                                             "ANNEX  I:  Global   Clearance,   Settlement   and  Tax   Documentation
                                             Procedures"  hereto.  Unless and until Definitive Notes are issued,  it is anticipated that the only  "Noteholder" (or "holder" of a Note) will be  Cede & Co.,  as  nominee  of DTC.  Beneficial  Owners  will  not be
                                             Noteholders  as that term is used in the  Indenture  and the  Servicing
                                             Agreement.  Beneficial  Owners are  permitted to exercise  their rights only indirectly  through DTC and its Participants  (including Cedel and
                                             Euroclear).
Payments on the Notes
A.  General................................  Payments  on the  Notes  will  be made  on  each  Payment  Date to each
                                             Noteholder  of  record  as of the  last  Business  Day  preceding  such
                                             Payment  Date or,  with  respect to  Definitive  Notes,  as of the last
                                             Business  Day of the month  preceding  the month in which such  Payment
                                             Date occurs (the "Record Date").

                                             A "Business Day" is any day other than (i) a Saturday or Sunday or (ii)
                                             a day on which banking  institutions in the State of Nevada,  the State of Delaware,  the State of New York, the State of South Carolina or the
                                             city in which the corporate trust office of the Indenture Trustee or in which the Note Insurer's  principal office is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

                                             On each Payment  Date,  payments of principal and interest will be made to  Noteholders  as of the  immediately  preceding  Record  Date out of
                                             Available  Funds for such  Payment  Date,  together  with any  payments received  under the Insurance  Policy.  The  "Available  Funds" for any
                                             Payment Date will  generally  consist of the aggregate of the

                                                        S-4

                                             following amounts:

                                             (i)  the sum of (a) all  scheduled  payments of principal  and interest received  with respect to the Home Equity Loans and due during the related Due Period and (b) all unscheduled  principal  payments or
                                                  recoveries   on  the  Home  Equity  Loans,   including   principal
                                                  prepayments,  received during the related Collection Period, minus
                                                  (w) amounts  received  with respect to payments due on or prior to the  applicable  Cut-Off Date, (x) the  Administrative  Fee Amount
                                                  payable with respect to such Payment Date,  (y) Payments Ahead (as defined  herein) and (z)  reimbursements  for certain P&I Advances and  Servicing  Advances (as defined  herein) made with respect to the Home  Equity  Loans as  described  herein  (other  than  those included in liquidation  expenses already  reimbursed from related
                                                  Liquidation  Proceeds)  and  certain  other  amounts for which the
                                                  Indenture Trustee, the Servicer and the Issuer are permitted to be reimbursed; and

                                             (ii) the  amount  of  any  P&I   Advances   (as  defined   herein)  and
                                                  Compensating  Interest  Payments  (as defined  herein) made by the
                                                  Servicer for such Payment Date, any amounts  deposited in the Note
                                                  Account (as defined herein) in respect of the repurchase, release, removal or  substitution  of Home Equity  Loans during the related
                                                  Collection  Period or  amounts  deposited  in the Note  Account in connection  with the  redemption  of the Notes,  all as more fully described under "Description of the  Notes--Payments on the Notes"
                                                  herein.

B.  Note Interest Rate.....................  The "Note  Interest  Rate" for  the initial  Interest  Period will be a per annum rate equal to One-Month  LIBOR plus 0.18%.  The Note Interest
                                             Rate for each  subsequent  Interest  Period  will be a per  annum  rate equal  to the  lesser  of (i) for  each  Interest  Period  (as  defined herein)  ending  prior  to the  Redemption  Date (as  defined  herein),
                                             One-Month  LIBOR  plus  0.18%  and,  for each  Interest  Period  ending thereafter,  One-Month  LIBOR plus 0.36% (the applicable rate described in this clause (i), the "Note  Formula  Rate"),  and (ii) the Available
                                             Funds  Cap  Rate  (as  defined   herein).   See   "Description  of  the
                                             Notes--Payments on the Notes" herein.

                                             If, on any Payment Date,  the Available  Funds Cap Rate limits the Note
                                             Interest Rate (i.e.,  the rate set by the  Available  Funds Cap Rate is less than the Note Formula Rate), the amount of any such shortfall will be carried forward and be due and payable on the following Payment Date and shall accrue  interest at the  applicable  Note Interest Rate until
                                             paid  (such  shortfall,   together  with  such  accrued  interest,  the
                                             "Available Funds Cap Carry Forward Amount").  The Insurance Policy does not cover the Available Funds Cap Carry Forward  Amount,  shortfalls in interest due to application of the Relief Act (as defined  herein),  or
                                             Prepayment Interest Shortfalls (as defined herein); the payment of such amounts may be funded only from (i) any excess interest  resulting from the  Available  Funds Cap Rate being in excess of the Note Formula Rate on future  Payment  Dates and (ii) any Excess Cash (as defined  herein)
                                             that would otherwise be paid to the holder(s) of the Residual Interest.
                                             The  ratings  assigned  to the Notes do not  address the payment of the
                                             Available Funds Cap Carry Forward Amount, shortfalls in interest due to the  Soldiers'  and Sailors'  Civil Relief Act of 1940, as


                                                        S-5


                                             amended (the "Relief  Act"),  or Prepayment  Interest  Shortfalls.  The
                                             "Available  Funds Cap Rate"  for any  Payment  Date is a rate per annum equal to the  fraction,  expressed as a  percentage,  the  numerator of which is (i) an  amount  equal to (A) 1/12 of the  aggregate  scheduled principal  balance of the then  outstanding  Home Equity  Loans and REO
                                             Properties  (as  defined  herein)  times the  weighted  average  of the
                                             Expense   Adjusted  Coupon  Rates  (as  defined  herein)  on  the  then outstanding  Home Equity Loans and REO Properties  minus (B) the amount of the Note Insurer  Premium for such Payment Date, and the denominator of which is (ii) an amount equal to (A) the then outstanding  aggregate
                                             Note Balance (as defined herein) multiplied by (B) the actual number of days elapsed in the related Interest Period divided by 360.

                                             The "Expense  Adjusted Coupon Rate" on any Home Equity Loan is equal to the then  applicable  Coupon Rate (as defined herein) thereon minus the sum of (i) the  Minimum  Spread  and  (ii) the  Servicing  Fee Rate (as
                                             defined  herein).  For any Payment Date occurring from the Closing Date through and including the twelfth  Payment Date,  the Minimum Spread is equal to 0.00% per annum.  For any  Payment  Date  occurring  after the twelfth Payment Date the Minimum Spread is equal to 0.50% per annum.

                                             The "Interest Period" in respect of any Payment Date will be the period from and including the Closing Date, in the case of the initial Payment
                                             Date, or from and including the immediately  preceding Payment Date, in the case of any  subsequent  Payment Date, to but excluding the related
                                             Payment  Date.  All  calculations  of  interest  on the  Notes  will be computed  on the  basis of the  actual  number of days  elapsed  in the related Interest Period in a year of 360 days.

                                             The  "Redemption  Date" is the first Payment Date on or after which the sum of the aggregate Stated Principal  Balance of the Home Equity Loans and  each REO  Property  and the  Outstanding  Pre-Funding  Amount  (as
                                             defined herein) is less than ten percent of the Transaction Balance.

C.  Payments of Interest...................  On each  Payment  Date,  the Notes  will be  entitled  to  payments  in respect of interest  accrued during the related  Interest Period ("Note
                                             Interest")  at the  Note  Interest  Rate on the  outstanding  aggregate principal  balance  of  the  Notes  (the  "Note  Balance")  as  of  the preceding Payment Date (after giving effect to the payment,  if any, in reduction  of  principal  made on the Notes on such  preceding  Payment
                                             Date)  less  the  amount  of any  Prepayment  Interest  Shortfalls  and shortfalls  in  interest  due to  application  of the Relief  Act.  See
                                             "Description of the Notes--Payments on the Notes" herein.

                                             If, with  respect to any Payment  Date,  funds are not  available  from
                                             Available  Funds to pay the full  amount  of Note  Interest  due on the
                                             Notes,  the deficiency will be covered by payments made pursuant to the
                                             Insurance  Policy for such Payment Date. See "The Insurance  Policy and the Note Insurer" herein.

D.  Payments of Principal..................  On  each Payment Date, the Notes will be entitled to Monthly  Principal in reduction of the Note Balance.  "Monthly  Principal" with respect to any  Payment  Date  will be equal to the  lesser  of (a) the  excess of


                                                        S-6



                                             Available  Funds over the amounts  described in clauses (i) and (ii) of the  definition  of Excess Cash  below,  and (b) the  aggregate  of all scheduled  payments of principal  received or advanced  with respect to the Home  Equity  Loans and due during the  related  Due Period and all other amounts collected,  received or otherwise recovered in respect of principal  on the Home Equity Loans during or in respect of the related
                                             Collection Period,  not including Payments Ahead,  subject to reduction for any Overcollateralization  Surplus (as defined herein) with respect to the related Payment Date as described herein.

E.  Payments of Excess Cash................  On each Payment  Date with  respect to which the  Overcollateralization
                                             Amount  (as  defined  herein)  for the Notes is less than the  Required
                                             Overcollateralization  Amount  (as  defined  herein)  for such  Payment
                                             Date,  Excess Cash derived from Available  Funds,  if any, will be paid on the  Notes  in  reduction  of the  Note  Balance,  up to the  amount necessary  for the  related  Overcollateralization  Amount to equal the applicable  Required  Overcollateralization  Amount.  "Excess  Cash" on
                                             any  Payment  Date  will be equal to  Available  Funds on such  Payment
                                             Date,  reduced  by the  sum of (i)  any  amounts  payable  to the  Note
                                             Insurer for Insured  Payments (as defined herein) paid on prior Payment
                                             Dates and not yet reimbursed  and for any unpaid Note Insurer  Premiums for prior  Payment  Dates (in each case with  interest  thereon  at the
                                             Late Payment Rate as defined and set forth in the  Insurance  Agreement to be  dated  as of  June  1,  1998  among  the  Issuer,  the  Company,
                                             Depositor,  the Servicer,  the  Sub-Servicer,  the  Indenture  Trustee,
                                             Funding  Co.,  the  Underwriter  and the Note  Insurer),  (ii) the Note
                                             Interest for the related  Payment Date and (iii) the Monthly  Principal for the related  Payment Date. The Insurance  Policy does not cover the
                                             Available   Funds  Cap  Carry  Forward  Amount,   Prepayment   Interest
                                             Shortfalls  or  shortfalls  in interest due to the  application  of the
                                             Relief  Act;  the  payment of such  amounts may be funded only from (a)
                                             any excess  interest  resulting from the Available Funds Cap Rate being in excess of the Note Formula Rate on future  Payment Dates and (b) any
                                             Excess  Cash  that  would  otherwise  be paid to the  holder(s)  of the
                                             Residual  Interest.  Any Excess Cash  remaining  after making  required payments on the Notes and to the Note  Insurer on any  Payment  Date as
                                             described  herein  will be released to the  holder(s)  of the  Residual
                                             Interest on such  Payment  Date,  free from the lien of the  Indenture, and such  amounts  will not be  available  to make any of the  payments referred to in clauses (i)-(iii) above on any subsequent Payment Date.

F.  Mandatory Prepayment of
    Principal from Excess
    Moneys in the Pre-Funding
    Account................................  To the extent that amounts on deposit in the  Pre-Funding  Account have not been  fully  applied by the Issuer to the  purchase  of  Additional
                                             Home Equity Loans and the pledge  thereof to the  Indenture  Trustee as security  for the Notes by the  ninetieth  day after the Closing  Date, such excess  amounts will be applied as a prepayment  of the  principal of the Notes on the October  1998 Payment  Date.  Although no assurance is given, it is anticipated by the Issuer that the principal  amount of
                                             Additional  Home Equity  Loans  purchased  by the Issuer and pledged to the Indenture  Trustee will require the  application  of  substantially all of the  Original  Pre-Funding  Amount and that  there  should be no material  amount of principal  prepaid on the Notes from amounts in the
                                             Pre-Funding  Account.  However,  it is unlikely that the Issuer will be able



                                                        S-7

                                             to deliver  Additional  Home Equity Loans with an  aggregate  principal
                                             balance  identical  to  the  Original   Pre-Funding   Amount.  See  the
                                             "Pre-Funding Account" herein.

G.  Credit Enhancement.....................  The credit  enhancement  provided for the benefit of the Notes consists of the overcollateralization  structural feature of the transaction and the Insurance Policy, each as described below and herein.

Overcollateralization Feature..............  Credit  enhancement  with respect to the Notes will be provided in part by  overcollateralization  resulting  from the Home Equity Pool Balance as of the end of each Due Period  exceeding  the Note  Balance  for the
                                             related    Payment   Date.   On   the   Closing   Date,   the   initial
                                             Overcollateralization  Amount for the Notes will equal 0.00% of the sum of  the  Closing  Date  Home  Equity  Pool  Balance  and  the  Original
                                             Pre-Funding     Amount.    The    Indenture    requires    that    this
                                             Overcollateralization   Amount  be   increased   to,   and   thereafter
                                             maintained  at,  the  Required   Overcollateralization   Amount.   This
                                             increase and subsequent  maintenance is intended to be  accomplished by the  application  of monthly  Excess Cash to accelerate the pay down of the Note Balance  until the  Overcollateralization  Amount  reaches the
                                             Required  Overcollateralization  Amount.  Such  applications  of Excess
                                             Cash,  because they consist of interest  collections on the Home Equity
                                             Loans,  but are  distributed  as principal on the Notes,  will increase the related Overcollateralization Amount.

                                             The  "Overcollateralization  Amount" for the Notes on any Payment  Date
                                             will be equal to the amount by which the  Aggregate  Principal  Balance of the Home  Equity  Loans as of the end of the related Due Period plus any  amount  on  deposit  in  the  Pre-Funding  Account  at  such  time
                                             (disregarding  any  Pre-Funding  Account  Earnings)  exceeds  the  Note
                                             Balance for such Payment  Date after  taking into  account  payments of
                                             Monthly  Principal.   "Pre-Funding  Account  Earnings"  means  for  any
                                             Payment  Date in the Funding  Period,  the actual  investment  earnings earned during the previous  calendar month on amounts on deposit in the
                                             Pre-Funding  Account  as  calculated  by  the  Indenture  Trustee.  The
                                             "Required  Overcollateralization  Amount"  for the Notes on any Payment
                                             Date will be equal to the amount  specified  as such in the  Indenture.
                                             The  "Overcollateralization  Surplus" for the Notes on any Payment Date
                                             will be the amount, if any, by which the  Overcollateralization  Amount
                                             on  such   Payment   Date   exceeds   the  then   applicable   Required
                                             Overcollateralization  Amount. The "Overcollateralization  Deficit" for
                                             the Notes on any Payment Date will be the amount,  if any, by which the
                                             Note  Balance on such  Payment  Date  (after  taking  into  account the
                                             Monthly  Principal  and Excess Cash to be paid on such  Payment Date in reduction of the Note Balance)  exceeds the sum of the aggregate Stated
                                             Principal  Balance  (as defined  herein) of the Home Equity  Loans (the
                                             "Home Equity Pool Balance") and the Outstanding  Pre-Funding  Amount at
                                             the  end  of the  related  Due  Period  (disregarding  any  Pre-Funding
                                             Account Earnings).

                                             The   Note   Insurer   has   the   right   to   change   the   Required
                                             Overcollateralization  Amount at the end of the Funding Period when all
                                             Additional  Home  Equity  Loans  have  been  pledged  to the  Indenture
                                             Trustee.


                                                        S-8

                                             The     Indenture     generally     provides    that    the    Required
                                             Overcollateralization  Amount may,  over time,  decrease  or  increase, subject to certain floors,  caps and triggers,  including triggers that allow the related Required  Overcollateralization Amount to decrease or
                                             "step down"  based on the  performance  of the Home  Equity  Loans with respect to certain  delinquency  rate tests specified in the Indenture.
                                             In addition, Excess Cash will be applied to the payment in reduction of principal of the Notes during the period that the Home Equity Loans are unable to meet certain tests specified in the Insurance Agreement based
                                             on    delinquency    rates.    Any    increase    in    the    Required
                                             Overcollateralization  Amount may result in an accelerated amortization of the  Notes  until  such  Required  Overcollateralization  Amount  is reached, and any decrease in the Required  Overcollateralization Amount will  result in a  decelerated  amortization  of the Notes  until  such
                                             Required  Overcollateralization  Amount is reached. See "Description of the Notes--Overcollateralization Feature" herein.

Insurance Policy...........................  The "Note  Insurer" will issue a financial  guaranty  insurance  policy
                                             (the  "Insurance  Policy")  in favor of the  Indenture  Trustee for the benefit of the Noteholders.  The amount of the actual payment,  if any, required to be made by the Note  Insurer to the  Indenture  Trustee for the  benefit  of  the  Noteholders  under  the  Insurance  Policy  (the
                                             "Insured  Payment")  is (i) for any  Payment  Date,  the sum of (a) the
                                             Note Interest for such Payment Date minus  Available  Funds and (b) the then existing  Overcollateralization Deficit, if any, after application of Available  Funds to reduce the Note Balance on such Payment Date and
                                             (ii) any  shortfall in the amount  required to pay a Preference  Amount
                                             (as defined  herein) from any source other than the  Insurance  Policy.
                                             The  Insurance  Policy  does not  insure the  payment of the  Available
                                             Funds Cap Carry Forward  Amount,  Prepayment  Interest  Shortfalls,  or
                                             shortfalls  in interest due to the  application  of the Relief Act. See
                                             "The Note Insurer and The Insurance Policy" herein.

                                             Insured  Payments  do not cover  Realized  Losses  except to the extent that an  Overcollateralization  Deficit exists. Insured Payments do not cover the  Servicer's  failure  to make P&I  Advances  pursuant  to the
                                             Servicing    Agreement,     except    to    the    extent    that    an
                                             Overcollateralization   Deficit  would   otherwise   result  from  such
                                             failure.  Nevertheless,  the  effect  of  the  Insurance  Policy  is to guaranty the timely  payment of interest  on, and the ultimate  payment of the principal amount of the Notes.

                                             The Insurance Policy is not cancelable for any reason.

                                             Unless a Note  Insurer  Default (as defined  herein)  exists,  the Note
                                             Insurer   shall  have  the  right  to   exercise   the  rights  of  the
                                             Noteholders,  as  specified  in the  Indenture,  without any consent of such  Noteholders;  and such  Noteholders may exercise such rights only with the prior written consent of the Note Insurer,  except as provided in the Indenture.  In addition,  to the extent of unreimbursed payments under the Insurance Policy,  the Note Insurer will be subrogated to the rights of the holders of the Notes on which such Insured  Payments were
                                             made.  In  connection   with  each  Insured  Payment  on  a  Note,  the
                                             Indenture Trustee, as attorney-in-fact for the holder thereof,  will be required  to assign to the Note  Insurer the rights of such holder with


                                                        S-9


                                             respect  to the  Note to the  extent  of such  Insured  Payment.  "Note
                                             Insurer  Default"  is  defined  under the  Indenture  generally  as the existence  and  continuance  of (x) the failure by the Note  Insurer to make  a  required  payment  under  the  Insurance  Policy  or  (y)  the bankruptcy or insolvency of the Note Insurer.

                                             The Note  Insurer  will be entitled to receive a monthly  premium  (the
                                             "Note  Insurer  Premium")  on each Payment Date payable from amounts on deposit in the Note Account in the amount  specified  in the  Insurance
                                             Agreement.

One-Month LIBOR............................  With  respect  to any Payment  Date,  One-Month  LIBOR will,  except as described  herein,  be the arithmetic  mean,  rounded up to the nearest
                                             0.0625%,  of the rates  offered  by the  Reference  Banks  (as  defined herein)  for  one-month  United  States  dollar  deposits in the London interbank  market,  as such rates appear at 11:00 a.m., London time, on page  3750  of  Telerate  (as  defined  herein)  on the  second  London
                                             Business Day prior to the previous  Payment Date.  One-month LIBOR will be 5.65625% with respect to the first Payment  Date.  See  "Description of the Notes--Calculation of One-Month LIBOR" herein.

P&I Advances...............................  The Servicer is required to make advances  ("P&I  Advances") in respect of certain  delinquent  payments of principal  and interest (net of the
                                             Servicing  Fees) on the Home Equity Loans,  subject to the  limitations described  herein.  The  Indenture  Trustee,  to the extent it has been appointed as successor to the  Servicer,  will be obligated to make any such P&I Advance if the Servicer  fails in its  obligation to do so, to the extent provided in the Servicing  Agreement.  As further  described
                                             herein,   the  credit   enhancement  will  provide  protection  to  the
                                             Noteholders  against any shortfalls  resulting from delinquencies as to
                                             which   a  P&I   Advance   is  not   made  or  is   determined   to  be
                                             non-recoverable.  See "Description of the Notes--P&I Advances" herein.

Compensating Interest Payments.............  With respect to any Home Equity Loan as to which a prepayment  in whole or in part was  received  during the  related  Collection  Period,  the
                                             Servicer will be required to remit to the Indenture Trustee,  up to the amount  otherwise  payable to the Servicer as its Servicing Fee for the
                                             related  Payment  Date,  an  amount   generally   calculated  to  cover
                                             Prepayment  Interest  Shortfalls to ensure that a full month's interest on  each  such  Home  Equity  Loan  is  available  for  payment  to the
                                             Noteholders  on the  applicable  Payment  Date  (each  such  amount,  a
                                             "Compensating  Interest Payment").  Compensating  Interest Payments are
                                             not   reimbursable   to  the   Servicer.   See   "Description   of  the
                                             Notes--Compensating Interest Payments" herein.

The Home Equity Pool.......................  The Trust  Estate will  consist  primarily  of a pool (the "Home Equity
                                             Pool") of fixed and adjustable rate mortgage loans (the "Home Equity
                                             Loans") evidenced by mortgage notes (each, a "Mortgage Note") and secured by first liens on fee simple interests in one-to four-family residential properties (each, a "Mortgaged Property"). The proceeds of the Home Equity Loans were used by the related borrowers to purchase the related Mortgaged Property or to refinance existing debt secured by the related Mortgaged Property.

                                             The statistical  information  presented in this  Prospectus  Supplement regarding  the Home Equity Pool is  based  only on the  Home Equity

                                      S-10

                                             Loans identified as of the Statistical  Calculation  Date (the "Initial
                                             Home Equity  Loans").  The aggregate  principal  balance of the Initial
                                             Home Equity Loans  totaled approximately  $90,678,172.74 (the  "Initial
                                             Home Equity Pool  Balance"). Other Home  Equity  Loans  satisfying  the criteria set forth herein (the "Supplemental  Home Equity  Loans") will be included in the Home Equity Pool on or before the Closing Date.

                                             The Home Equity Loans (the "Closing Date Home Equity  Loans")  included in the Home Equity Pool as of the Closing Date (the  "Closing Date Home
                                             Equity  Pool")  will have an  aggregate  Stated  Principal  Balance  of approximately  $100,000,000  as of the Initial Cut-Off Date (the actual aggregate  principal balance of the Closing Date Home Equity Loans, the
                                             "Closing  Date Home  Equity  Pool  Balance").  Additional  Home  Equity
                                             Loans  satisfying the criteria  described  herein (the "Additional Home
                                             Equity  Loans") will be pledged by the Issuer to the Indenture  Trustee for the benefit of the Noteholders  during the period  beginning on the
                                             Closing Date and ending on the ninetieth day  thereafter  (the "Funding
                                             Period")  in  exchange  for  release  of  funds  from  the  Pre-Funding
                                             Account.  The  release  of funds  from  the  Pre-Funding  Account  will reduce the  Original  Pre-Funding  Amount  (such  Original  Pre-Funding
                                             Amount as  reduced  from  time-to-time,  the  "Outstanding  Pre-Funding
                                             Amount").  The Home Equity Loans will have  original  terms to maturity from the dates of their first  scheduled  monthly  payments of interest and  principal  (each such  payment,  a "Monthly  Payment") of not more than 30 years.  The Home Equity Loans will have Monthly  Payments  that are due on the first day of each month (each,  a "Due  Date"),  and the
                                             Noteholders  will be entitled to payments and other  recoveries  on the
                                             Home Equity Loans that are received  after the Cut-Off Date (other than amounts  received  after the  Cut-Off  Date but due on a Due Date on or prior  to  the  Cut-Off  Date).  Except  as  otherwise  indicated,  all percentages  of the  Initial  Home  Equity  Loans  described  herein as having  certain  characteristics  are  expressed as a percentage of the
                                             Initial Home Equity Pool Balance.

                                             Approximately  27.77% of the Initial Home Equity Loans were  originated by  correspondents  and approved brokers of RBMG, which underwrote such
                                             Initial Home Equity Loans pursuant to RBMG's  underwriting  guidelines, prior to the sale and  assignment  of such Initial Home Equity Loans to
                                             RBMG.

                                             Approximately  12.44% of the Initial  Home Equity  Loans have  interest rates  (each,  a  "Coupon  Rate")  that are  fixed  at the  percentages specified in the related  Mortgage Notes (each such Home Equity Loan, a
                                             "Fixed Rate  Loan").  Approximately  1.55% of the  Initial  Home Equity
                                             Loans  be  fully-amortizing,   Fixed  Rate  Loans  with  level  Monthly
                                             Payments and original  terms to maturity of not more than 15 Years from the Due Dates of their first  Monthly  Payments  (each such Home Equity
                                             Loan,  a "Fixed  Rate  15-Year  Loan") and  approximately  9.79% of the
                                             Initial Home Equity Loans are  fully-amortizing,  Fixed Rate Loans with level Monthly  Payments and original terms to maturity of 30 years from the Due Dates of their first  Monthly  Payments  (each such Home Equity
                                             Loan,  a  "Fixed  Rate  30-Year  Loan").  The  remaining  1.10%  of the
                                             Initial  Home  Equity  Loans  that are Fixed  Rate  Loans  each have an original  term to  maturity of not more than 15 years from the Due Date of its first Monthly  Payment,  have level Monthly  Payments during the term  thereof as if such Home


                                                        S-11

                                             Equity Loans were a Fixed Rate  30-Year  Loan and have a final  Monthly
                                             Payment  equal to the  outstanding  principal  balance  thereof  on the related  maturity date plus interest thereon at the related Coupon Rate
                                             (each such Home Equity Loan with a balloon payment, a "Balloon Loan").

                                             Approximately  87.56% of the  Initial  Home  Equity  Loans have  Coupon
                                             Rates that are  subject to  adjustment  as  described  below on the Due
                                             Dates in the months  specified in the related  Mortgage Note (each such day, an "Adjustment  Date") to equal, as to any such  Adjustment  Date, the sum  (rounded  as  applicable)  of the related  index as  described below (the "Index") and the fixed  percentage  amount specified in such
                                             Mortgage Note (the "Gross Margin"),  subject to any applicable periodic rate caps and to maximum and minimum  Coupon Rates as described  herein
                                             (each such Home Equity Loan,  an  "Adjustable  Rate Loan").  All of the
                                             Adjustable  Rate Loans were  originated  with an  initial  Coupon  Rate below the sum of the  related  Index and the Gross  Margin,  rounded as described  herein.  With  respect  to any  Adjustment  Date,  the Index applicable  to the  determination  of the Coupon Rate on  approximately
                                             99.83% of the  Adjustable  Rate Loans will be the average of  interbank offered  rates for  six-month  United  States  dollar  deposits  in the
                                             London market based on quotations of major banks  ("Six-Month  LIBOR"), as published in The Wall Street Journal and most recently  available 45 days  prior  to  such  Adjustment  Date.  Approximately  5.68%  of  the
                                             Initial Home Equity Loans will be  Adjustable  Rate Loans for which the related Index is Six-Month  LIBOR,  for which the related  Coupon Rates will be subject to adjustment  commencing  approximately 6 months after their  respective  dates of origination and  semi-annually  thereafter, and for  which  the  original  terms to  maturity  are not more than 30 years from the Due Dates of their first Monthly  Payments (the "6-Month
                                             LIBOR  Loans").  Approximately  81.72% of the Initial Home Equity Loans
                                             are  Adjustable  Rate Loans for which the  related  Index is  Six-Month
                                             LIBOR,   for  which  the  related  Coupon  Rates  will  be  subject  to adjustment  commencing  approximately  two years after their respective dates of origination and  semi-annually  thereafter,  and for which the original  terms to  maturity  are not more  than 30 years  from the Due
                                             Dates of their first  Monthly  Payments  (the "2/6 LIBOR  Loans").  See
                                             "Description of the Home Equity Pool" herein.

                                             Approximately  2.55% of the Initial  Home Equity  Loans by Initial Home
                                             Equity Pool Balance are thirty to  fifty-nine  days  delinquent  (i.e., one  Monthly  Payment  missed).  Two Home  Equity  Loans,  representing approximately  0.14% of the Initial  Home Equity Loans are more than 59 days delinquent (i.e., two or more Monthly Payments missed).

Optional Redemption........................  The Notes may be  redeemed,  in full but not in part,  at the option of the  Servicer or the Note Insurer on or after the Payment Date on which the Home  Equity  Pool  Balance  has  declined  to less than 10% of the
                                             Transaction  Balance.  See "Description of the  Notes--Redemption of the
                                             Notes" herein.
Special Prepayment
Considerations.............................  General:  The rate of  principal  payments on the Notes will depend on,
                                             among  other  things,   the  rate  and  timing  of  principal  payments
                                             (including  payments  by the Note  Insurer,  prepayments,  repurchases,


                                                        S-12


                                             defaults and  liquidations)  on the Home Equity  Loans.  As is the case with  mortgage-backed  securities  generally,  the Notes are subject to substantial  inherent cash-flow  uncertainties  because the Home Equity
                                             Loans may be prepaid at any time.  Generally,  when prevailing interest rates increase,  prepayment rates on mortgage loans tend to decrease in subsequent  periods,  resulting  in a slower  return  of  principal  to investors at a time when  reinvestment at such higher  prevailing rates
                                             would  be  desirable.   Conversely,   when  prevailing  interest  rates
                                             decline,  prepayment  rates  on  mortgage  loans  tend to  increase  in subsequent periods,  resulting in an accelerated return of principal to investors at a time when  reinvestment at comparable  yields may not be possible.  Approximately  77.65% of the Initial  Home Equity  Loans (by
                                             Initial Home Equity Pool  Balance)  provide for payment of a prepayment charge.  Such prepayment  charges (which will not be  distributable  to holders of the Notes)  may  reduce the rate of  prepayment  on the Home
                                             Equity Loans.

                                             Overcollateralization:  As described herein, the manner in which Excess
                                             Cash will be  distributed,  will have the  effect of  accelerating  the amortization  of the Notes  relative  to the  amortization  of the Home
                                             Equity Loans. This will cause the Notes to be overcollateralized by the
                                             Home  Equity  Loans to the extent  that the sum of the Home Equity Pool
                                             Balance and the  Outstanding  Pre-Funding  Amount exceeds the aggregate
                                             Note Balance,  and as a result of such  accelerated  amortization,  the weighted average lives of the Notes may be shorter than otherwise would be the case.

                                             See    "Description    of   the    Notes--Principal    Payments"    and
                                             "--Overcollateralization  Feature" herein, and see "Certain  Prepayment and Yield Considerations" herein.

Special Yield Considerations...............  The yield to maturity on the Notes will depend on, among other  things, the rate and timing of principal  payments  (including  payments by the
                                             Note Insurer, prepayments,  repurchases,  defaults and liquidations) on the Home  Equity  Loans and the  allocation  thereof to reduce the Note
                                             Balance.  The yield to  maturity on the Notes also will depend on other factors such as the purchase  price for such Notes and the related Note
                                             Interest  Rate,   including  any  adjustments  thereto  resulting  from
                                             fluctuations  in  the  level  of  One-Month   LIBOR,   which  may  vary
                                             significantly  over time.  The yield to  investors on the Notes will be adversely  affected by any  allocation  thereto of Prepayment  Interest
                                             Shortfalls  (to  the  extent  not  covered  by  Compensating   Interest
                                             Payments by the Servicer as described  herein),  shortfalls in interest due to the  application  of the Relief Act,  and the extent to which on any Payment Date the Note Formula Rate exceeds the Available  Funds Cap
                                             Rate.  In  addition,  the  yield  to  investors  on  the  Notes  may be adversely  affected  by any  allocation  thereto of any other  interest shortfall not covered by the Note  Insurer.  However,  the  Noteholders will  be  reimbursed  for  shortfalls  as and to the  extent  described herein.

                                             In general,  if a Note is purchased at a premium and principal payments on the Home Equity Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated. Conversely, if a Note is purchased at a discount and  principal  payments on the Home Equity Loans occur at a rate  lower  than  that  anticipated  at  the  time  of  purchase,  the investor's


                                                        S-13

                                             actual   yield  to  maturity   will  be  lower  than  that   originally
                                             anticipated.

                                             See "Certain Prepayment and Yield Considerations" herein.

Certain Federal Income Tax
Consequences...............................  In the opinion of Tax Counsel  (as defined  herein) for Federal  income tax purposes,  the Notes will be  characterized  as debt and the Issuer will not be  characterized  as an  association  (or a  publicly  traded partnership)  taxable as a corporation  or as a taxable  mortgage pool.
                                             The  Issuer  and  the  Depositor  agree  and  each  Noteholder,  by the acceptance  of a Note,  will  agree to treat the Notes as  indebtedness for Federal  income tax  purposes.  See  "Material  Federal  Income Tax
                                             Consequences"  herein and "Material Federal Income Tax Consequences" in the Prospectus for additional  information  concerning the  application of Federal income tax laws to the Trust and the Notes.

ERISA Considerations.......................  Subject to the  considerations  discussed under "ERISA  Considerations"
                                             herein,  the Notes may be acquired and held by employee  benefit  plans and other retirement  plans and arrangements  subject to the provisions of the Employee  Retirement  Income  Security  Act of 1974,  as amended
                                             ("ERISA"),  or  Section  4975  of  the  Code  (a  "Plan").  The  Issuer
                                             believes  that the Notes will be treated  as debt  obligations  without
                                             significant   equity  features  for  purposes  of  regulations  of  the
                                             Department  of Labor  set forth in 29 C.F.R.  Section  2510.3-101  (the
                                             "Plan Asset  Regulations").  Accordingly,  a Plan that  acquires a Note should  not be  treated as having  acquired  a direct  interest  in the assets  of the  Issuer  for  purposes  of the Plan  Asset  Regulations.
                                             However,  even if the Notes are  treated  as debt for  purposes  of the
                                             Plan Asset  Regulations,  the acquisition or holding of the Notes by or on  behalf  of a Plan  still  could  be  considered  to give  rise to a prohibited  transaction  under certain  circumstances.  By purchasing a
                                             Note,  an investor  will be deemed to  represent  either (i) that it is not a Plan and is not  acting  on  behalf  of a Plan or  investing  the assets of a Plan or (ii) that its  purchase  and holding of a Note will be  covered  by a  Department  of Labor  Prohibited  Transaction  Class
                                             Exemption.

                                             Any Plan fiduciary  considering whether to purchase any Notes on behalf of a Plan should consult with its counsel  regarding the  applicability of the  provisions  of ERISA and the Code.  See "ERISA  Considerations"
                                             herein.

Legal Investment
Considerations.............................  The Notes will constitute  "mortgage  related  securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of 1984, as amended
                                             ("SMMEA"),  for so long as they  are  rated  in one of the two  highest rating  categories  by one or more  nationally  recognized  statistical rating  organizations.  As such,  the Notes  will be legal  investments for certain entities to the extent provided in SMMEA,  subject to state laws  overriding  SMMEA.  In addition,  institutions  whose  investment activities  are  subject  to  review  by  federal  or state  regulatory authorities may be or may become subject to restrictions,  which may be
                                             retroactively   imposed  by  such   regulatory   authorities,   on  the
                                             investment by such  institutions  in certain forms of mortgage  related
                                             securities.   Furthermore,  certain  states  have  enacted  legislation
                                             overriding  the legal  investment  provisions  of SMMEA.  In  addition, institutions  whose  activities  are  subject  to review by  federal or state


                                                        S-14

                                             regulatory  authorities  may be or may become subject to  restrictions, which may be retroactively imposed by such regulatory  authorities,  on the  investment  by such  institutions  in  certain  forms of  mortgage related securities. See "Legal Investment Matters" herein.

Ratings....................................  It is a condition  to the  issuance of the Notes that they be rated not lower than "Aaa" by Moody's  Investors  Service,  Inc.  ("Moody's") and
                                             "AAA"  by  Standard  &  Poor's  Ratings  Services,  a  Division  of The
                                             McGraw-Hill Companies,  Inc. ("S&P," together with Moody's, the "Rating
                                             Agencies").  A security rating is not a recommendation  to buy, sell or hold  securities  and may be subject to revision or  withdrawal  at any time by the assigning rating  organization.  A security rating does not address the  frequency of principal  prepayments  or the  corresponding effect on yield to  investors.  The ratings on the Notes do not address the  payment  of the  Available  Funds Cap Carry  Forward  Amount.  See
                                             "Certain Prepayment and Yield Considerations" and "Ratings" herein.

Risk Factors...............................  For a  discussion  of certain  factors,  among  others,  that should be considered by  prospective  investors in the Notes,  including  Certain
                                             Prepayment and Yield risks, see "Risk Factors" herein.

                                  RISK FACTORS

         For a discussion of all material risk factors in connection with the purchase of the Notes, prospective investors should consider, among other things, the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus). Any statistical information presented below is based upon the characteristics of the Initial Home Equity Loans as of the Initial Cut-Off Date and does not take into account the Additional Home Equity Loans. The characteristics of the Home Equity Pool following inclusion of the Additional Home Equity Loans in the Trust Estate may vary from the characteristics of the Initial Home Equity Pool. In addition, because certain Home Equity Loans may prepay in full or be removed from the Initial Home Equity Pool prior to the Closing Date, the characteristics of the Initial Home Equity Pool may vary from that presented below.

As a Result of the Underwriting Standards, The Loans Are Likely to Experience Rates of Delinquency, Foreclosure and Bankruptcy That Are Higher Than Those Experienced by Loans Underwritten in a More Traditional Manner

         The underwriting standards for RBMG's "B and C" subprime credit risk origination and acquisition programs are primarily intended to assess the value of the related mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan and to assess a mortgagor's ability and willingness to pay creditors. The Home Equity Loans included in the Trust Estate have been made primarily to mortgagors who do not qualify for loans conforming to Fannie Mae and the Freddie Mac guidelines but who have equity in their property. In connection with making such assessments, RBMG also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property, an appraisal of the mortgaged property and the purpose of the loan.

         Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Home Equity Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Home Equity Loans.

         If the economy in general, or the residential real estate market in particular, experiences a decline in regions in which the Mortgaged Properties are located after the dates of origination of the Home Equity Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Home Equity Loans might increase, and may increase substantially, as compared to such rates in a stable or improving economy or real estate market and as compared to such rates on mortgage loans underwritten in a more traditional manner. See "Description of the Home Equity Pool-- Underwriting Standards" herein.

         The Home Equity Loans primarily consist of mortgage loans underwritten in accordance with underwriting for "B and C" subprime credit mortgage loans. A mortgage loan made to a "B and C" subprime credit mortgagor means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to mortgagor credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a mortgagor whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and a mortgagor who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. In addition, loans may be made to mortgagors with higher ratios of monthly mortgage payments (or total housing expense) to income or higher ratios of total monthly credit payments to income. As a consequence, delinquencies, foreclosures and bankruptcies can be expected to be more prevalent with respect to the Home Equity Loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines and changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of the Home Equity Loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. As a result of the underwriting standards, the Home Equity Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Approximately 2.55% of the Initial Home Equity Loans by Initial Home Equity Pool Balance are thirty to fifty-nine days delinquent (i.e., one Monthly Payment missed). Two Home Equity Loans, representing approximately 0.14% of the Initial Home Equity Loans are more than 59 days delinquent (i.e., two or more Monthly

Payments missed) in payment of principal and interest as of the Initial Cut-Off Date. In addition, because approximately 50.50% of the Initial Home Equity Loans (by number), representing 50.30% of the Initial Home Equity Pool Balance, and substantially all of the Additional Home Equity Loans will have a first Due Date occurring on or after June 1, 1998, it is not possible for such Home Equity Loans to have had a scheduled Monthly Payment 30 days or more delinquent as of the Initial Cut-Off Date. Substantially all of the Home Equity Loans were originated or acquired within the last three months. Accordingly, there can be no assurance as to the likelihood of default by the mortgagors or as to the likelihood of delinquency. The Home Equity Loans with higher Loan-to-Value Ratios (as defined herein) may also present a greater risk of loss. Approximately 235 of the Initial Home Equity Loans, representing 32.23% of the Initial Home Equity Pool Balance have Loan-to-Value Ratios at origination in excess of 80%. Only 2.03% of the Initial Home Equity Loans by Initial Home Equity Pool Balance with Loan-to-Value Ratios at origination in excess of 80% are insured by a primary mortgage insurance policy. Even assuming that the Mortgaged Properties provide adequate security for the Home Equity Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Home Equity Loans and corresponding delays in the receipt of related proceeds by holders of Notes ("Noteholders" or "Holders") could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Home Equity Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein or, if necessary, by amounts paid under the Insurance Policy to the extent of Note Interest due to the Noteholders on the related Payment Date and the amount of any Overcollateralization Deficit with respect to such Payment Date. See "--Delinquent Home Equity Loans in the Initial Home Equity Pool Balance May Result in Higher Losses" herein.

         Each prospective investor must make its own decision as to the effect of "B and C" subprime credit mortgagors upon the delinquency, foreclosure, and prepayment experience of the Home Equity Loans.

Given its Limited Operating History, RBMG Does Not Have Any Significant Historical Loss and Delinquency Data Relating to its Home Equity Loan Portfolio

         RBMG only recently began originating mortgage loans of the type included in the Trust Estate. Accordingly, RBMG does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Home Equity Loans. See "RBMG" herein.

Delinquent Home Equity Loans in the Initial Home Equity Pool Balance May Result in Higher Losses

         Because approximately 2.55% of the Initial Home Equity Loans by Initial Home Equity Pool Balance are 30-59 days delinquent (i.e., one Monthly Payment missed) and two Home Equity Loans, representing approximately 0.14% of the Initial Home Equity Pool Balance are more than 59 days delinquent (i.e., two or more Monthly Payments missed), the Home Equity Pool considered as an entirety may bear more risk than a pool of mortgage loans without any delinquencies with otherwise comparable characteristics. No assurance can be given as to whether or when any currently delinquent Home Equity Loan will become current, or whether the existing delinquency will be extended. Furthermore, no information can be provided concerning whether a mortgagor that cures a delinquency is more likely to become delinquent again as compared with a mortgagor that has never been delinquent.

Interest Shortfalls Are Not Covered by Insurance Policy

         The Note Interest Rate will be based upon, among other things, the level of One-Month LIBOR, which bears no relationship to the Coupon Rates applicable to the Fixed Rate Home Equity Loans and which is different from the Index applicable to the Adjustable Rate Loans. The Coupon Rate on each Home Equity Loan is fixed or is adjusted semi-annually (with the exception of the 2/6 Loans, for which the first Adjustment Date will not occur for approximately two years after origination and the One-Year Treasury Rate Loan, for which the first Adjustment Date will not occur for approximately one year after origination), subject to any applicable periodic rate caps and to maximum and minimum Coupon Rates as described herein. The Note Interest Rate is generally adjusted monthly on the basis of One-Month LIBOR (with respect to the One-Year Treasury Rate Loan, the One-Year U.S. Treasury Rate) subject to the limitations described herein. In addition, the Coupon Rates on the Fixed Rate Loans will not respond to economic factors or market conditions, and the Index applicable to the Adjustable Rate Loans may respond differently to economic factors and market conditions than One-Month LIBOR. Thus, it is possible, for instance, that the level of One-Month LIBOR may move in one direction during periods in which the level of the Index related to the Adjustable Rate Loans is stable or moving in the opposite direction or that, even if the levels of both One-Month LIBOR and such Index move in the same direction during any period, the extent of the change in the level of One-Month LIBOR may be greater or less than that of such Index during such period.

         To the extent that the Note Formula Rate would otherwise produce an interest rate greater than the amount of available interest on the Home Equity Loans with respect to any Payment Date, any resulting shortfall will adversely affect the yield to maturity on the Notes. The Insurance Policy will not cover the amount of the resulting Available Funds Cap Carry Forward Amount.

         In addition, although the Servicer will be obligated to make Compensating Interest Payments to cover any Prepayment Interest Shortfalls resulting from a shortfall in interest accompanying a prepayment of principal, such payment will be limited to the amount of the Servicer's Servicing Fee for the related Collection Period. Similarly, if upon the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") in certain circumstances as described under "Certain Legal Aspects of Home Equity Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus, a mortgagor is entitled to pay only a portion of interest otherwise due under the related Mortgage Note, an interest shortfall will result. The Insurance Policy will not cover the amount of any interest shortfall resulting from Prepayment Interest Shortfalls or as a result of application of the Relief Act.

Geographic Concentration of Properties May Result in Higher Losses if Particular Regions Experience Downturns

         Approximately 26.36%, 16.66%, 10.22% and 9.55% of the Initial Home Equity Loans are secured by Mortgaged Properties located in California, Oregon, Colorado and Washington, respectively. In general, declines in the California, Oregon, Colorado or Washington residential real estate markets may adversely affect the values of the Mortgaged Properties securing such Home Equity Loans such that the aggregate Stated Principal Balance of such Home Equity Loans will equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in California, Oregon, Colorado or Washington (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures, and losses on such Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general.

The Aggregate Pool Characteristics of the Home Equity Loans as of the End of the Funding Period May Vary from the Statistical Distribution of Characteristics of the Initial Home Equity Loans presented herein

         The statistical information presented in this Prospectus Supplement is based solely on the characteristics of the Initial Home Equity Loans as of the Initial Cut-Off Date and does not take into account any Supplemental Home Equity Loans or Additional Home Equity Loans. Moreover, certain Initial Home Equity Loans may prepay in full or may be deemed not to meet the eligibility requirements for the Home Equity Loans and thus may not be included as Home Equity Loans. As a result of the foregoing, the statistical distribution of characteristics of the Home Equity Loans as of the end of the Funding Period will vary somewhat from the statistical distribution of such characteristics as of the Initial Cut-Off Date with regard to the Initial Home Equity Loans as presented in this Prospectus Supplement, although such variance will not be material.

Pre-Funding Account May Adversely Affect Investment

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Additional Home Equity Loans by the Issuer and pledged to the Indenture Trustee as security for the Notes by the end of the Funding Period, the Noteholders will receive a prepayment of principal in an amount equal to the Pre-Funding Amount remaining in the Pre-Funding Account on the first Payment Date following the termination of the Funding Period. Such prepayment, in general, will have the same effect on Noteholders as prepayments on the Home Equity Loans. See "Certain Prepayment and Yield Considerations" herein.

Adjustable Rate Loans in the Home Equity Pool May Experience a Higher Rate of Default

         Because the Home Equity Pool contains Adjustable Rate Loans, the Home Equity Pool may experience a higher rate of default than would a comparable mortgage pool consisting entirely of fixed rate mortgage loans. Increases in the Monthly Payments on the Adjustable Rate Loans to amounts in excess of those applicable at their respective dates of origination may result in a higher default rate.

Yield to Maturity on the Notes is Sensitive to Various Factors

         The yield on the Notes will be sensitive in varying degrees to the default and loss experience on the Home Equity Loans and to the timing of any such defaults or losses. Certain loss scenarios, including a Note Insurer Default, could lead to the failure of investors in the Notes to recover their initial investments.

         The yield to the Noteholders also will be affected by the actual rate of principal payments on the Home Equity Loans and the timing of such payments. The rate of principal payments on the Home Equity Loans will in turn be affected by the related amortization schedules (which, in the case of the Adjustable Rate Loans, will change as described herein), the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Home Equity Loans, and repurchases of Home Equity Loans due to breaches of representations and warranties. For example, the prepayment of Home Equity Loans with a higher Coupon Rate may result in a lower Available Funds Cap Rate.

         In addition to the foregoing, the credit enhancement provided to the Notes by the manner in which Excess Cash will be distributed to the Noteholders will have the effect of accelerating the amortization of the Notes relative to the amortization of the Home Equity Loans. This will cause the Notes to be overcollateralized by the Home Equity Loans to the extent that the Home Equity Pool Balance exceeds the aggregate Note Balance and as a result of such accelerated amortization, the weighted average lives of the Notes will be shorter than otherwise would be the case. For a description of the allocation of Excess Cash, see "Description of the Notes--Overcollateralization Feature" herein.

         Because it is impossible accurately to predict the timing and dollar amount of principal prepayments on the Home Equity Loans, if any, that will be made, investors may find it difficult to analyze the effect of prepayments on the yields and weighted average lives of the Notes.

         For an additional discussion of factors affecting yield, see "Certain Prepayment and Yield Considerations" herein.

Prepayment of the Home Equity Loans May Adversely Affect the Yield to Maturity of the Notes

         The Home Equity Loans may be prepaid by the related mortgagors in whole or in part, at any time. However, approximately 77.65% of the Initial Home Equity Loans require the payment of a fee in connection with certain prepayments, which may discourage prepayments. The Home Equity Loans generally are assumable under certain circumstances if, in the judgment of the Servicer, the prospective purchaser of a Mortgaged Property would not fall within a lower risk category than the original Mortgagor and such assumption would not materially increase the risk of default or delinquency on such Home Equity Loan. In the event the Servicer does not approve an assumption, the Home Equity Loan will be due and payable in full upon the sale of the related Mortgaged Property, in which case the Servicer generally will be required to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations. The rate of prepayments of the Home Equity Loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience. See "Certain Prepayment and Yield Considerations" and "Certain Legal Aspects of the Home Equity Loans" herein.

         Both fixed and adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their adjustable rate Home Equity Loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap, Maximum Rate and Minimum Rate also may affect the likelihood of prepayments resulting from refinancings. The delinquency and loss experience on adjustable rate mortgage loans may differ from that on fixed rate mortgage loans because the amount of the monthly payments on adjustable rate mortgage loans are subject to adjustment on each Adjustment Date.

         The average life of the Notes, and, if purchased at other than par, the yields realized by Noteholders, will be sensitive to levels of payment, including prepayments, on the Home Equity Loans. In general, the yield on Notes purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of prepayments and enhanced by a lower than anticipated level. Conversely, the yield on Notes purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of prepayments and adversely affected by a lower than anticipated level. See "Certain Prepayment and Yield Considerations" herein.

Payments of Excess Cash May Affect the Yield to Maturity on the Notes

         Excess Cash will be paid in reduction of the Note Balance on each Payment Date to the extent the then applicable Required Overcollateralization Amount exceeds the Overcollateralization Amount on such Payment Date. If purchased at a premium or a discount, the yield to maturity on a Note will be affected by the rate at which Excess Cash is paid to Noteholders in reduction of the Note Balance. If the actual rate of such Excess Cash payments is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Excess Cash payments is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by the actual amount of interest received, collected or recovered in respect of the Home Equity Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Coupon Rates resulting from prepayments and liquidations of Home Equity Loans as well as from adjustments of Coupon Rates. The amount of Excess Cash payments applied in reduction of the Note Balance on each Payment Date will be based on the then applicable Required Overcollateralization Amount, which may increase or decrease during the period the Notes remain outstanding. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the related Required Overcollateralization Amount to decrease or "step down" based on the performance on the Home Equity Loans with respect to certain delinquency rate tests specified in the Indenture. Any increase in a Required Overcollateralization Amount may result in an accelerated rate of amortization of the Notes until the Overcollateralization Amount equals such Required Overcollateralization Amount and any decrease in a Required Overcollateralization Amount will result in a decelerated rate of amortization of the Notes until the Overcollateralization Amount equals such Required Overcollateralization Amount. See "Certain Prepayment and Yield Considerations" herein.

Notes are Non-Recourse Obligations

         The Notes will be non-recourse obligations solely of the Issuer and will not represent an obligation of or interest in the Depositor, the Company, the Sub-Servicer, the Servicer, the Owner Trustee, the Indenture Trustee, the
Note Insurer or any of their respective affiliates, except as described herein. Neither the Notes nor the Home Equity Loans are or will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Company, the Sub-Servicer, the Servicer, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. The Notes are covered by the Insurance Policy, as and to the extent described under the caption "The Insurance Policy and the
Note Insurer" herein. The assets included in the Trust Estate and payments under the Insurance Policy will be the sole source of payments on the Notes, and there will be no recourse to the Issuer, the Depositor, the Company, the Sub-Servicer, the Servicer, the Owner Trustee, the Indenture Trustee or any of their respective affiliates, or any other entity, in the event that such assets are insufficient or otherwise unavailable to make all payments provided for under the Notes.

Book-Entry Registration May Reduce the Liquidity of the Notes

         Issuance of the Notes in book-entry form may reduce the liquidity of the Notes in the secondary trading market because investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

         Because transactions in the Notes can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Beneficial Owner to pledge a Note to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Note, may be limited due to lack of a physical certificate representing such Note.

         Beneficial Owners may experience some delay in their receipt of payments of interest of and principal on the Notes because such payments will be forwarded by the Indenture Trustee to DTC and DTC will credit such payments to the accounts of its Participants, which will thereafter credit them to the accounts of Beneficial Owners either directly or indirectly through indirect participants. See "Description of the Notes--Book-Entry Registration and Definitive Notes" herein and "ANNEX I: Global Clearance, Settlement and Tax Documentation Procedures" hereto.

An Investment in the Notes May Be an Illiquid Investment which May Result in the Holder Holding Such Investment to Maturity

         There is currently no secondary market for the notes. The Underwriter currently intends to make a market in the Notes, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes.

                       DESCRIPTION OF THE HOME EQUITY POOL

General

         The  following is a brief  description  of certain terms of the Initial
Home Equity Loans based on the Initial Home Equity Loans as of the Initial Cut-Off Date. The statistical information presented herein does not take into account any Supplemental Home Equity Loans or Additional Home Equity Loans that may be added to the Home Equity Pool. In addition, certain Home Equity Loans may prepay in full, or be removed, prior to the Closing Date from the Home Equity Pool and other Home Equity Loans may be substituted therefor. As a result of the foregoing, the statistical information regarding the Initial Home Equity Loans set forth herein may vary from comparable information based on the actual composition of the Home Equity Pool at the end of the Funding Period, although such variance will not be material. Except as otherwise indicated, all percentages of the Initial Home Equity Loans described herein as having certain characteristics are expressed as a percentage of the Initial Home Equity Pool Balance.

         The Initial Home Equity Loans have an aggregate Stated Principal Balance as of the Initial Cut-Off Date of approximately $90,678,172.74. The Home Equity Loans will be fixed and adjustable rate mortgage loans and are evidenced by Mortgage Notes and secured by Mortgaged Properties. The proceeds of the Home Equity Loans were used by the related borrowers to purchase the related
Mortgaged Property or to refinance existing debt secured by the related Mortgaged Property. The Home Equity Loans will have original terms to maturity from the dates of their first scheduled Monthly Payments of interest and principal of not more than 30 years. All of the Home Equity Loans were originated or acquired by RBMG or Meritage in accordance with the underwriting standards for RBMG's residential "B and C" sub-prime credit lending program as described below under "--Underwriting Standards."

         RBMG will contribute the Home Equity Loans to the Company pursuant to a mortgage loan contribution agreement between RBMG and the Company to be dated as of June 1, 1998 (the "Contribution Agreement"), the Company will sell the Home Equity Loans to Funding Co. pursuant to a mortgage loan sale agreement between the Company and Funding Co. to be dated as of June 1, 1998 (the "Company Sale Agreement"), Funding Co. will sell the Home Equity Loans to the Depositor pursuant to a mortgage loan sale agreement between Funding Co. and the

Depositor to be dated as of June 1, 1998 (the "Funding Co. Sale Agreement"), the Depositor will sell the Home Equity Loans to the Issuer pursuant to a mortgage loan sale agreement between the Depositor and the Issuer to be dated as of June 1, 1998 (the "Depositor Sale Agreement"), and the Issuer will pledge the Home Equity Loans as security for the Notes to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. The Noteholders will be entitled to payments on the Notes from payments and other recoveries on the Home Equity Loans that are received after the relevant Cut-Off Date (other than amounts received after the relevant Cut-Off Date but due on or prior to the relevant Cut-Off Date, and any prepayment charges). Insofar as it relates to the representations and warranties made by RBMG in the Contribution Agreement with respect to the Home Equity Loans and the remedies provided therein for any breach of such representations and warranties, the Contribution Agreement will be assigned by the Company to Funding Co., by Funding Co. to the Depositor and by the Depositor to the Issuer and pledged as security for the Notes by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, as described herein under "Description of the Notes--Assignment of Home Equity Loans."

         Approximately 12.44% of the Initial Home Equity Loans have Coupon Rates that are fixed at the percentages specified in the related Mortgage Notes (each such Home Equity Loan, a "Fixed Rate Loan"). Approximately 1.55% of the Initial Home Equity Loans are fully amortizing, Fixed Rate Loans with level Monthly Payments and original terms to maturity of not more than 15 years from the Due Dates of their first Monthly Payments (each such Home Equity Loan, a "Fixed Rate 15-Year Loan"), approximately 9.79% of the Initial Home Equity Loans are fully-amortizing, Fixed Rate Loans with level Monthly Payments and original terms to maturity of not more than 30 years from the Due Dates of their first Monthly Payments (each such Home Equity Loan, a "Fixed Rate 30-Year Loan"). The remaining 1.10% of the Initial Home Equity Loans that are Fixed Rate Loans each have an original term to maturity of not more than 15 years from the Due Date of its first Monthly Payment, have level Monthly Payments during the term thereof as if each such Home Equity Loan were a Fixed Rate 30-Year Loan and have a final Monthly Payment equal to the outstanding principal balance thereof on the related maturity date plus interest thereon at the related Coupon Rate (each such Home Equity Loan with a balloon payment (a "Balloon Loan").

         Approximately 87.56% of the Initial Home Equity Loans are Adjustable Rate Loans the Coupon Rate of which is subject to adjustment on the Due Dates in the months specified in the related Mortgage Note to equal, as to any such Adjustment Date, the sum (rounded as applicable) of the related Index and the Gross Margin specified in such Mortgage Note (such sum, the "Fully Indexed Rate"); provided, that, except as described below, the Coupon Rate on any Adjustable Rate Loan will not increase or decrease by more than the percentage specified in the related Mortgage Note (the "Periodic Rate Cap") on any related Adjustment Date, such Coupon Rate will not exceed the sum of the initial Coupon Rate thereon and the percentage specified in such Mortgage Note (such sum, the "Maximum Rate") and such Coupon Rate will not be less than the percentage specified in such Mortgage Note (the "Minimum Rate"). The Index for the Adjustable Rate Loans is Six-Month LIBOR (except with respect to one Home Equity Loan, representing approximately 0.15% of the Initial Home Equity Pool Balance, for which the related Index is the One-Year U.S. Treasury Rate (the "One-Year Treasury Rate Loan")), for which the related Coupon Rates will be subject to adjustment commencing approximately 6 months after their respective dates of origination and semi-annually thereafter (generally with an increase in such Coupon Rates of not more than 3% on the initial Adjustment Dates thereof and for which the related Periodic Rate Caps will range from 1.5% to 3% on the initial adjustment date and will be 1.5% thereafter). Approximately 5.68% of the Initial Home Equity Loans are Adjustable Rate Loans for which the related Index is Six-Month LIBOR, for which the related Coupon Rates will be subject to adjustment commencing approximately 6 months after their respective dates of origination and semiannually thereafter, and for which the original terms to maturity are not more than 30 years from the Due Dates of their first Monthly Payments (each such Home Equity Loan, a "6-Month LIBOR Loan"). Approximately 81.72% of the Initial Home Equity Loans are Adjustable Rate Loans, for which the related Index is Six-Month LIBOR, for which the related Coupon Rates will be subject to adjustment commencing approximately two years after their respective dates of origination and semi-annually thereafter and for which the original terms to maturity are not more than 30 years from the Due Dates of their first Monthly Payments (the "2/6 LIBOR Loans"). Effective with the first Monthly Payment due on an Adjustable Rate Loan after any related Adjustment Date, the amount of the Monthly Payment thereon will be adjusted to an amount that will fully amortize the principal balance of such Home Equity Loan over its remaining term and pay interest at the related Coupon Rate as adjusted on such Adjustment Date.

         The weighted average remaining term to maturity of the Initial Home Equity Loans is approximately 353 months. All of the Home Equity Loans will have original terms to maturity from the due date of the first monthly payment of not more than 30 years. None of the Initial Home Equity Loans have a first payment date prior to August 1, 1989 and none of the Initial Home Equity Loans have a remaining term to maturity of less than approximately 13 years and 9 months. The latest maturity date of any of the Initial Home Equity Loans is June 1, 2028.

         A substantial number of Adjustable Rate Loans will have initial Coupon Rates that are less than the related Fully Indexed Rates at their respective dates of origination. In addition, the Coupon Rate on any Adjustable Rate Loan may be less than the Fully Indexed Rate with respect to any related Adjustment Date because the related Periodic Rate Cap and Maximum Rate will have the effect of limiting any increase in such Coupon Rate.

         Each Home Equity Loan will contain a customary "due-on-sale" clause. Approximately 2.55% of the Initial Home Equity Loans by Initial Home Equity Pool Balance are 30 to 59 days delinquent in their Monthly Payments and two Initial Home Equity Loans representing 0.14% of the Initial Home Equity Pool Balance are more than 59 days delinquent (such Home Equity Loans, "Delinquent Home Equity Loans") as of the Initial Cut-Off Date. Investors in the Notes should be aware, however, that only approximately 49.70% of the Initial Home Equity Loans had a first Monthly Payment due before June 1, 1998, and therefore, the other Initial Home Equity Loans could not have been more than thirty days delinquent in payment as of the Initial Cut-Off Date. Approximately 77.65% of the Initial Home Equity Loans provide for payment of a prepayment charge. Under the Sub-Servicing Agreement and the Servicing Agreement, respectively, the Sub-Servicer is entitled to all late payment charges received on the Home Equity Loans and the Servicer is entitled to all prepayment penalties received on the Home Equity Loans as additional servicing compensation and accordingly, such amounts will not be available as security for, or for payment, on the Notes.

         Pursuant to its terms, each Home Equity Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the original principal balance thereof and the replacement value of the improvements on the related Mortgaged Property, but in no event lower than the amount necessary to avoid the application of a co-insurance clause in the related insurance policy. In addition, the Servicing Agreement will require the Servicer to cause to be maintained for each Mortgaged Property acquired upon foreclosure of any Home Equity Loan, or upon deed in lieu of foreclosure, a fire insurance policy with extended coverage in an amount equal to the replacement value of the improvements thereon. See "Servicing of the Home Equity Loans--Standard Hazard Insurance Policies" herein. Approximately 2.03% of the Initial Home Equity Loans are covered by a primary mortgage insurance policy.

         Not more than approximately 1.26% of the Initial Home Equity Loans are secured by Mortgaged Properties located in any particular five digit zip code area.

         The Home Equity Loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "--Underwriting Standards" and "Risk Factors--As a Result of the Underwriting Standards, The Loans Are Likely to Experience Rates of Delinquency, Foreclosure and Bankruptcy That Are Higher Than Those Experienced by The Loans Underwritten in a More Traditional Manner" herein.

         The following tables set forth certain characteristics on an approximate basis with respect to all the Initial Home Equity Loans, the Initial Home Equity Loans constituting Fixed Rate Loans (the "Initial Fixed Rate Loans") and the Initial Home Equity Loans constituting Adjustable Rate Loans (the "Initial Adjustable Rate Loans"). With respect to any Home Equity Loan, as of any date of determination, the "Loan-to-Value Ratio" or "LTV" will be the ratio, expressed as a percentage, of (a) the principal balance of such Home Equity Loan to (b) the Value (as defined in the Servicing Agreement) of the related Mortgaged Property.

All of the Initial Home Equity Loans

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of all the Initial Home Equity Loans having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.)

                Coupon Rates of all the Initial Home Equity Loans

                                                               Percentage of Home Equity
Range of Coupon Rates        Number of           Aggregate       Loans by Aggregate
        (%)             Home Equity Loans   Principal Balance     Principal Balance
---------------------   -----------------   -----------------  --------------------------
 6.501 -  7.000                  1         $      82,931.96               0.09%
 7.001 -  7.500                  8               861,465.35               0.95
 7.501 -  8.000                 22             2,833,809.52               3.13
 8.001 -  8.500                 55             7,234,473.37               7.98
 8.501 -  9.000                141            18,941,194.00              20.89
 9.001 -  9.500                115            13,270,474.86              14.63
 9.501 - 10.000                137            17,051,338.88              18.80
10.001 - 10.500                117            12,803,047.76              14.12
10.501 - 11.000                 84             8,735,721.79               9.63
11.001 - 11.500                 50             4,698,050.17               5.18
11.501 - 12.000                 32             2,343,909.80               2.58
12.001 - 12.500                 17               978,163.61               1.08
12.501 - 13.000                 11               522,441.40               0.58
13.001 - 13.500                  3               159,362.19               0.18
13.501 - 14.000                  2               105,538.08               0.12
14.001 - 14.500                  1                56,250.00               0.06
---------------------   -----------------   -----------------  --------------------------
 Totals                        796         $  90,678,172.74             100.00%
=====================   =================   =================  ==========================

         The weighted  average  Coupon Rate, as of the Initial  Cut-Off Date, of
(a) the Initial Home Equity Loans was approximately 9.71% per annum, (b) the Initial Fixed Rate Loans, was approximately 10.27% per annum, (c) the Initial Adjustable Rate Loans, was approximately 9.63% per annum, (d) the Fixed Rate 15-Year Loans, was approximately 10.53% per annum, (e) the Fixed Rate 30-Year Loans, was approximately 10.13% per annum, (f) the Balloon Loans, was approximately 11.14% per annum, (g) the 6-Month LIBOR Loans, was approximately 8.77% per annum, and (h) the 2/6-LIBOR Loans, was approximately 9.69% per annum.

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of all the Initial Home Equity Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

             Principal Balances of all the Initial Home Equity Loans

                                                                 Percentage of Home Equity
  Range of Principal           Number of           Aggregate       Loans by Aggregate
    Balances ($)          Home Equity Loans   Principal Balance     Principal Balance
 ---------------------   -----------------   -----------------  --------------------------
 20,000.01 -  30,000.00            21          $   561,612.02              0.62%
 30,000.01 -  40,000.00            36            1,307,524.67              1.44
 40,000.01 -  50,000.00            51            2,342,216.52              2.58
 50,000.01 -  60,000.00            63            3,451,918.88              3.81
 60,000.01 -  70,000.00            66            4,319,339.16              4.76
 70,000.01 -  80,000.00            68            5,118,536.13              5.64
 80,000.01 -  90,000.00            50            4,302,630.98              4.74
 90,000.01 - 100,000.00            56            5,356,931.37              5.91
100,000.01 - 125,000.00           132           14,798,905.64             16.32
125,000.01 - 150,000.00            71            9,672,780.70             10.67
150,000.01 - 175,000.00            49            7,964,095.95              8.78
175,000.01 - 200,000.00            49            9,180,866.40             10.12
200,000.01 - 225,000.00            27            5,780,787.81              6.38
225,000.01 - 250,000.00            17            4,005,012.93              4.42
250,000.01 - 275,000.00             9            2,391,258.37              2.64
275,000.01 - 300,000.00             9            2,605,840.77              2.87
300,000.01 - 325,000.00            12            3,768,759.54              4.16
325,000.01 - 350,000.00             6            2,012,288.88              2.22
375,000.01 - 400,000.00             1              397,282.42              0.44
425,000.01 - 450,000.00             2              863,884.62              0.95
475,000.01 - 500,000.00             1              475,698.98              0.52
----------------------   -----------------   -----------------  --------------------------
   Totals                         796          $90,678,172.74            100.00%
======================   =================   =================  ==========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of all the Initial Home Equity Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

        Remaining Terms to Maturity of all the Initial Home Equity Loans

                                                                 Percentage of Home Equity
  Range of Remaining           Number of           Aggregate       Loans by Aggregate
     Term (months)        Home Equity Loans   Principal Balance     Principal Balance
 ---------------------   -----------------   -----------------  --------------------------
      161 - 170                    1         $      157,630.41              0.17%
      171 - 180                   40              2,249,005.55              2.48
      251 - 260                    7                331,509.10              0.37
      261 - 270                    3                196,518.62              0.22
      271 - 280                    2                142,977.45              0.16
      281 - 290                    2                162,367.13              0.18
      321 - 330                    5                511,409.91              0.56
      331 - 340                    9                809,332.58              0.89
      341 - 350                    2                259,211.32              0.29
      351 - 355                    7                987,006.48              1.09
      356                          4                462,372.32              0.51
      357                         16              1,438,574.76              1.59
      358                         77              8,639,444.38              9.53
      359                        232             29,187,273.90             32.19
      360                        389             45,143,538.83             49.78
 ---------------------   -----------------   -----------------  --------------------------
   Totals                        796         $   90,678,172.74            100.00%
======================   =================   =================  ==========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Home Equity Loans having Loan-to-Value Ratios in each given range at origination. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

            Loan-to-Value Ratios of all the Initial Home Equity Loans

                                                                         Percentage of Home
Range of Loan-to-Value                                                    Equity Loans by
 Ratios at Origination         Number of              Aggregate         Aggregate Principal
          (%)              Home Equity Loans      Principal Balance           Balance          Weighted Average LTV
----------------------     -----------------      -----------------     -------------------    --------------------
     20.01 -  25.00                 2              $     89,883.72             0.10%                     24.35%
     25.01 -  30.00                 1                    29,579.64             0.03                      26.54
     30.01 -  35.00                 4                   233,460.02             0.26                      32.32
     35.01 -  40.00                 6                   416,642.43             0.46                      38.46
     40.01 -  45.00                 6                   480,140.35             0.53                      43.62
     45.01 -  50.00                15                 1,116,038.46             1.23                      48.77
     50.01 -  55.00                13                 1,120,753.82             1.24                      53.02
     55.01 -  60.00                18                 1,632,440.60             1.80                      58.08
     60.01 -  65.00                51                 5,279,035.29             5.82                      63.83
     65.01 -  70.00                91                 8,435,760.97             9.30                      69.66
     70.01 -  75.00                84                 8,532,974.81             9.41                      74.53
     75.01 -  80.00               270                34,086,722.82            37.59                      79.77
     80.01 -  85.00               107                12,479,353.41            13.76                      84.88
     85.01 -  90.00               107                15,252,363.68            16.82                      89.82
     90.01 -  95.00                 6                   420,864.40             0.46                      93.05
     95.01 - 100.00                 9                   687,266.79             0.76                      97.39
    100.01 - 105.00                 6                   384,891.53             0.42                     102.37
----------------------     -----------------      -----------------     -------------------    --------------------
   Totals                         796              $ 90,678,172.74           100.00%
======================     =================      =================     ===================

         The weighted average Loan-to-Value Ratio, at origination, of the Initial Home Equity Loans was approximately 78.42% per annum.

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Home Equity Loans having each indicated risk classification under RBMG's "B and C" subprime credit risk residential lending program. For a description of RBMG's "B and C" subprime underwriting risk categories, see "--Underwriting Standards" herein. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

            Risk Classifications of all the Initial Home Equity Loans

                                                                                Percentage of Fixed
                                                                              Percentage of Home Equity
                                 Number of Initial          Aggregate            Loans by Aggregate
    Risk Classification          Home Equity Loans     Principal Balance          Principal Balance
-----------------------------    -----------------     -------------------   -------------------------
         A                              371            $   46,946,504.13                51.77%
         A-                             186                22,706,338.96                25.04
         B                              160                14,804,581.04                16.33
         C                               51                 4,161,566.02                 4.59
         D                               11                   890,748.79                 0.98
         N/A                             17                 1,168,433.80                 1.29
-----------------------------    -----------------     -------------------   -------------------------
         Totals                         796            $   90,678,172.74               100.00%
=============================    =================     ===================   =========================


         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Home Equity Loans under each of RBMG's documentation programs.

         For a description of RBMG's "B & C" subprime underwriting program classifications, see "--Underwriting Standards" herein. (The sums of the amounts and percentages in the table below may not equal the total amount due to rounding.)

          Program Classifications of all the Initial Home Equity Loans

                                                                                Percentage of Fixed
                                                                              Percentage of Home Equity
                                 Number of Initial          Aggregate            Loans by Aggregate
 Program Classification          Home Equity Loans     Principal Balance          Principal Balance
-----------------------------    -----------------     -------------------   -------------------------
Full Documentation                        545          $   62,793,015.34                69.25%
Limited Documentation                     102               9,979,975.98                11.01
Stated Income Documentation               149              17,905,181.42                19.75
-----------------------------    -----------------     -------------------   -------------------------
Totals                                    796          $   90,678,172.74               100.00%
=============================    =================     ===================   =========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Home Equity Loans having Mortgaged Properties of each given type. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

       Types of Mortgaged Properties of all the Initial Home Equity Loans

       Property Type             Number of               Aggregate        Percentage of Home Equity
                             Home Equity Loans       Principal Balance       Loans by Aggregate
                                                                              Principal Balance
-----------------------      ------------------     ------------------    -------------------------
Condo                                  17           $    1,498,448.70                  1.65%
Multi-Family Home                      29                2,983,942.10                  3.29
PUD                                    73                9,889,876.71                 10.91
Single Family Home                    673               75,884,378.90                 83.69
Townhouse                               4                  421,526.33                  0.46
-----------------------      ------------------     ------------------    -------------------------
Totals                                796           $   90,678,172.74                100.00%
=======================      ==================     ==================    =========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Home Equity Loans having Mortgaged Properties with each given occupancy status. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                 Occupancy Status of the Mortgaged Properties of
                       all the Initial Home Equity Loans

   Occupancy Status               Number of              Aggregate        Percentage of Home Equity
                              Home Equity Loans      Principal Balance       Loans by Aggregate
                                                                              Principal Balance
-----------------------      ------------------     ------------------    -------------------------
Investment                           31             $    2,757,467.32                3.04%
Owner Occupied                      755                 87,013,257.16               95.96
Second Home                          10                    907,448.26                1.00
-----------------------      ------------------     ------------------    -------------------------
Totals                              796             $   90,678,172.74              100.00%
=======================      ==================     ==================    =========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Home Equity Loans having each indicated purpose. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

              Use of Proceeds of all the Initial Home Equity Loans

      Use of Proceeds                  Number of                     Aggregate            Percentage of Home Equity
                                   Home Equity Loans             Principal Balance           Loans by Aggregate
                                                                                              Principal Balance
-----------------------------      -----------------           -------------------        -------------------------
Purchase                                   362                 $   41,797,030.09                     46.09%
Refinance (Cash Out)                       348                     39,275,772.40                     43.31
Refinance (Rate/Term)                       86                      9,605,370.25                     10.59
-----------------------------      -----------------           -------------------        -------------------------
Totals                                     796                 $   90,678,172.74                    100.00%
=============================      =================           ===================        =========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Home Equity Loans having each indicated number of months from the date of origination to the Cut-Off Date. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

              Number of Months Elapsed from the Date of Origination
                      of all the Initial Home Equity Loans

                                                                       Percentage of Home Equity
                                Number of             Aggregate           Loans by Aggregate
    Range of Months          Home Equity Loans     Principal Balance       Principal Balance
------------------------    -------------------   ------------------   -------------------------
        0 -   11                      765         $   88,107,216.22                97.16%
       12 -   23                        7                613,112.88                 0.68
       24 -   35                       10              1,124,471.34                 1.24
       72 -   83                        2                162,367.13                 0.18
       84 -   95                        2                142,977.45                 0.16
       96 -  107                       10                528,027.72                 0.58
------------------------    -------------------   ------------------   -------------------------
   Totals                             796         $   90,678,172.74               100.00%
========================    ===================   ==================   =========================

         The weighted average number of months since the date of origination of the Initial Home Equity Loans, as of the Initial Cut-Off Date, was approximately 3 months.

         The table below sets forth as of the Initial Cut-Off Date, the geographic distribution of all the Initial Home Equity Loans by state and the related number, aggregate principal balance and percentage of the Initial Home Equity Loans. (The sum of amounts and percentages in the table below may not equal the totals due to rounding.)

               Geographic Distribution of the Mortgaged Properties
                      of all the Initial Home Equity Loans

                                                                                  Percentage of Home Equity
                                 Number of                    Aggregate               Loans by Aggregate
           State             Home Equity Loans            Principal Balance            Principal Balance
-----------------------      -----------------          --------------------       -------------------------
Alabama                              103                $     7,529,541.40                      8.30%
Arizona                               86                      7,805,622.16                      8.61
Arkansas                               1                         44,576.54                      0.05
California                           134                     23,904,518.38                     26.36
Colorado                              73                      9,269,532.27                     10.22
Connecticut                            1                        274,682.40                      0.30
Florida                               12                        952,920.83                      1.05
Georgia                               15                      1,185,538.59                      1.31
Idaho                                 10                        954,259.37                      1.05
Illinois                              40                      3,860,906.35                      4.26
Indiana                                5                        524,202.65                      0.58
Kansas                                 3                        162,183.42                      0.18
Louisiana                              3                        267,941.29                      0.30
Maryland                               1                         74,199.10                      0.08
Michigan                               3                        281,318.56                      0.31
Minnesota                              2                        245,411.98                      0.27
Mississippi                            2                         91,438.45                      0.10
Missouri                               9                        856,727.14                      0.94
Nebraska                               1                        130,632.61                      0.14
Nevada                                 5                        507,123.89                      0.56
New Jersey                             2                         72,796.69                      0.08
New York                              22                      1,750,493.76                      1.93
North Carolina                         3                        197,595.01                      0.22
Ohio                                  11                        657,539.85                      0.73
Oklahoma                               2                        151,230.39                      0.17
Oregon                               130                     15,102,741.53                     16.66
Pennsylvania                           2                        212,763.59                      0.23
South Carolina                         4                        209,117.93                      0.23
South Dakota                           1                         63,561.64                      0.07
Tennessee                             13                        930,852.01                      1.03
Texas                                 17                      1,969,808.06                      2.17
Utah                                  10                      1,485,211.90                      1.64
Virginia                               1                         77,071.46                      0.08
Washington                            66                      8,656,511.44                      9.55
West Virginia                          1                         48,424.07                      0.05
Wisconsin                              1                         67,176.03                      0.07
Wyoming                                1                        102,000.00                      0.11
-----------------------      -----------------          --------------------       -------------------------
Totals                               796                $    90,678,172.74                    100.00%
=======================      =================          ====================       =========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of all the Initial Home Equity Loans having a prepayment penalty for the years indicated. (The sum of amounts and percentages in the table below may not equal the totals due to rounding.)

     Prepayment Penalties with Respect to all the Initial Home Equity Loans

                                                                                         Percentage of Home Equity
                                       Number of                   Aggregate                 Loans by Aggregate
     Prepayment Penalty            Home Equity Loans           Principal Balance              Principal Balance
-----------------------------      -----------------          --------------------        -------------------------
         1 Year                            301                 $   40,898,846.23                     45.10%
         2 Year                            154                     20,088,208.47                     22.15
         3 Year                            104                      9,422,198.76                     10.39
         None                              237                     20,268,919.28                     22.35
-----------------------------      -----------------          --------------------        -------------------------
         Totals                            796                 $   90,678,172.74                    100.00%
=============================      =================          ====================        =========================

Initial Fixed Rate Loans

         The following table sets forth certain information with respect to all the Initial Fixed Rate Loans.

                           Initial Fixed Rate Loans

          Number of Fixed Rate Loans                            151
          Percentage of All Home Equity Loans                 18.97%
          (by number of loans)
          Aggregate Principal Balance                     $11,283,052.50
          Percentage of All Home Equity Loans                 12.44%
          (by aggregate principal balance)
          Average Principal Balance as of the
          Cut-Off Date
                            Average                         $74,722.20
                            Range                    $24,842.18 - $307,895.98
          Coupon Rates
                            Weighted Average                  10.27%
                            Range                        7.375% - 14.250%
          Remaining Term to Maturity (in months)
                            Weighted Average                  310.84
                            Range                            165 - 360
          Loan-to-Value Ratio at Origination
                            Weighted Average                  75.80%
                            Range                        25.00% - 105.00%

         The table below sets forth as of the Initial Cut-Off Date the number aggregate principal balance and percentage of the Initial Fixed Rate Loans having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.)

                  Coupon Rates of the Initial Fixed Rate Loans

                                                                                          Percentage of Fixed Rate
                                       Number of                     Aggregate               Loans by Aggregate
 Range of Coupon Rates (%)          Fixed Rate Loans             Principal Balance            Principal Balance
-----------------------------       ----------------           -------------------        ------------------------
        7.001 -  7.500                      4                  $      380,484.78                      3.37%
        7.501 -  8.000                      9                         936,286.44                      8.30
        8.001 -  8.500                      5                         523,689.89                      4.64
        8.501 -  9.000                     10                         933,758.88                      8.28
        9.001 -  9.500                     19                       1,117,168.88                      9.90
        9.501 - 10.000                     10                       1,025,411.92                      9.09
       10.001 - 10.500                     17                       1,155,160.65                     10.24
       10.501 - 11.000                     17                       1,550,078.37                     13.74
       11.001 - 11.500                     19                       1,478,357.21                     13.10
       11.501 - 12.000                     18                         982,428.77                      8.71
       12.001 - 12.500                     12                         665,188.48                      5.90
       12.501 - 13.000                      6                         266,946.41                      2.37
       13.001 - 13.500                      3                         159,362.19                      1.41
       13.501 - 14.000                      1                          52,479.63                      0.47
       14.001 - 14.500                      1                          56,250.00                      0.50
-----------------------------       ----------------           -------------------        ------------------------
        Totals                            151                  $   11,283,052.50                    100.00%
=============================       ================           ===================        ========================

         The table below sets forth as of the Cut-Off Date the number, aggregate principal balance and percentage of the Initial Fixed Rate Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               Principal Balances of the Initial Fixed Rate Loans

                                                                                           Percentage of Fixed Rate
                                        Number of                 Aggregate                   Loans by Aggregate
Range of Principal Balances ($)     Fixed Rate Loans           Principal Balance               Principal Balance
----------------------------        ----------------           -------------------         -------------------------
   20,000.01 -  30,000.00                   11                 $      293,280.70                      2.60%
   30,000.01 -  40,000.00                   23                        837,217.94                      7.42
   40,000.01 -  50,000.00                   17                        782,945.51                      6.94
   50,000.01 -  60,000.00                   25                      1,355,811.60                     12.02
   60,000.01 -  70,000.00                   19                      1,226,969.62                     10.87
   70,000.01 -  80,000.00                   10                        764,375.94                      6.77
   80,000.01 -  90,000.00                    6                        515,365.54                      4.57
   90,000.01 - 100,000.00                    7                        672,453.60                      5.96
  100,000.01 - 125,000.00                   17                      1,887,879.21                     16.73
  125,000.01 - 150,000.00                    6                        828,840.94                      7.35
  150,000.01 - 175,000.00                    4                        648,710.99                      5.75
  175,000.01 - 200,000.00                    1                        194,719.74                      1.73
  200,000.01 - 225,000.00                    2                        418,407.55                      3.71
  250,000.01 - 275,000.00                    1                        269,901.07                      2.39
  275,000.01 - 300,000.00                    1                        278,276.57                      2.47
  300,000.01 - 325,000.00                    1                        307,895.98                      2.73
----------------------------        ----------------           -------------------         -------------------------
       Totals                              151                 $   11,283,052.50                    100.00%
============================        ================           ===================         =========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Fixed Rate Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

           Remaining Terms to Maturity of the Initial Fixed Rate Loans

                                                                                           Percentage of Fixed Rate
                                       Number of                     Aggregate                Loans by Aggregate
  Remaining Term (months)           Fixed Rate Loans             Principal Balance             Principal Balance
----------------------------        ----------------           -------------------         -------------------------
      161 - 170                             1                  $      157,630.41                      1.40%
      171 - 180                            40                       2,249,005.55                     19.93
      251 - 260                             7                         331,509.10                      2.94
      261 - 270                             3                         196,518.62                      1.74
      271 - 280                             2                         142,977.45                      1.27
      281 - 290                             2                         162,367.13                      1.44
      321 - 330                             4                         373,893.91                      3.31
      331 - 340                             9                         809,332.58                      7.17
      341 - 350                             2                         259,211.32                      2.30
      351 - 355                             1                          63,561.64                      0.56
      357                                   1                          61,437.47                      0.54
      358                                   7                         514,120.73                      4.56
      359                                  17                       1,270,200.87                     11.26
      360                                  55                       4,691,285.72                     41.58
----------------------------        ----------------           -------------------         -------------------------
   Totals                                 151                  $   11,283,052.50                    100.00%
============================        ================           ===================         =========================

Initial Adjustable Rate Loans

         The following table sets forth certain information with request to all the Initial Adjustable Rate Loans.

                          Initial Adjustable Rate Loans

            Number of Adjustable Rate Loans                     645
            Percentage of All Home Equity Loans                81.03%
            (by number of loans)
            Aggregate Principal Balance                    $79,395,120.24
            Percentage of All Loans (by                        87.56%
            aggregate principal balance)
            Average Principal Balance as of the
            Cut-Off Date
                            Average                         $123,093.21
                            Range                     $22,732.79 - $475,698.98
            Coupon Rates
                            Weighted Average                   9.63%
                            Range                         7.000% - 13.625%
            Remaining Term to Maturity (in
            months)
                            Weighted Average                   359.25
                            Range                            328 - 360
            Loan-to-Value Ratio at Origination
                            Weighted Average                   78.79%
                            Range                         23.53% - 99.30%

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Adjustable Rate Loans having the Gross Margins in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               Gross Margins of the Initial Adjustable Rate Loans

                                                                                           Percentage of Adjustable
                                      Number of                      Aggregate              Rate Loans by Aggregate
 Range of Gross Margins (%)      Adjustable Rate Loans           Principal Balance             Principal Balance
----------------------------        ----------------           -------------------         -------------------------
        2.501 -  3.000                      1                  $      137,516.00                      0.17%
        4.001 -  4.500                      2                         153,829.83                      0.19
        4.501 -  5.000                      5                         682,810.02                      0.86
        5.001 -  5.500                     30                       3,833,276.97                      4.83
        5.501 -  6.000                     86                      11,168,283.54                     14.07
        6.001 -  6.500                    220                      27,816,607.19                     35.04
        6.501 -  7.000                    198                      24,462,670.22                     30.81
        7.001 -  7.500                     76                       8,759,299.28                     11.03
        7.501 -  8.000                     20                       1,973,419.21                      2.49
        8.001 -  8.500                      3                         224,987.33                      0.28
        9.001 -  9.500                      2                          54,808.65                      0.07
        9.501 - 10.000                      1                          74,553.55                      0.09
       10.001 - 10.500                      1                          53,058.45                      0.07
----------------------------        ----------------           -------------------         -------------------------
        Totals                            645                  $   79,395,120.24                    100.00%
============================        ================           ===================         =========================

         The weighted average gross margin on the Initial Adjustable Rate Loans, as of the Initial Cut-Off Date, was approximately 6.46% per annum.

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Adjustable Rate Loans having the Coupon Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

                Coupon Rates of the Initial Adjustable Rate Loans

                                                                                           Percentage of Adjustable
                                       Number of                     Aggregate              Rate Loans by Aggregate
 Range of Coupon Rates (%)       Adjustable Rate Loans           Principal Balance            Principal Balance
----------------------------        ----------------           -------------------         -------------------------
        6.501 -  7.000                      1                  $       82,931.96                      0.10%
        7.001 -  7.500                      4                         480,980.57                      0.61
        7.501 -  8.000                     13                       1,897,523.08                      2.39
        8.001 -  8.500                     50                       6,710,783.48                      8.45
        8.501 -  9.000                    131                      18,007,435.12                     22.68
        9.001 -  9.500                     96                      12,153,305.98                     15.31
        9.501 - 10.000                    127                      16,025,926.96                     20.19
       10.001 - 10.500                    100                      11,647,887.11                     14.67
       10.501 - 11.000                     67                       7,185,643.42                      9.05
       11.001 - 11.500                     31                       3,219,692.96                      4.06
       11.501 - 12.000                     14                       1,361,481.03                      1.71
       12.001 - 12.500                      5                         312,975.13                      0.39
       12.501 - 13.000                      5                         255,494.99                      0.32
       13.501 - 14.000                      1                          53,058.45                      0.07
----------------------------        ----------------           -------------------         -------------------------
        Totals                            645                  $   79,395,120.24                    100.00%
============================        ================           ===================         =========================

         The weighted average of the Coupon Rates on the Initial Adjustable Rate Loans, as of the Initial Cut-Off Date, was approximately 9.63% per annum.

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Adjustable Rate Loans having the Maximum Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               Maximum Rates of the Initial Adjustable Rate Loans

                                                                                           Percentage of Adjustable
                                       Number of                     Aggregate              Rate Loans by Aggregate
 Range of Maximum Rates (%)      Adjustable Rate Loans           Principal Balance             Principal Balance
----------------------------        ----------------           -------------------         -------------------------
       12.501 - 13.000                      1                  $      137,516.00                      0.17%
       13.501 - 14.000                      1                          82,931.96                      0.10
       14.001 - 14.500                      4                         480,980.57                      0.61
       14.501 - 15.000                     12                       1,760,007.08                      2.22
       15.001 - 15.500                     49                       6,486,683.48                      8.17
       15.501 - 16.000                    132                      18,231,535.12                     22.96
       16.001 - 16.500                     96                      12,153,305.98                     15.31
       16.501 - 17.000                    127                      16,025,926.96                     20.19
       17.001 - 17.500                    100                      11,647,887.11                     14.67
       17.501 - 18.000                     67                       7,185,643.42                      9.05
       18.001 - 18.500                     31                       3,219,692.96                      4.06
       18.501 - 19.000                     14                       1,361,481.03                      1.71
       19.001 - 19.500                      5                         312,975.13                      0.39
       19.501 - 20.000                      5                         255,494.99                      0.32
       20.501 - 21.000                      1                          53,058.45                      0.07
----------------------------        ----------------           -------------------         -------------------------
        Totals                            645                  $   79,395,120.24                    100.00%
============================        ================           ===================         =========================

         The weighted average Maximum Rate of the Initial Adjustable Rate Loans, as of the Initial Cut-Off Date, was 16.63% per annum.

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Adjustable Rate Loans having the Minimum Rates in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

               Minimum Rates of the Initial Adjustable Rate Loans

                                                                                           Percentage of Adjustable
                                       Number of                    Aggregate               Rate Loans by Aggregate
 Range of Minimum Rates (%)      Adjustable Rate Loans           Principal Balance             Principal Balance
----------------------------        ----------------           -------------------         -------------------------
        2.501 -  3.000                      1                  $      137,516.00                      0.17%
        6.501 -  7.000                      1                          82,931.96                      0.10
        7.001 -  7.500                      4                         480,980.57                      0.61
        7.501 -  8.000                     12                       1,760,007.08                      2.22
        8.001 -  8.500                     50                       6,710,783.48                      8.45
        8.501 -  9.000                    130                      17,870,516.00                     22.51
        9.001 -  9.500                     96                      12,153,305.98                     15.31
        9.501 - 10.000                    128                      16,162,846.08                     20.36
       10.001 - 10.500                    100                      11,647,887.11                     14.67
       10.501 - 11.000                     67                       7,185,643.42                      9.05
       11.001 - 11.500                     31                       3,219,692.96                      4.06
       11.501 - 12.000                     14                       1,361,481.03                      1.71
       12.001 - 12.500                      5                         312,975.13                      0.39
       12.501 - 13.000                      5                         255,494.99                      0.32
       13.501 - 14.000                      1                          53,058.45                      0.07
----------------------------        ----------------           -------------------         -------------------------
        Totals                            645                  $   79,395,120.24                    100.00%
============================        ================           ===================         =========================

         The weighted average Minimum Rate of the Initial Adjustable Rate Loans, as of the Initial Cut-Off Date, was 9.62% per annum.

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Adjustable Rate Loans having principal balances in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

             Principal Balances of the Initial Adjustable Rate Loans

                                                                                         Percentage of Adjustable
                                       Number of                     Aggregate             Rate Loans by Aggregate
Range of Principal Balances      Adjustable Rate Loans           Principal Balance           Principal Balance
----------------------------        ----------------           -------------------         -------------------------
 20,000.01 -   30,000.00                   10                  $      268,331.32                      0.34%
 30,000.01 -   40,000.00                   13                         470,306.73                      0.59
 40,000.01 -   50,000.00                   34                       1,559,271.01                      1.96
 50,000.01 -   60,000.00                   38                       2,096,107.28                      2.64
 60,000.01 -   70,000.00                   47                       3,092,369.54                      3.89
 70,000.01 -   80,000.00                   58                       4,354,160.19                      5.48
 80,000.01 -   90,000.00                   44                       3,787,265.44                      4.77
 90,000.01 -  100,000.00                   49                       4,684,477.77                      5.90
100,000.01 -  125,000.00                  115                      12,911,026.43                     16.26
125,000.01 -  150,000.00                   65                       8,843,939.76                     11.14
150,000.01 -  175,000.00                   45                       7,315,384.96                      9.21
175,000.01 -  200,000.00                   48                       8,986,146.66                     11.32
200,000.01 -  225,000.00                   25                       5,362,380.26                      6.75
225,000.01 -  250,000.00                   17                       4,005,012.93                      5.04
250,000.01 -  275,000.00                    8                       2,121,357.30                      2.67
275,000.01 -  300,000.00                    8                       2,327,564.20                      2.93
300,000.01 -  325,000.00                   11                       3,460,863.56                      4.36
325,000.01 -  350,000.00                    6                       2,012,288.88                      2.53
375,000.01 -  400,000.00                    1                         397,282.42                      0.50
425,000.01 -  450,000.00                    2                         863,884.62                      1.09
475,000.01 -  500,000.00                    1                         475,698.98                      0.60
----------------------------        ----------------           -------------------         -------------------------
Totals                                    645                  $   79,395,120.24                    100.00%
============================        ================           ===================         =========================

         The table below sets forth as of the Initial Cut-Off Date the number, aggregate principal balance and percentage of the Initial Adjustable Rate Loans having the remaining terms to maturity in each given range. (The sums of amounts and percentages in the table below may not equal the totals due to rounding.)

        Remaining Terms to Maturity of the Initial Adjustable Rate Loans

                                                                                          Percentage of Adjustable
                                       Number of                     Aggregate            Rate Loans by Aggregate
  Remaining Terms (Months)       Adjustable Rate Loans           Principal Balance           Principal Balance
----------------------------        ----------------           -------------------         -------------------------
      321 - 330                             1                  $      137,516.00                      0.17%
      351 - 355                             6                         923,444.84                      1.16
      356                                   4                         462,372.32                      0.58
      357                                  15                       1,377,137.29                      1.73
      358                                  70                       8,125,323.65                     10.23
      359                                 215                      27,917,073.03                     35.16
      360                                 334                      40,452,253.11                     50.95
----------------------------        ----------------           -------------------         -------------------------
   Totals                                 645                  $   79,395,120.24                    100.00%
============================        ================           ===================         =========================

         The table below sets forth the next Adjustable Rate, the number of, aggregate principal balance and percentage of the Initial Adjustable Rate Loans having the next Adjustment Rate on each date set forth below.

       Next Interest Adjustment Date of the Initial Adjustable Rate Loans

                                                                                           Percentage of Adjustable
                                       Number of                     Aggregate              Rate Loans by Aggregate
    Next Adjustment Date         Adjustable Rate Loans           Principal Balance           Principal Balance
----------------------------        ----------------           -------------------         -------------------------
       06/01/98                             1                  $       96,020.77                      0.12%
       08/01/98                             2                         502,901.63                      0.63
       09/01/98                             3                         326,292.16                      0.41
       10/01/98                            11                       1,473,842.66                      1.86
       11/01/98                            11                       1,429,519.52                      1.80
       12/01/98                             8                       1,325,200.00                      1.67
       02/01/99                             1                         137,516.00                      0.17
       09/01/99                             1                          34,855.53                      0.04
       11/01/99                             1                         222,128.28                      0.28
       12/01/99                             3                         570,440.26                      0.72
       01/01/00                             4                         318,516.88                      0.40
       02/01/00                             8                       1,044,568.31                      1.32
       03/01/00                            37                       4,107,650.70                      5.17
       04/01/00                           243                      30,448,374.92                     38.35
       05/01/00                           239                      28,389,792.62                     35.76
       06/01/00                            72                       8,967,500.00                     11.29
----------------------------        ----------------           -------------------         -------------------------
       Totals                             645                  $   79,395,120.24                    100.00%
============================        ================           ===================         =========================

Underwriting Standards

         The Home Equity Loans were originated generally in accordance with RBMG's "B and C" subprime credit risk guidelines (the "Guidelines"). On a case-by-case basis, exceptions to the Guidelines are made where compensating factors exist.

         The Guidelines are primarily intended to assess the value of the related mortgaged property and to evaluate the adequacy of such property as collateral for a mortgage loan and to assess the mortgagor's ability and willingness to pay creditors. The "B and C" credit or "subprime" credit mortgage loans originated or acquired by RBMG generally will have been underwritten with a view toward the sale of such mortgage loans in the secondary market. Generally, such mortgage loans entail a greater degree of risk for prospective investors than mortgage loans eligible to be purchased by Fannie Mae or Freddie Mac, and such mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with the underwriting standards of Fannie Mae or Freddie Mac. The combination of these factors is likely to result in rates of delinquency, foreclosure, bankruptcy, and loss that are higher, and which may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

         Each applicant completes a loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, judgments, charge-offs or tax liens. Mortgaged properties that are to secure mortgage loans generally are appraised by state licensed, qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that it is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Guidelines require a review of the appraisal by a qualified appraiser employed or retained by RBMG or Meritage, as applicable. The value of a mortgaged property as determined by the appraisal is used for purposes of establishing the maximum permissible loan-to-value ratio of the mortgage loan. However, as part of its quality control procedures, RBMG reviews a sample of all appraisals to confirm the adequacy of the related mortgaged property as collateral. If the value of any mortgaged property as determined in the review is more than 5% lower than the appraised value, then RBMG uses such review value for purposes of establishing the maximum permissible loan-to-value ratio of the related mortgage loan for purposes of RBMG's quality control procedures. If such value is between 5% and 10% lower than the appraised value, then RBMG may contact the appraiser for an explanation of the difference or may reconcile on its own. If such value is more than 10% lower than the appraised value, then RBMG contacts the appraiser for an explanation of the difference. RBMG generally refuses to accept appraisals from an appraiser who does not provide a satisfactory explanation of any such difference.

         The Home Equity Loans were originated consistent with and generally conform to the Guidelines' "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs. Under each of the programs, RBMG or Meritage, as applicable, reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the description of the property for program eligibility. In determining the ability of the applicant to repay the loan, a rate (the "Qualifying Rate") has been created under the Guidelines that, with respect to a 6-month adjustable rate mortgage loan, generally is equal to two percent (2%) above the initial interest rate on the loan for which the applicant has applied; however, if the LTV is 80% or less, or if the loan for which the applicant has applied is a "2/6 LIBOR" loan, the Guidelines allow the applicant to qualify at the initial interest rate.

         The Guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal and state laws and regulations and requires the underwriters to be satisfied that the income of the applicant and the value of the property being financed, as indicated by an appraisal and review of the appraisal, currently supports the outstanding anticipated loan balance of the mortgage loan for which the applicant has submitted an application. In general, the maximum loan amount for mortgage loans originated under the Guidelines is $600,000. The Guidelines permit single family loans to have LTV's at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. The Guidelines permit all types of loans to a maximum 90% LTV other than condominium loans, manufactured home loans and loans secured by 3-4 family properties, which are each limited to a maximum 85% LTV and non-owner occupied loans, which are limited to a maximum 80% LTV. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is based on the lower of the appraised value of such mortgaged property at the time of origination, or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the appraised value at the time of origination if the "lease option purchase price" was set more than 12 months prior to origination.

         Under the Full Documentation program, applicants generally are required to submit two written forms of verification of stable income for the preceding 24 months. Under the Limited Documentation program, one such form of verification is required for the preceding 12 months (6 months if the LTV is 80% or less). Under the Stated Income Documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that with respect to each applicant, there be a telephone verification of each applicant's employment within 24 hours prior to closing. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required. On a case-by-case basis, exceptions to the Guidelines may be made, as described below under "--Exceptions."

         The Guidelines  have the following  categories and criteria for grading
the  potential   likelihood   that  an  applicant  will  satisfy  the  repayment
obligations of a mortgage loan:

                  "A" Risk. Under the "A" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Generally, no more than $500 of open charge-offs or collection accounts shall have been within the last 12 months. Charge-offs or collection accounts not affecting title may remain open if they are over 2 years old or the LTV of the mortgage loan is 70% or less. No bankruptcy or notice of default filings may have occurred during the preceding 24 months; provided, however, that if the applicant's bankruptcy has been discharged during the past 24 months and the applicant has established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the applicant may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum LTV of 90% is permitted for a mortgage loan on a one- to two- family owner-occupied property. A maximum LTV of 85% is permitted for a mortgage loan on an owner occupied condominium, manufactured home or three- to four-family residential property. The debt-to-income ratio is generally 45% or less. The Guidelines permit a 50% debt service-to-income ratio with a $500 disposable monthly income per family member.

                  "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Minor derogatory items are allowed as a non-mortgage credit, and a letter of explanation may be required. Generally, no more than $1,000 of open charge-offs or collection accounts shall have been within the last 12 months. Charge-offs or collection accounts not affecting title may remain open after funding of the loan if they are over 2 years old or the LTV of the mortgage loan is 70% or less. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 18 months; provided, however, that if the mortgagor's applicant's bankruptcy has been discharged during the past 18 months and the mortgagor applicant has established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the mortgagor applicant may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum LTV of up to 90% for mortgage loans originated under the Full Documentation program, up to 85% for mortgage loans originated under the Limited Documentation program, or up to 80% for mortgage loans originated under the Stated Income Documentation program, is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV of 80% (or 75% and 70% for mortgage loans originated under the Limited Documentation or Stated Income Documentation programs, respectively) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less.

                  "B" Risk. Under the "B" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of three 30-day late payments or two 30-day late payments and one 60-day late payment, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, some prior defaults may have occurred, and a letter of explanation may be required. Generally, no more than $2,000 of open charge-offs or collection accounts shall have been within the last 12 months. Charge-offs or open collection accounts not affecting title may remain open after funding of the loan if they are over 2 years old or the LTV of the mortgage loan is 70% or less. No bankruptcy or notice of default filing by the applicant may have occurred during the preceding 18 months; provided, however, that if the applicant's bankruptcy has been discharged during the past 18 months and the applicant has established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the applicant may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum LTV of 85% (or 80% and 75% for mortgage loans originated under the Limited Documentation and Stated Income Documentation programs, respectively), is permitted for a mortgage loan on an owner-occupied property under the Full Documentation program. A maximum LTV of 75% (or 70% and 65% for mortgage loans originated under the Limited Documentation or Stated Income Documentation programs, respectively), is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less. The Guidelines permit a 55% debt service-to-income ratio with at least a $500 monthly income per family member requirement.

                  "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, two 60-day late payments or one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. Generally, no more than $4,000 of open charge-offs or collection accounts shall have been within the last 12 months. Charge-offs or collection accounts not affecting title may remain open after the funding of the loan if they are over 2 years old or the maximum LTV of the mortgage loan is 70% or less. No bankruptcy or notice of sale filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the applicant's bankruptcy has been discharged during the past 12 months and the applicant has established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the applicant may qualify for a mortgage loan. The mortgaged property must be in average condition. Generally, a maximum LTV of 80% for a mortgage loan on a single family owner-occupied property under the Full Documentation program (or 70% and 65% for a mortgage loan originated under the Limited Documentation and Stated Income Documentation programs) is permitted. A maximum LTV of 70% is permitted for a mortgage loan on a non-owner-occupied property under the Full Documentation program. The debt service-to-income ratio is generally 55% or less. The Guidelines allow a 50% debt service-to-income ratio at 75% LTV.

                  "D" Risk. Under the "D" risk category, an applicant will have experienced significant credit problems in the past. As to mortgage credit, the applicant may have had a history of being generally 30, 60 or 90 days delinquent, and a maximum of 120 days late within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. The existing mortgage loan may currently be in foreclosure and a 5% reduction to the maximum LTV will be imposed. As to non-mortgage credit, significant prior defaults may have occurred. No open collection accounts or open charge-offs affecting title may remain open after funding of the loan. A bankruptcy, notice of default, notice of sale filing or foreclosure may be permitted, on a case-by-case basis. The mortgaged property must be in average condition. A maximum LTV of 70% (or 50% for non-owner-occupied mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied property. The debt service-to-income ratio generally is 60% or less.

                  Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category (collectively, called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, including, among other things: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; or ownership of current residence for five or more years. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain applicants may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category. In no event, however, shall any applicant be granted an upgrade into a risk category more than one level or grade higher than the category into which the applicant, in the absence of the compensating factor, would have qualified.

Index Applicable to the Adjustable Rate Loans

         With respect to approximately 99.85% of the Adjustable Rate Loans and as of any related Adjustment Date, the Index is Six-Month LIBOR, as published in The Wall Street Journal and most recently available 45 days prior to such Adjustment Date. With respect to approximately 0.15% of the Adjustable Rate Loans and as of any related Adjustment Date, the Index is the One-Year U.S. Treasury Rate, as published in The Wall Street Journal and most recently available 45 days prior to such Adjustment Date (the "One-Year U.S. Treasury Rate"). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index that is based upon comparable information.

Conveyance of Supplemental Home Equity Loans and Additional Home Equity Loans

         The pledge of Supplemental Home Equity Loans by the Issuer on the Closing Date and the pledge of Additional Home Equity Loans by the Issuer on or prior to the end of the Funding Period is expected to meet the following requirements established by the Issuer with the consent of the Note Insurer, among others: (i) the Supplemental Home Equity Loans and the Additional Home Equity Loans will have a weighted average Loan-to-Value Ratio of approximately 78.50%; (ii) the weighted average Coupon Rate on the Supplemental Home Equity Loans and the Additional Home Equity Loans will be approximately 9.70%; (iii) the weighted average Gross Margin on the Supplemental Home Equity Loans and the Additional Adjustable Loans will be approximately 6.45%; (iv) the Supplemental Home Equity Loans and the Additional Home Equity Loans will have a weighted average Stated Principal Balance of approximately $114,500, and no Supplemental Home Equity Loan or Additional Home Equity Loan will have a Stated Principal Balance greater than $400,000; (v) the first payment on each such Supplemental Home Equity Loans and each such Additional Home Equity Loan will be due no later than September 1, 1998; (vi) each Home Equity Loan will have a stated maturity of not more than 30 years; and (vii) no Supplemental Home Equity Loans or Additional Home Equity Loan will be more than 30 days contractually delinquent.

                                   THE ISSUER

         The Issuer is a Delaware business trust established by the Depositor pursuant to the Owner Trust Agreement. After the Closing Date, the Residual Interest representing all of the beneficial ownership interest in the Issuer will be held by Funding Co., a wholly-owned subsidiary of the Company. The principal office of the Issuer is located in Wilmington, Delaware. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                                      RBMG

         RBMG is a full-service residential mortgage company that originates and purchases loans through a network of approximately 900 correspondent lenders, 3,090 brokers and six retail offices as of March 31, 1998. RBMG is a publicly traded company whose shares trade on the NASDAQ under the symbol "RBMG." RBMG's corporate offices are located at 7909 Parklane Road, Columbia, South Carolina 29223. RBMG pools the mortgages it originates or purchases, creating mortgage-backed securities through Fannie Mae or FHLMC, and sells these securities to financial institutions throughout the United States. RBMG traditionally originates conforming loans for sale to Fannie Mae and FHLMC and for pools issued with loans pledged to the Government National Mortgage Association. RBMG retains in its portfolio or sells to other approved servicers the mortgage servicing rights associated with the loans it originates or purchases. RBMG only recently began originating mortgage loans of the type included in the Trust Estate. RBMG originates such loans through its own "B and C" subprime credit risk division, which was recently expanded through the acquisition of Meritage, a "B and C " subprime credit risk lending institution in Portland, Oregon. Meritage has traditionally been in the business of originating or acquiring mortgage loans which have the same general characteristics as the Home Equity Loans. Approximately 70.08% of the Initial Home Equity Loans by Initial Home Equity Pool Balance were originated or acquired by Meritage. RBMG operates in 48 states and the District of Columbia.

         Under arrangements currently in effect, a majority of the "B and C" credit risk subprime mortgage loans originated or acquired by RBMG are serviced for RBMG by third parties on an interim basis pending the disposition to a trust, or other disposition on a whole loan basis, of such mortgage loans. Upon the disposition of such mortgage loans, the servicing for such mortgage loans either is retained by the original third party servicer or is transferred as part of such mortgage loans as whole loans in the secondary mortgage market or concurrently with the securitization of the related mortgage loans. Consequently, substantial information is not currently available as to the delinquency, foreclosure, bankruptcy or loss experience of the entire portfolio of mortgage loans originated or acquired by RBMG. However, see "Servicing of the Home Equity Loans--The Sub-Servicer" below for information regarding the delinquency, foreclosure, bankruptcy and REO property experience of the Sub-Servicer.

         The following table sets forth, for the "B and C" credit risk subprime mortgage loans originated or acquired by RBMG and serviced by the Sub-Servicer (which does not include all such mortgage loans originated or acquired by RBMG), certain information relating to the delinquency experience at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports that will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

                         Delinquencies and Foreclosures
                             (Dollars in Thousands)


                                 As of December 31, 1997                           As of March 31, 1998
                      --------------------------------------------     --------------------------------------------
                                                     Percent                                          Percent
                      -----------------------  -------------------     -----------------------  -------------------
                         By          By           By          By          By           By          By          By
                       Number      Dollar       Number      Dollar      Number       Dollar      Number      Dollar
                      of Loans     Amount      of Loans     Amount     of Loans      Amount     of Loans     Amount
                      --------   ------------  --------    -------     --------    ------------ --------    -------
Total Portfolio       1,590      $178,426,932  100.00%     100.00%     1,757       $197,433,095 100.00%     100.00%

Period of
Delinquency

     30-59 days          28        2,630,870     1.76%       1.47%        29        2,784,295     1.65%       1.41%
     60-89 days          22        1,531,538     1.38%       0.86%        22        2,424,898     1.25%       1.23%
     90 days or more     10          913,869     0.63%       0.51%        23        2,019,052     1.31%       1.02%
                      --------   ------------  --------    -------     --------    ------------ --------    -------
Total Delinquent Loans   60      $ 5,076,277     3.77%       2.84%        74       $7,228,245     4.21%       3.66%
                      ========   ============  ========    =======     ========    ============ ========    =======
Loans in foreclosure (1)  1      $    35,000     0.06%       0.02%        17       $1,260,345     0.97%       0.64%
                      ========   ============  ========    =======     ========    ============ ========    =======

-------------------------
 (1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."


         At March 31, 1998 and December 31, 1997, RBMG had total assets of approximately $2.06 billion and $1.56 billion, respectively, total liabilities of approximately $1.84 billion and $1.34 billion respectively, and total shareholders' equity was approximately $221.5 million and $215.1 million, respectively. For the three months ended March 31, 1998 and for the year ended December 31, 1997, net income (after taxes) was approximately $9.58 million and $4.47 million, respectively.

         No person other than RBMG, the Company, Funding Co., the Depositor and the Issuer is obligated with respect to the representations and warranties respecting the Home Equity Loans and the remedies for any breach thereof.

         It is anticipated that Funding Co. will be the holder of the Residual Interest in the Issuer. Funding Co. may transfer or sell all or a part of its interest in the Residual Interest at any time, subject to the restrictions provided in the Owner Trust Agreement.

                                   FUNDING CO.

         Funding Co. was incorporated in the State of Nevada on September 26, 1997 and is a wholly-owned subsidiary of the Company. The principal executive offices of Funding Co. are located at 2820 West Charleston Boulevard, Suite 17, Las Vegas, Nevada 89102.

         Funding Co. was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. None of Funding Co., RBMG, the Company or any of Funding Co.'s affiliates will ensure or guarantee payments on the Notes.

                                  THE DEPOSITOR

         Home Equity Securitization Corp., a North Carolina corporation was incorporated in the State of North Carolina and is a wholly-owned, special purpose subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The principal executive offices of the Depositor are located at 301 South College Street, Charlotte, North Carolina 28202-6001.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued pursuant to the Indenture. The following summaries describe certain provisions of the Indenture applicable to the Notes. The description of the Notes and the Indenture that follows is a summary of certain of the terms and provisions relating specifically to the Notes, and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the Indenture (including the form of the Notes). For more details regarding the terms of the Indenture, prospective investors in the Notes are advised to review the Indenture, a copy of which RBMG will provide (without exhibits) without charge upon written request addressed to RBMG at 7909 Parklane Road, Columbia, South Carolina 29223, Attention: Larry Reed.

General

         The Notes will be secured by the Trust Estate created by the Indenture. The Notes represent non-recourse obligations of the Issuer, and proceeds of the assets in the Trust Estate will be the sole source of payments on the Notes. The Notes will not represent an interest in or obligation of the Depositor, the Company, the Servicer, the Indenture Trustee, the Owner Trustee, the Note Insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Issuer.

         The assets of the Trust Estate will consist of (i) the Home Equity Pool, which is composed of fixed and adjustable rate mortgage loans secured by first lien mortgages or deeds of trust on the Mortgaged Properties, and including the related Mortgage Notes; (ii) all payments in respect of principal and interest on the Home Equity Loans (other than any principal or interest payments due thereon on or prior to the applicable Cut-Off Dates); (iii) the Issuer's rights under the Depositor Sale Agreement and the Servicing Agreement;
(iv) the rights of the Indenture Trustee under the Insurance Policy; (v) the Pre-Funding Account and funds on deposit therein, and (vi) certain other property.

         All payments on the Notes will be made by or on behalf of the Indenture Trustee to each Noteholder of record on the Record Date for the related Payment Date. Payments on Notes issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC. Payments on Definitive Notes generally will be made either (i) by check mailed to the address of each Noteholder as it appears in the register maintained by the Indenture Trustee or (ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder
(a) is the registered holder of Definitive Notes having an initial principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Noteholder holding Definitive Notes for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office or agency designated by the Indenture Trustee for that purpose.

         The Notes will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples thereof, with the exception of one Note which may be issued in a lesser amount.

         The Notes in the aggregate will have an Original Note Balance of $125,000,000. The Note Interest Rate is adjustable and is calculated as described under "--Payment on the Notes" herein. The aggregate Original Note Balance equals 100% of the sum of the Closing Date Home Equity Pool Balance and the Original Pre-Funding Amount, and the primary source of funds for payment to the Noteholders will be the Home Equity Loans as described under "--Payments on the Notes" herein.

Book-Entry Registration and Definitive Notes

         The Notes initially will be Book-Entry Notes (the "Book-Entry Notes"). Beneficial Owners will hold such Notes through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Notes initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in

Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel, and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (Citibank and Chase, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

         The beneficial ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences--Backup Withholding" and " Material Federal Income Tax Consequences--Foreign Investors" in the Prospectus and "ANNEX
I: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant

Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States Dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

         Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Backup Withholding" and "Material Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the Prospectus and "ANNEX I: Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge
Book-Entry Notes to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Notes may be limited due to the lack of physical certificates representing such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market because certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

         The monthly and annual statements with respect to the Home Equity Loans and the Trust Estate as described under "--Reports to Noteholders" herein will be provided by the Indenture Trustee to Cede & Co., as nominee of DTC and a Noteholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Notes are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

         Definitive Notes will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Note Event of Default under the Indenture, the Beneficial Owners representing not less than 51% of the Note Balance of the Book-Entry Notes advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Notes to Beneficial Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to use its best efforts to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Home Equity Loans

         The Home Equity Loans were originated or acquired by RBMG. On or prior to the Closing Date, in the case of the Closing Date Home Equity Loans, and each date of conveyance to the Issuer, in the case of the Additional Home Equity Loans, RBMG will contribute the related Home Equity Loans to the Company, the Company will sell the related Home Equity Loans to Funding Co., Funding Co. will sell the related Home Equity Loans to the Depositor, the Depositor will sell the related Home Equity Loans to the Issuer and the Issuer will pledge the related Home Equity Loans to the Indenture Trustee as security for the Notes.

         At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Home Equity Loans, including all principal and interest due on each such Home Equity Loan after the applicable Cut-Off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received after the applicable Cut-Off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as security for the Notes; provided, however, that RBMG, the Company or the Depositor, as applicable, will reserve and retain all its right, title and interest in and to principal and interest due on such Home Equity Loan on or prior to the applicable Cut-Off Date (whether or not received on or prior to such Cut-Off
Date), and to prepayments received on or prior to the applicable Cut-Off Date. The Indenture Trustee, concurrently with the pledge of the Closing Date Home Equity Loans to the Indenture Trustee as security for the Notes, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Home Equity Loans.

         The Indenture will require the Issuer to deliver to the Indenture Trustee or a custodian on its behalf the Home Equity Loans, the related Mortgage Notes endorsed without recourse to the Indenture Trustee, the related mortgages or deeds of trust with evidence of recording thereon, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if the related Home Equity Loan has been held of record at any time by a Person not affiliated with the Issuer, and certain other documents relating to the Home Equity Loans (the "Mortgage Files"). RBMG will be required to cause to be prepared and recorded, at the expense of RBMG and within the time period specified in the Indenture (or, if original recording information is unavailable, within such later period as is permitted by the Indenture), assignments of the mortgages from RBMG to the Indenture Trustee.

         The Indenture Trustee or a custodian on its behalf will review the Mortgage Files delivered to it and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Issuer, the Depositor, the Company, the Note Insurer and RBMG by the Indenture Trustee, the Indenture Trustee will require either that the related Home Equity Loan be removed from the Home Equity Pool or that a Home Equity Loan conforming to the requirements of the Indenture (a "Qualified Replacement Home Equity Loan") be substituted for the related Home Equity Loan in the manner described below.

         In connection with the transfer of the Home Equity Loans to the Company pursuant to the Contribution Agreement, RBMG will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Home Equity Loan. In addition, RBMG will make certain other representations and warranties regarding the Home Equity Loans, including, for instance, that each Home Equity Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first priority lien, that, as of the applicable Cut-Off Date, only two Home Equity Loans representing approximately 0.14% of the Initial Home Equity Pool Balance were more than 59 days past due, that each Mortgaged Property consists of a one- to four-family residential property or unit in a condominium or planned unit development, that RBMG had good title to each Home Equity Loan prior to such transfer and that the originator was authorized to originate each Home Equity Loan. The rights of the Company to enforce remedies for breaches of such representations and warranties in the Contribution Agreement against RBMG will be assigned to Funding Co. pursuant to the Company Sale Agreement, to the Depositor pursuant to the Funding Co. Sale Agreement, to the Issuer pursuant to the Depositor Sale Agreement, and to the Indenture Trustee pursuant to the Indenture.

         If with respect to any Home Equity Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Home Equity Loan or materially and adversely affects the interest of the Indenture Trustee therein, the Noteholders or the Note Insurer or (2) a breach of any representation or warranty made by RBMG relating to such Home Equity Loan occurs and such breach materially and adversely affects the value of any such Home Equity Loan or materially and adversely affects the interests of the Indenture Trustee, the Noteholders or the Note Insurer therein, the Indenture Trustee will enforce the remedies for such defects or breaches against RBMG by requiring RBMG to remove the related Home Equity Loan (any such Home Equity Loan, a "Defective Home Equity Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to the Stated Principal Balance of such Defective Home Equity Loan (plus certain Realized Losses) together with interest accruing at the Coupon Rate (net of the applicable Servicing Fee Rate) on such Defective Home Equity Loan from the date interest was last paid by the related mortgagor to the end of the Collection Period immediately preceding the related Servicer Remittance Date, less any payments received during the related Collection Period in respect of such Defective Home Equity Loan (the "Purchase Price"). RBMG will also have the option, but not the obligation, to substitute for such Defective Home Equity Loan a Qualified Replacement Home Equity Loan. Upon delivery of a Qualified Replacement Home Equity Loan and deposit of certain amounts in the Note Account as set forth in the Indenture, or deposit of the Purchase Price in the Note Account (as hereinafter defined) and receipt by the Indenture Trustee and the Note Insurer of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Home Equity Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) in RBMG and release such Defective Home Equity Loan from the Trust Estate.

         The obligation of RBMG to cure, remove or substitute any Home Equity Loan as described above will constitute the sole remedy available to Noteholders, the Note Insurer (with certain exceptions) or the Indenture Trustee for a Defective Home Equity Loan.

Payments on the Notes

         Payments on the Notes will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in July 1998, to Noteholders as of the related Record Date in an amount equal to the product of such Noteholders' Percentage Interest and the amount paid in respect of the Notes. The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the aggregate principal balance of such Note by the Note Balance.

         On each Payment Date, the Paying Agent will be required to pay the following amounts, in the following order of priority, out of Available Funds:

                  (a) to the Note Insurer, the aggregate amount necessary to reimburse the Note Insurer for any unreimbursed payments of Insured Payments (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement) in respect of the Notes on prior Payment Dates and the amount of any unpaid Note Insurer Premiums for prior Payment Dates (together with interest thereon at the Late Payment Rate specified in the Insurance Agreement to be dated as of June 1, 1998, among the Issuer, the Depositor, the Company, RBMG, the Servicer, the Indenture Trustee, Funding Co., the Underwriter and the Note Insurer (the "Insurance Agreement"); provided, however, that the Note Insurer shall be paid unreimbursed Insured Payments and unpaid Note Insurer Premiums (and any interest thereon) only after Noteholders have received Note Interest and any Overcollateralization Deficit with respect to such Payment Date;

                  (b) to the Noteholders, Note Interest with respect to such Payment Date;

                  (c) to the Noteholders, the amount of the Monthly Principal for the Notes with respect to such Payment Date, in reduction of the Note Balance until such Note Balance is reduced to zero;

                  (d) to the Note Insurer, any amounts due and owing under the Insurance Agreement that are not described in clause (a) above;

                  (e) to the Noteholders, in reduction of the Note Balance, the amount, if any, equal to the lesser of (A) Excess Cash with respect to such Payment Date, and (B) the lesser of (1) the amount necessary for the Overcollateralization Amount to equal the Required Overcollateralization Amount on such Payment Date (after giving effect to application of the Monthly Principal for such Payment Date) and (2) the amount necessary to reduce the Note Balance to zero;

                  (f) to the Noteholders, any amounts due them as a result of Prepayment Interest Shortfalls and shortfalls in interest resulting from application of the Relief Act;

                  (g) to the Noteholders, the Available Funds Cap Carry Forward Amount with respect to such Payment Date; and

                  (h) to the Indenture Trustee, the Owner Trustee, the Servicer and the Issuer, certain amounts reimbursable to them pursuant to the Indenture, the Owner Trust Agreement, or the Servicing Agreement.

         Any Available Funds remaining after application in the manner specified above will be released to the holder(s) of the Residual Interest on such Payment Date, free from the lien of the Indenture, and such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

         In the event that, with respect to a particular Payment Date, Available Funds on such date are not sufficient to pay any portion of Note Interest, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in such Note Interest. In addition, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to any Overcollateralization Deficit on a Payment Date (after taking into account payments in respect of Monthly Principal and Excess Cash on such Payment Date) and apply the portion of the Insured Payment related to such Overcollateralization Deficit to reduce the Note Balance on such Payment Date by the amount of such Overcollateralization Deficit. Any Insured Payment paid in respect of the Notes to make up any Overcollateralization Deficit shall be paid to the Noteholders, in reduction of the Note Balance, until such Note Balance is reduced to zero.

         In no event will the aggregate payments of principal to Noteholders exceed the Original Note Balance. All calculations of interest on the Notes will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

         "Note Interest" for any Payment Date will be an amount equal to interest accrued during the related Interest Period at the Note Interest Rate on the Note Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Notes on such preceding Payment Date), less the amount of any Prepayment Interest Shortfalls and shortfalls in interest due to application of the Relief Act.

         The "Note Interest Rate" (a) for the initial Interest Period will be a per annum, rate equal to One-Month LIBOR plus 0.18%, and (b) for each subsequent Interest Period will be a per annum rate equal to the lesser of (i) for each Interest Period ending prior to the Redemption Date, One-Month LIBOR plus 0.18%, and for each Interest Period thereafter, One-Month LIBOR plus 0.36% (the applicable rate described in this clause (i), the "Note Formula Rate") and (ii) the "Available Funds Cap Rate".

         The "Available Funds Cap Rate" for any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate scheduled principal balance of the then outstanding Home Equity Loans and REO Properties times the weighted average of the Expense Adjusted Coupon Rates on the then outstanding Home Equity Loans and REO Properties minus (B) the amount of the Note Insurer Premium for such Payment Date, and the denominator of which is (ii) an amount equal to (A) the then outstanding aggregate Note Balance multiplied by (B) the actual number of days elapsed in the related Interest Period divided by 360.

         The "Expense Adjusted Coupon Rate" on any Home Equity Loan is equal to the then applicable Coupon Rate thereon minus the sum of (i) the Minimum Spread and (ii) the Servicing Fee Rate. For any Payment Date occurring from the Closing Date through and including the twelfth Payment Date, the Minimum Spread is equal to 0.00% per annum. For any Payment Date occurring after the twelfth Payment Date the Minimum Spread is equal to 0.50% per annum. For any Payment Date, the Servicing Fee Rate is equal to 0.44% per annum; provided, however, that if necessary to obtain the appointment of a successor servicer or sucessor sub-servicers, the Servicing Fee Rate may increase up to 0.50% per annum. The payment of any increased Servicing Fee would reduce the amount of Excess Cash. See "Servicing of the Home Equity Loans--Servicing and Other Compensation and Payment of Expenses" herein.

         If, on any Payment Date, the Available Funds Cap Rate limits the Note Interest Rate (i.e., the rate set by the Available Funds Cap Rate is less than the Note Formula Rate), the amount of any such shortfall will be carried forward and be due and payable on the following Payment Date and shall accrue interest at the applicable Note Interest Rate, until paid (such shortfall, together with such accrued interest, the "Available Funds Cap Carry Forward Amount"). The Insurance Policy does not cover the Available Funds Cap Carry Forward Amount; the payment of such amount may be funded only from any Excess Cash that would otherwise be paid to the holder(s) of the Residual Interest. The ratings assigned to the Notes do not address the payment of the Available Funds Cap Carry Forward Amount.

         The "Note Balance" will equal, as of any Payment Date, the Original Note Balance less all Monthly Principal and Excess Cash paid to the Noteholders on previous Payment Dates in reduction of the Note Balance (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit under the Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to the Indenture).

         "Monthly Principal" for any Payment Date will be an amount equal to the lesser of (a) the excess of Available Funds over the amounts described in clauses (i) and (ii) of the definition of Excess Cash, and (b) the aggregate of
(i) all scheduled payments of principal received or advanced with respect to the Home Equity Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Home Equity Loans (including Principal Prepayments, but not including Payments Ahead (as defined herein) during or in respect of the related Collection Period, and
(ii) the aggregate of the amounts allocable to principal paid to the Indenture Trustee for deposit in the Note Account on the related Servicer Remittance Date by the Issuer, the Depositor, the Company, RBMG, Funding Co., the Servicer or the Note Insurer in connection with a repurchase, release, removal or substitution of any Home Equity Loans pursuant to the Indenture, reduced by (c) the amount of any Overcollateralization Surplus with respect to such Payment Date.

         "Determination  Date"  means,  as to any Payment  Date,  the  fifteenth
(15th) day of the month in which such Payment Date occurs, or if such fifteenth day is not a Business Day, then the preceding Business Day.

         "Payments Ahead" means any payment of one or more scheduled Monthly Payments remitted by a mortgagor with respect to a Mortgage Note in excess of the scheduled Monthly Payment due during the related Due Period with respect to such Mortgage Note, which sums the related mortgagor has instructed the Servicer to apply to scheduled Monthly Payments due in one or more subsequent Due Periods. Payments Ahead will be deemed received in the Due Period in which they would have become due had they not been paid in advance.

         "Principal Prepayment" means any mortgagor payment or other recovery in respect of principal on a Home Equity Loan (including Net Liquidation Proceeds (as defined herein) and Insurance Proceeds (as defined herein) allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that is accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the principal balance of such Home Equity Loan currently.

         "Liquidated Home Equity Loan" means, as to any Payment Date, any Home Equity Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds (as defined herein) which it expects to recover from or on account of such Home Equity Loan have been recovered.

         "Available Funds" with respect to any Payment Date will consist of the sum of the amounts described in clauses (a) through (h) below, less (i) the Administrative Fee Amount in respect of such Payment Date, (ii) P&I Advances and Servicing Advances (as defined herein) previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Home Equity Loan and already reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Servicing Agreement and certain other amounts for which the Indenture Trustee, the Servicer and the Issuer are permitted to be reimbursed, (iii) the aggregate amounts (A) deposited into the Collection Account or Note Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) (the "Bankruptcy Code") in accordance with a final nonappealable order of a court of competent jurisdiction and (iv) any other costs, expenses, liabilities and losses borne by the Trust Estate, which are not otherwise reimbursable to the Trust Estate:

                  (a) all scheduled payments of interest received with respect to the Home Equity Loans and due during the related Due Period and all other interest payments on or in respect of the Home Equity Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Home Equity Loans in respect of any period prior to the applicable Cut-Off Dates, plus any Compensating Interest Payments made by the Servicer in respect of the related Home Equity Loans and any net income from related REO Properties for such Collection Period;

                  (b) all scheduled payments of principal received with respect to the Home Equity Loans and due during the related Due Period and all other principal payments (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period in respect of the Home Equity Loans;

                  (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property that are received during the related Collection Period and applied by the Servicer to reduce the Stated Principal Balance of the related Home Equity Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Home Equity Loan);

                  (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Home Equity Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less unreimbursed P&I Advances, Servicing Advances and expenses incurred by the Servicer in connection with the liquidation of such Home Equity Loan ("Net Liquidation Proceeds");

                  (e) the aggregate of the amounts received in respect of any Home Equity Loans that are required or permitted to be repurchased, released, removed or substituted by any of RBMG, the Company, the Depositor or the Issuer during the related Collection Period as described in "--Assignment of Home Equity Loans" and "Servicing of the Home Equity Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Servicer Remittance Date;

                  (f) the amount of any P&I Advances made for such Payment Date;

                  (g) the aggregate of amounts deposited in the Note Account by the Issuer, the Servicer or the Note Insurer, as the case may be, during such Collection Period in connection with redemption of the Notes as described under "--Redemption of the Notes" herein; and

                  (h) the amount applied by the Indenture Trustee from funds on deposit in the Interest Coverage Account to cover shortfalls in interest in the Notes attributable to the pre-funding feature.

         The "Stated Principal Balance" of any Home Equity Loan as of any date of determination is equal to the scheduled principal balance thereof as of the applicable Cut-Off Date, after application of all scheduled principal payments due on or before such Cut-Off Date, reduced by the sum of the principal portion of each Monthly Payment due on a Home Equity Loan subsequent to such Cut-Off Date received by the Indenture Trustee or advanced to the Indenture Trustee, reduced by all other amounts allocable to principal that have been received by the Indenture Trustee with respect to such Home Equity Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to such Home Equity Loan on or before the date of determination.

Calculation of One-Month LIBOR

         On the second business day preceding each Payment Date (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the next Interest Period on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on page 3750 of Telerate, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "page 3750 of Telerate" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on page 3750 of Telerate on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Issuer or RBMG or affiliates thereof.

         On each Interest Determination Date, One-Month LIBOR for the related Interest Period will be established by the Indenture Trustee as follows:

                  (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

                  (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean,
         (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks or (iii) in the event the New York City banks are not offering quotes, One-Month LIBOR for the Interest Period in which such Interest Determination Date occurs.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

Pre-Funding Account

         The Issuer will establish with the Indenture Trustee for the benefit of the Noteholders a segregated account (the "Pre-Funding Account") into which it will deposit upon receipt from the Issuer approximately $25,000,000 (the actual amount deposited by the Issuer in the Pre-Funding Account, "Original Pre-Funding Amount") to be used to purchase Additional Home Equity Loans. The Original Pre-Funding Amount will be reduced during the Funding Period by the amount thereof used to purchase Additional Home Equity Loans in accordance with the Indenture (on any date of determination, the Original Pre-Funding Amount as so reduced (the "Pre-Funding Amount").

Interest Coverage Account

         The Issuer will establish with the Indenture Trustee for the benefit of the Noteholders a segregated account (the "Interest Coverage Account"). On the Closing Date, the Issuer will deposit in such account a cash amount as required by the Note Insurer and specified in the Indenture (the "Interest Coverage Amount"). Funds on deposit in the Interest Coverage Account will be applied by the Indenture Trustee to cover shortfalls in the Note Interest attributable to the pre-funding feature during the Funding Period. Such shortfall initially will exist during the Funding Period because while the Noteholders are entitled to receive interest accruing on the Note Balance, the Note Balance during the Funding Period will be greater than the aggregate Stated Principal Balance of the Closing Date Home Equity Loans in the Home Equity Pool on the Closing Date. Upon purchase by the Issuer and the pledge thereof to the Indenture Trustee of Additional Home Equity Loans, funds on deposit in the Interest Coverage Account will be released by the Indenture Trustee to the Issuer to the extent not necessary to cover such shortfalls.

Mandatory Prepayments On The Notes from Excess Funds in the Pre-Funding Account

         The Notes will be prepaid on the October 1998 Payment Date to the extent that any amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The Note Balance will be reduced by an amount equal to the lesser of (i) the amount then on deposit in the Pre-Funding Account and (ii) the outstanding Note Balance. Although no assurance can be given, it is anticipated by the Issuer that the principal amount of Additional Home Equity Loans purchased by the Issuer and pledged to the Indenture Trustee as security for the Notes will require the application of substantially all of the Original Pre-Funding Amount and that there should be no material amount of principal prepaid to the Noteholders from amounts in the Pre-Funding Account. However, it is unlikely that the Issuer will be able to deliver Additional Home Equity Loans with an aggregate principal balance identical to the Original Pre-Funding Amount.

Note Account

         Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account (the "Note Account") from which all payments with respect to the Notes will be made. As described below, not later than the Servicer Remittance Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in the Note Account the sum (without duplication) of all amounts on deposit in the Collection Account (as defined herein) that constitute any portion of Available Funds for the related Payment Date.

         All or a portion of the Note Account may be invested and reinvested by the Indenture Trustee in one or more Permitted Investments (as defined herein) bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Note Account which otherwise qualifies as a Permitted Investment. No investment in the Note Account may mature later than the Business Day preceding the Payment Date.

         The Indenture Trustee will not in any way be held liable by reason of any insufficiency in any Note Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

         All income or other gain from investments in the Note Account will not be available to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be held in the Note Account for the benefit of the Issuer, subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Issuer. The Issuer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Note Account and then available for such application.

         Permitted   Investments.   The   Indenture   will   define   "Permitted
         Investments" generally as follows:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America, Fannie Mae, Freddie Mac, the Federal Home Loan Banks or any agency or instrumentality of the United

         States of America, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by "S&P" and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having ratings in one of the two highest available rating categories of S&P and Moody's at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein), including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or for which the Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

                  (h) any investment approved in writing by the Note Insurer and written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

         The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and the
Note Insurer.

Overcollateralization Feature

         Credit enhancement with respect to the Notes will be provided in part by overcollateralization resulting from the Home Equity Pool Balance as of the end of each Due Period exceeding the Note Balance for the related Payment Date. On the Closing Date, the initial Overcollateralization Amount for the Notes will equal 0.00% of the sum of the Closing Date Home Equity Pool Balance and the Original Pre-Funding Amount. The Indenture requires that this Overcollateralization Amount be increased to, and thereafter maintained at, the Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash to accelerate the pay down of the Note Balance until the Overcollateralization Amount reaches the Required Overcollateralization Amount. Such applications of Excess Cash, because they consist of interest collections on the Home Equity Loans, but are distributed as principal on the Notes, will increase the related Overcollateralization Amount.

         The "Excess Cash" on any Payment Date will be equal to Available Funds for such Payment Date, reduced by the sum of (i) any amounts payable to the Note Insurer for Insured Payments paid on prior Payment Dates and not yet reimbursed and for any unpaid Note Insurer Premiums for prior Payment Dates (in each case with interest thereon at the Late Payment Rate set forth in the Insurance Agreement), (ii) the Note Interest for the related Payment Date, and (iii) the Monthly Principal for the related Payment Date.

         The "Overcollateralization Amount" with respect to any Payment Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Home Equity Loans as of the end of the related Due Period plus any amount on deposit in the Pre-Funding Account at such time disregarding any Pre-Funding Account Earnings exceeds (y) the Note Balance as of such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus) made on such Payment Date. "Pre-Funding Account Earnings" means for any Payment Date in the Funding Period, the actual investment earnings earned during the previous calendar month on amounts on deposit in the Pre-Funding Account as calculated by the Indenture Trustee. The required level of the Overcollateralization Amount with respect to any Payment Date (the "Required Overcollateralization Amount") will be equal to the amount specified as such in the Indenture. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers, including triggers that allow the related Required Overcollateralization Amount to decrease or "step down" based on the performance of the Home Equity Loans with respect to certain delinquency rate tests specified in the Indenture. In addition, Excess Cash will be applied to the payment in reduction of principal of the Notes during the period that the Home Equity Loans are unable to meet certain tests specified in the Insurance Agreement based on delinquency rates. Any increase in the applicable Required Overcollateralization Amount may result in an accelerated amortization of the Notes until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

         The application of Excess Cash to reduce the Note Balance on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Home Equity Loans in the Trust Estate.

         In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash that would otherwise be paid to the Notes on any such Payment Date in reduction of the Note Balance will be released to the holder(s) of the Residual Interest.

         With respect to any Payment Date, an Overcollateralization Surplus means, the amount, if any, by which (x) the Overcollateralization Amount for such Payment Date exceeds (y) the then applicable Required Overcollateralization Amount for such Payment Date. In the absence of Realized Losses, as Excess Cash is applied to accelerate amortization of the Notes and the Required Overcollateralization Amount is reached and maintained, because the Note Balance will be less than the aggregate Stated Principal Balance of the Home Equity Loans, cashflow from the Home Equity Loans will be available to be paid to the holders of the Residual Interest. Such amounts if not paid would otherwise cause an Overcollateralization Surplus.

         The Indenture will provide that, on any Payment Date, all amounts collected on the Home Equity Loans in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the Note Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists or would otherwise exist an Overcollateralization Surplus. If any Home Equity Loan became a Liquidated Home Equity Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Stated Principal Balance of the related Home Equity Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Stated Principal Balance of any Home Equity Loan that becomes a Liquidated Home Equity Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Noteholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount for the Notes, and will result in more Excess Cash, if any, being paid on the Notes in reduction of the Note Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

         Overcollateralization and the Insurance Policy. The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the Insurance Policy not later than 12:00 noon (New York City time) on the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit with respect to the Notes will occur. With respect to any Payment Date, an "Overcollateralization Deficit" will mean the amount, if any, by which (x) the Note Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments, exceeds (y) the sum of the aggregate Stated Principal Balance of the Home Equity Loans as of the end of the applicable Due Period. Accordingly, the Insurance Policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the Insurance Policy guarantees ultimate payment of the full amount of the Original Note Balance, rather than current payments of the amounts of any Realized Losses to the Noteholders. Investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments in reduction of the Note Balance.

Reports to Noteholders

         Concurrently with each payment to the Noteholders, the Indenture Trustee will mail a statement to each Noteholder, the Note Insurer, the Issuer and the Underwriter in the form required by the Indenture and setting forth the following information available to the Indenture Trustee:

                  (a) the amount of such payment to the Noteholders on the related Payment Date allocable to (i) Monthly Principal (separately setting forth Principal Prepayments) and (ii) any Excess Cash payment;

                  (b) the amount of such payment to the Noteholders on such Payment Date allocable to (i) Note Interest and (ii) the Available Funds Cap Carry Forward Amount;

                  (c) the Note Balance after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce the Note Balance on such Payment Date;

                  (d) the aggregate Stated Principal Balance of the Home Equity Loans as of the end of the related Due Period;

                  (e) the amount of P&I Advances made with respect to such Payment Date and the aggregate amount of unreimbursed P&I Advances and Servicing Advances, if any;

                  (f) the number and the aggregate of the Stated Principal Balances of the Home Equity Loans delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;

                  (g) the aggregate of the Stated Principal Balances of the Home Equity Loans in foreclosure or other similar proceedings or in which the mortgagor is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;

                  (h) the aggregate of the Stated Principal Balances of the Home Equity Loans repurchased by RBMG, the Company, the Depositor, the Servicer or the Note Insurer, separately setting forth the aggregate of the Stated Principal Balances of Home Equity Loans delinquent for three consecutive monthly installments purchased by the holder of the majority of the Residual Interest, the Servicer or the Note Insurer at their option pursuant to the Servicing Agreement;

                  (i) the Insured Payment, if any, for such Payment Date;

                  (j) the amount of the aggregate Servicing Fee paid to or retained by the Servicer with respect to such Payment Date; and

                  (k) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to such Payment Date.

         In the case of information furnished pursuant to clauses (a) and (b) above, the amounts will be expressed as a dollar amount per Note with a $1,000 principal denomination.

         Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and to the Issuer and the Underwriter, if requested in writing by any such person, a statement containing the information set forth in clauses (a) and
(b) above, aggregated for such calendar year or, in the case of each person who was a Noteholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Noteholders pursuant to any requirements of the Code as are in force from time to time.

         Note factor information may be obtained from the Indenture Trustee by placing a telephone call to (800) 735-7777. In addition, if the Issuer so directs the Indenture Trustee on terms acceptable to the Indenture Trustee, the Indenture Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Home Equity Loans.

Redemption of the Notes

         The Notes will be subject to redemption, in whole but not in part, at the option of the Servicer or the Note Insurer, on or after the Payment Date on which the Home Equity Pool Balance has declined to less than 10% of the Transaction Balance (the "Redemption Date").

         The Notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance, plus accrued but unpaid interest thereon (including any Available Funds Cap Carry Forward Amount) through the end of the Interest Period immediately preceding the related Payment Date; provided, however, that no redemption may take place unless, in connection with such redemption, any amounts due and owing to the Note Insurer under the Insurance Agreement are paid in full to the Note Insurer. There will be no prepayment premium due in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Note Insurer at least ten days prior to the Payment Date set for such redemption.

         The payment on the final Payment Date in connection with the redemption of the Notes shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Notes.

Payments to the Holder(s) of the Residual Interest

         On each Payment Date, any portion of Available Funds remaining after making payments of interest and principal due on the Notes and other payments required on such Payment Date will be released to the holder(s) of the Residual Interest, free of the lien of the Indenture. Such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

Example of Payments

         The following chart sets forth an example of payments on the Notes for the first month of the Trust Estate's existence.

-------------------- ----------------- -------------------------------------------------------------------------------
June 1, 1998         Initial Cut-Off   The initial  principal  balance of the  Closing  Date Home Equity Pool will be
                     Date              the aggregate Stated  Principal  Balance of the Closing Date Home Equity Loans
                                       as of June 1, 1998,  after  deducting any principal  payments due on or before such date.  Any  principal  and  interest payments due on or  before  June 1,
                                       1998 will not be part of the Home Equity Pool.
-------------------- ----------------- -------------------------------------------------------------------------------
June 1 through       Collection        Partial  principal  prepayments and prepayments in full with interest  thereon
June 30              Period            up to, but not  including,  the date of such  prepayment in full,  received at any time during this period will be deposited into the Collection  Account for payment to  Noteholders  on July 27, 1998 (the first Business Day after
                                       July 25).
-------------------- ----------------- -------------------------------------------------------------------------------
June 24, 1998        Interest          The initial Interest Determination Date is on or about June 24, 1998, on which
                     Determination     the Note  Interest  Rate for the initial  July 27, 1998  Payment Date will be
                     Date              determined.  The Interest  Determination  Date for  subsequent  periods is the second  Business  Day  preceding  each  Payment  Date with respect to the next
                                       Interest Period (e.g. July 23, 1998 for the August 25, 1998 Payment Date.)
-------------------- ----------------- -------------------------------------------------------------------------------
June 29, 1998        Interest Period   The Interest Period in respect of any Payment Date will be the period from and
to July 27, 1998                       including the Closing  Date, in the case of the Initial  Payment Date, or from and  including  the  immediately  preceding  Payment  Date, in the case of any subsequent Payment Date, to but excluding the related Payment Date.
-------------------- ----------------- -------------------------------------------------------------------------------
July 24, 1998        Record Date       Payments on July 27, 1998 will be made to  Noteholders  of record at the close of business on July 24, 1998 (the Business Day prior to the Payment Date).
-------------------- ----------------- -------------------------------------------------------------------------------
June 2 through       Due Period        Payments due during the related Due Period (June 2, 1998 through July 1, 1998)
July 1, 1998                           from mortgagors will be deposited in the Collection  Account as received,  and will  include  scheduled  principal  payments  plus  interest  on the  related principal balances.
-------------------- ----------------- -------------------------------------------------------------------------------
July 15, 1998        Determination     The  Determination  Date is, as to any Payment Date,  the fifteenth day of the
                     Date              month in which such  Payment Date occurs,  or if such  fifteenth  day is not a
                                       Business  Day, then the  preceding  Business  Day. On the second  Business Day following the  Determination  Date, the amounts of principal and interest that will be  distributed on the July 27, 1998 Payment  Date will be  determined by the Indenture Trustee.
-------------------- ----------------- -------------------------------------------------------------------------------
July 20, 1998        Servicer          On the  eighteenth of each month (or the first Business Day  thereafter),  the
                     Remittance        Servicer  will  remit  to the  Indenture  Trustee  for  deposit  into the Note
                                       Account,  the  amount of  principal  and  interest  to be  distributed  to the
                                       Noteholders on the next Payment Date from amounts on deposit in the Collection
                                       Account,  together  with any P&I Advances  required to be made by the Servicer for such Payment Date.
-------------------- ----------------- -------------------------------------------------------------------------------
July 27, 1998        Payment Date      On the  twenty-fifth day of each month (or the first Business Day thereafter), the  Indenture  Trustee  will pay or cause to be paid to the  Noteholders  the amounts  determined on the  eighteenth  day of July. If a Monthly  Payment due during the related  Due Period is not  received  from a mortgagor  by July 15,
                                       1998, the Servicer will make a P&I Advance with respect to such late payment.
-------------------- ----------------- -------------------------------------------------------------------------------


         Each succeeding month will follow the same pattern except for the Initial Cut-Off Date, initial Interest Period and initial Interest Determination Date.

Optional Purchase of Delinquent Home Equity Loans

         The Servicer will have the option to purchase any Home Equity Loan that is 90 days or more delinquent (i.e., any Home Equity Loan on which the related mortgagor has failed to make three or more consecutive Monthly Payments) upon a determination by, and notice by, the Servicer that such Home Equity Loan will otherwise become subject to foreclosure proceedings. The purchase price to be paid to the Indenture Trustee to release any such Home Equity Loan from the Trust Estate will equal the Stated Principal Balance of such Home Equity Loan, plus accrued and unpaid interest thereon to the Due Date related to the Payment Date on which the amount of such purchase price will be paid to the Noteholders plus unreimbursed P&I Advances and Servicing Advances.

P&I Advances

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date from its own funds, or funds in the Collection Account that are Payments Ahead, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Home Equity Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (a "REO Property" and any such advance, a "P&I Advance"). Notwithstanding the foregoing, with respect to a delinquent balloon payment, the Servicer is not required to make an advance of such delinquent balloon payment. The Servicer will, however, make monthly P&I Advances with respect to Balloon Loans with delinquent balloon payments, in each case in an amount equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based on the original assumed hypothetical principal amortization schedule for the applicable Balloon Loan.

         P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making such P&I Advances is to maintain a regular cashflow to the Noteholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the Monthly Payments on the Home Equity Loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the Servicer from late collections, Insurance Proceeds and Liquidation Proceeds from the Home Equity Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Home Equity Loan that are deemed by the Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to the payments on the Notes. In the event the Servicer fails in its obligation to make any such P&I Advance, the Indenture Trustee, to the extent it has been appointed as successor to the Servicer, will be obligated to make any such P&I Advance to the extent required in the Servicing Agreement. In such event, the Indenture Trustee will be reimbursed for P&I Advances in the same manner described above with respect to the Servicer.

Compensating Interest Payments

         With respect to each Home Equity Loan as to which a prepayment in whole or in part was received, the Servicer will be required with respect to such Payment Date to remit to the Note Account, no later than the related Servicer Remittance Date, from amounts otherwise payable to the Servicer as its Servicing Fee for the related Collection Period, an amount equal to the excess, if any, of
(a) 30 days' interest on the Stated Principal Balance of each such Home Equity Loan (immediately prior to such payment) at the related Coupon Rate, less (b) the amount of interest actually received on such Home Equity Loan during the related Due Period (each such amount, a "Compensating Interest Payment") for payment on the Notes on such Payment Date to insure that the Noteholders do not incur a shortfall in interest as a result of such prepayment (such shortfall, a "Prepayment Interest Shortfall"). The Servicer will not be entitled to be reimbursed from collections on the Home Equity Loans or any assets of the Trust Estate for any Compensating Interest Payments made.

Note Events of Default

         An Event of Default with respect to the Notes shall occur: (a) if, on any Payment Date, after taking into account all Issuer payments made in respect of the Notes on such Payment Date, the interest on the Notes at the Note Formula Rate for such Payment Date remains unpaid or an Overcollateralization Deficit still exists with respect to the Notes; (b) if certain negative covenants in the Indenture or certain covenants relating to redemptions of Notes are not observed; (c) if any other covenant of the Issuer set forth in the Indenture, the Servicing Agreement, the Depositor Sale Agreement, or the Insurance Agreement is not observed and such failure continues for a period of sixty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders evidencing at least 25% in aggregate Note Balance; (d) if the lien of the Indenture fails to constitute a valid first priority security interest in the Trust Estate; (e) if any representation or warranty made by the Issuer in the Indenture, the Servicing Agreement, the Depositor Sale Agreement, or the Insurance Agreement or in any certificate delivered pursuant thereto is incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect is not cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the Noteholders evidencing at least 25% in aggregate Note Balance; or (f) upon the occurrence of certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. In the absence of a failure by the Note Insurer to pay Insured Payments, no acceleration of the maturity of the Notes shall be permitted without the consent of the Note Insurer.

Rights Upon Event of Default

         In case an Event of Default should occur and be continuing, the Indenture Trustee may, and on request of Noteholders evidencing more than 50% in aggregate Note Balance shall, declare the principal of the Notes to be due and payable. Such declaration may under certain circumstances be rescinded by the Noteholders evidencing a majority in Note Balance.

         If, following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may in its discretion, with the consent of the Note Insurer, (provided that the Noteholders have not directed the Indenture Trustee to sell the Home Equity Loans included in the Trust Estate), refrain from selling such Home Equity Loans and continue to apply all amounts received on such Home Equity Loans to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the Notes. In addition, upon an Event of Default the Indenture Trustee may, with the consent of the Note Insurer, in its discretion (provided that, unless the Event of Default relates to a default in payment of principal or interest, the Indenture Trustee must receive the consent of all Noteholders, and certain other conditions must be met), sell the Home Equity Loans included in the Trust Estate, in which event the Notes will be payable, without regard to their Stated Maturity, out of the collections on, or the proceeds from the sale of, the Home Equity Loans and any overdue installments of interest on the Notes will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Note.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Noteholders evidencing at least a majority in Note Balance will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; and the Noteholders evidencing a majority in Note Balance may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of each Noteholder affected thereby; provided, however, that in the absence of a failure by the Note Insurer to pay Insured Payments, the Note Insurer has all rights of the Noteholders, including the right to consent to actions.

List of Noteholders

         Three or more Noteholders (each of whom has owned a Note for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Noteholders, to all Noteholders.

The Indenture Trustee

         Bankers Trust Company, a New York chartered banking corporation, will act as Indenture Trustee for the Notes pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at 3 Park Plaza, Irvine, California 92614, Attention: Corporate Trust Administration, RBMG Funding Co. Home Equity Loan Trust 1998-1.

         The Indenture will provide that the Indenture Trustee is entitled to the Indenture Trustee's Fee and reimbursement of certain expenses. In addition, the Indenture Trustee is entitled to any earnings from investment of funds in the Note Account. The Indenture Trustee will, upon termination of the Servicer under the Servicing Agreement, be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

         The Indenture will provide that the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will be indemnified by the Trust Estate and will be held harmless against any loss, liability or expense (not including expenses, incurred in the ordinary course of the Indenture Trustee's performance in accordance with the provisions of the Indenture) incurred by the Indenture Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Indenture, other than any loss, liability or expense (i) resulting from the Servicer's actions or omissions in connection with the Servicing Agreement and the Home Equity Loans, (ii) that constitutes a specific liability of Indenture Trustee under the Indenture or (iii) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of the Indenture Trustee's duties under the Indenture as a result of a breach, or by reason of reckless disregard, of the Indenture Trustee's obligations and duties under the Indenture.

         The Indenture Trustee is eligible to serve as such under the Indenture only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

         The Indenture Trustee may, upon written notice to the Servicer, the Issuer and all Noteholders, resign at any time, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee has been appointed and has accepted appointment within 30 days after giving such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee. Any such successor Indenture Trustee must be approved by the Note Insurer and each Rating Agency. The Indenture Trustee may also be removed at any time (i) by the Issuer or the Note Insurer, if the Indenture Trustee ceases to be eligible to continue as such as described above or if the Indenture Trustee shall be adjudged bankrupt or insolvent or a receiver with respect to it or its property is appointed, (ii) by Noteholders evidencing at least 51% of the aggregate Note Balance with the consent of the Note Insurer or (iii) by the Note Insurer. Any removal or resignation of the Indenture Trustee and appointment of a successor Indenture Trustee as described above will not become effective until acceptance of appointment by the successor Indenture Trustee.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

General

         The yield to maturity and the aggregate amount of payments on the Notes will be affected by, among other things, the rate and timing of principal payments on the Home Equity Loans, and the amount and timing of mortgagor defaults resulting in Realized Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Home Equity Loans. The rate of principal payments on such Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Home Equity Loans and repurchases of Home Equity Loans due to certain breaches of representations and warranties, and purchases by the Note Insurer or the Servicer. The timing of changes in the rate of prepayments, liquidations, repurchases and purchases of the Home Equity Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Certain loss scenarios could lead to the failure of Noteholders to fully recover their initial investments. Since the rate and timing of principal payments on the Home Equity Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or as to the timing of principal prepayments on the Notes.

         The Home Equity Loans may be prepaid by the mortgagors at any time; however, in certain circumstances, the Home Equity Loans will be subject to a prepayment charge. See "Description of the Home Equity Pool" herein. All of the Home Equity Loans contain due-on-sale clauses. Prepayments, liquidations, repurchases and purchases of the Home Equity Loans by the Note Insurer or the Servicer will result in payments to Noteholders of principal amounts that otherwise would be paid over the remaining terms of the Home Equity Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Home Equity Pool consists of Fixed Rate Loans and Adjustable Rate Loans. If prevailing mortgage rates fell significantly below the Coupon Rates on the Fixed Rate Loans, the rate of prepayments (including from refinancing) on such Home Equity Loans would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Coupon Rates, the rate of prepayments on such Home Equity Loans would be expected to decrease. Although the Coupon Rates on the Adjustable Rate Loans may change from time to time, such Coupon Rates might not be consistent with prevailing rates because of the manner in which such Coupon Rates are computed. In addition, the Index on such Home Equity Loans may not rise and fall consistently with mortgage interest rates generally. Accordingly, the Coupon Rates on the Adjustable Rate Loans may be higher than mortgage rates generally, resulting in prepayments when the Coupon Rates on such Home Equity Loans are increasing.

         In addition to the foregoing, the allocation of Excess Cash in respect of principal will have the effect of accelerating the amortization of the Notes relative to the amortization of the Home Equity Loans. This will cause the Notes to be overcollateralized by the Home Equity Loans to the extent that the aggregate Stated Principal Balance of the Home Equity Loans exceeds the outstanding Note Balance of the Notes, and as a result of such accelerated amortization, the weighted average lives of the Notes will be shorter than otherwise would be the case. The yield to maturity on the Notes will depend on the availability of the Excess Cash and, consequently, will be sensitive to the rate and timing of principal payments (including prepayments, repurchases, purchases, defaults and liquidations) on the Home Equity Loans and to fluctuations in the level of One-Month LIBOR, which may vary significantly over time. To the extent that any modification of a Home Equity Loan permitted to be made by the Servicer pursuant to the Servicing Agreement provides the related mortgagor with a lower Coupon Rate, Maximum Rate or Monthly Payment than otherwise would be the case, such modification could cause a corresponding reduction in the amount of the Excess Cash available, because the respective amounts of interest and principal to be distributed on the Notes will be calculated without regard to such modification and, further, because the Servicer will not be required to disregard such modification for purposes of making P&I Advances. Any such reduction in the availability of the Excess Cash will cause the amount by which the Notes are overcollateralized to increase more slowly than otherwise would be the case.

         To the extent that the Original Pre-Funding Amount has not been fully applied to the purchase of Additional Home Equity Loans by the Issuer and the pledge thereof to the Indenture Trustee as security for the Notes by the end of the Funding Period, the Noteholders will receive a prepayment of principal in an amount equal to (a) the lesser of (i) the Pre-Funding Amount remaining in the Pre-Funding Account on the first Payment Date following the termination of the Funding Period and (ii) the outstanding Note Balance. Although no assurance can be given, it is anticipated by the Issuer that the principal amount of Additional Home Equity Loans purchased by the Issuer and pledged to the Indenture Trustee will require the application of substantially all of the Original Pre-Funding Amount and that there should be no material amount of principal prepaid to the Noteholders from the Pre-Funding Account. However, it is unlikely that the Issuer will be able to deliver Additional Home Equity Loans with an aggregate principal balance identical to the Original Pre-Funding Amount, with the result that some prepayment of the Notes will occur on the October 1998 Payment Date.

         Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Home Equity Loans, if any, that will be made, the Noteholders may find it difficult to analyze the effect of principal prepayments on the yields and weighted average lives of the Notes.

         The yield to maturity on the Notes will be affected by the level of One-Month LIBOR, which bears no relationship to the Coupon Rates applicable to the Fixed Rate Loans and which is different than the Index applicable to the Adjustable Rate Loans. To the extent that the amount of interest otherwise payable in respect of the Notes is greater than the amount of available interest on the Home Equity Loans with respect to any Payment Date, shortfalls may occur in respect of the Notes. Although the Noteholders will be entitled to be reimbursed for any such shortfalls as and to the extent described herein, the yield to Noteholders may be adversely affected by the occurrence of such shortfalls. See "Risk Factors--Prepayment of the Home Equity Loans May Affect the Yield to Maturity of the Notes" herein.

         The rate of defaults on the Home Equity Loans also will affect the rate and timing of principal payments on the Home Equity Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the Monthly Payments on the Adjustable Rate Loans to an amount in excess of the Monthly Payment required at their respective dates of origination may result in a default rate higher than that on level payment mortgage loans, and the repayment of the Adjustable Rate Loans will be dependent on the ability of the related mortgagors to make larger Monthly Payments as a result of increases in the related Coupon Rates. In addition, there is a risk that the Balloon Loans may default at maturity because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to refinance the related Balloon Loan or to sell the related Mortgaged Property. Furthermore, the rate of default on Home Equity Loans that are refinancings or that were not originated under RBMG's Full Documentation program also may be higher than for other types of Home Equity Loans. See "Risk Factors" herein. As a consequence of the underwriting standards for RBMG's "B and C" subprime credit risk residential lending program, the Home Equity Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and, that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the guidelines of Fannie Mae and FHLMC. See "Description of the Home Equity Pool--Underwriting Standards" herein. Because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Home Equity Loans, the Home Equity Loans will be serviced in a manner intended to result in a faster exercise of remedies, including foreclosure, in the event Home Equity Loan delinquencies and defaults occur than would be the case if the Home Equity Loans were serviced in a more conventional manner. The rate and timing of prepayments, defaults and liquidations on the Home Equity Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy or real estate market exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         When a principal prepayment in full is made on a Home Equity Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding Monthly Payment up to, but not including, the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the Due Date on or prior to the date of receipt, with a resulting reduction in interest payable on the succeeding Due Date. Full or partial prepayments (or other liquidations) received in any calendar month will be distributed to Noteholders on the Payment Date in the month following the month of receipt. With respect to such full or partial prepayments (or other liquidations), the Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Coupon Rate) but only to the extent of the Servicing Fee otherwise payable to the Servicer for the related Due Period. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for payment to the Noteholders. "Net Coupon Rate" means, with respect to any Home Equity Loan, a per annum rate of interest equal to the applicable Coupon Rate minus the Servicing Fee Rate.

         In addition, the yield to maturity of the Notes will depend on the prices paid by the Noteholders and the related Note Interest Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

Weighted Average Life of the Notes

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of such security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Home Equity Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The model used in this Prospectus Supplement with respect to Fixed Rate Loans is the Home Equity Prepayment ("HEP") assumption. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR (as defined below) to one-fifth the given HEP percentage, and increases by an additional four fifty-fifths the given HEP percentage each month thereafter until the twelfth month, thereafter remaining at a CPR equal to the given HEP percentage. The model used in this Prospectus Supplement with respect to Adjustable Rate Loans is the Constant Prepayment Rate ("CPR") assumption. The CPR represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such Home Equity Loans. Each of CPR and HEP does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Home Equity Loans.

         The table below entitled "Percentage of Initial Note Balance Outstanding at the Prepayment Assumption" has been prepared on the basis of certain assumptions, as described below, regarding the characteristics of the Home Equity Loans and the Home Equity Loans that are expected to be included in the Trust Estate, as described herein under "Description of the Home Equity Pool," and the performance thereof. The table assumes, among other things, that:
(A) the Closing Date Home Equity Loans are divided into three types of Fixed Rate Loans and four types of Adjustable Rate Loans and (B) the Home Equity Loans have the following aggregate initial characteristics:


                           Initial Fixed Rate Loans: Assumed Collateral Characteristics

     Loan Type           Aggregate           Weighted           Weighted Average        Weighted Average Original
                         Principal            Average            Remaining Term            Amortization Term in
                          Balance             Coupon               in Months                      Months
-------------------- ------------------- ------------------ ------------------------- ------------------------------

30 Yr Fixed           $ 9,776,416.54          10.130%                   347                        360
15 Yr Balloon         $ 1,097,091.71          11.143%                   178                        360
15 Yr Fixed           $ 1,559,544.25          10.531%                   178                        180


                         Additional Fixed Rate Loans: Assumed Collateral Characteristics

     Loan Type           Aggregate           Weighted           Weighted Average        Weighted Average Original
                         Principal            Average            Remaining Term            Amortization Term in
                          Balance             Coupon               in Months                      Months
-------------------- ------------------- ------------------ ------------------------- -------------------------------

30 Yr Fixed           $ 2,450,000.00          10.178%                   358                         360
15 Yr Balloon         $   250,000.00          11.096%                   178                         360
15 Yr Fixed           $   450,000.00          10.365%                   178                         180

         It is assumed that 80% of the Additional Fixed Rate Loans will be delivered 60 days from the Closing Date, and that the remaining 20% of the Additional Fixed Rate Loans will be delivered 90 days from the Closing Date.



        Initial Adjustable Rate Loans: Assumed Collateral Characteristics

                                                                        Weighted     Weighted
                                                                         Average     Average
                                       Weighted   Weighted               Periodic    Periodic
                                        Average     Average              Rate Cap    Rate Cap
                                       Remaining   Original    Weighted  for the      for the     Weighted   Weighted
               Aggregate   Weighted     Term to   Amortization Average   First         Next       Average    Average
Loan           Principal    Average    Maturity   Term in       Gross    Adjustment  Adjustment   Maximum    Minimum
Type            Balance     Coupon     in Months   Months       Margin    Date         Date       Rate Cup   Rate
----------------------------------------------------------------------------------------------------------------------
2 Yr/6 Mth  $67,743,095.76   9.674%      359         360        6.502%     3.0%         1.5%       16.674%     9.674%

6 Mth LIB    $4,022,382.85   8.573%      359         360        5.591%     1.5%         1.5%       15.573%     8.612%

6 Mth LIB   $15,663,952.89   9.712%      359         360        6.544%     2.8%         1.5%       16.712%     9.712%

1 Yr T-Bill    $137,516.00   8.000%      328         360        2.750%     1.0%         1.0%       13.000%     3.000%



             Weighted
             Average
             Number
             of Due
              Dates
              from
             Delivery
             to Next
             Interest   Frequency
   Loan        Rate       of Rate
   Type     Adjustment  Adjustment
----------------------------------
2 Yr/6 Mth    22          6

6 Mth LIB      4          6

6 Mth LIB     20          6

1 Yr T-Bill    8         12



                           Additional Adjustable Rate Loans: Assumed Collateral Characteristics

                                                                           Weighted    Weighted
                                                                           Average     Average
                                       Weighted   Weighted                 Periodic    Periodic
                                        Average     Average                Rate Cap    Rate Cap
                                       Remaining   Original      Weighted  for the      for the     Weighted   Weighted
               Aggregate   Weighted     Term to   Amortization   Average     First        Next       Average   Average
Loan           Principal    Average    Maturity   Term in         Gross    Adjustment  Adjustment    Maximum   Minimum
Type            Balance     Coupon     in Months   Months         Margin      Date        Date       Rate Cup    Rate
-------------------------------------------------------------------------------------------------------------------------
2 Yr/6 Mth  $20,450,000.00   9.674%      358          360         6.502%     3.0%         1.5%       16.674%      9.674%

6 Mth LIB    $1,400,000.00   8.573%      358          360         5.591%     1.5%         1.5%       15.573%      8.612%

              Weighted
              Average
              Number
              of Due
               Dates
               from
              Delivery
              to Next
              Interest    Frequency
  Loan          Rate       of Rate
  Type       Adjustment  Adjustment
-----------------------------------
2 Yr/6 Mth      22          6

6 Mth LIB        4          6

         It is assumed that 80% of the Additional Adjustable Rate Loans will be delivered 60 days from the Closing Date, and that the remaining 20% of the Additional Adjustable Rate Loans will be delivered 90 days from the Closing Date.

         In addition, it is assumed that (i) the Coupon Rates on the Adjustable Rate Loans in each type are adjusted on the respective Due Dates specified above in the columns entitled "Weighted Average Number of Due Dates from Delivery to Next Interest Rate Adjustment Date", and thereafter with the frequency indicated above in the columns entitled "Frequency of Rate Adjustment", to equal the sum of the related Index and Gross Margin, subject to the related Periodic Rate Caps (ranging from 1.0% to 3.0%), Maximum Rates and Minimum Rates, (ii) One-Month LIBOR for the first Payment Date is 5.65625%, (iii) Six-Month LIBOR for the First Payment Date is 5.75%, (iv) the One-Year U.S. Treasury Rate for the first Payment Date is 5.38%; (v) each of the Home Equity Loans has a Servicing Fee Rate equal to 0.44% per annum, (vi) all of the Adjustable Rate Loans prepay for life at the indicated CPR, (vii) all of the Fixed Rate Loans prepay for life at the indicated HEP, (viii) no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Home Equity Loans are experienced, (ix) none of the Servicer or the Note Insurer exercises its option to purchase the Home Equity Loans as described under "Servicing of the Home Equity Loans-Termination" herein, (x) prepayments representing payment in full of individual Home Equity Loans are received on the last day of each month and include 30 days of interest thereon, commencing in June 1998, (xi) the scheduled monthly payment for each Home Equity Loan is received on the first day of each month commencing in July 1998 and has been calculated based on its unpaid principal balance, Coupon Rate and remaining amortizing term such that the Home Equity Loan will amortize in amounts sufficient to repay such balance by the end of such term, except that the scheduled Monthly Payment on the maturity date for each of the Home Equity Loans in the first group of Fixed Rate Loans will be a balloon payment equal to the outstanding principal balance thereof on such maturity date plus interest thereon at the related Coupon Rate, (xii) the payments in respect of the Notes are received in cash on the 25th day of each month commencing in July 1998, (xiii) the Notes are purchased on June 29, 1998, (xiv) the number of days between the date the Notes are purchased and the first Payment Date is 29 days, (xv) the aggregate Original Note Balance is $125,000,000, and (xvi) the Original Pre-Funding Amount will be used in full to acquire Additional Home Equity Loans (such assumptions, collectively, the "Structuring Assumptions").

         The actual characteristics and performance of the Home Equity Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, the Servicer might exercise its option to purchase the Home Equity Loans as described under "Servicing of the Home Equity Loans--Termination" herein, and it is very unlikely that the Home Equity Loans will prepay at a constant CPR percentage or at the indicated HEP percentage until maturity or that all of the Home Equity Loans will prepay at the same CPR percentage or at the indicated HEP percentage. Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal payments than indicated in the tables at the various CPR percentages specified, even if the various weighted average remaining terms to maturity of the Home Equity Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Home Equity Loans, or the actual prepayment or loss experience, will affect the percentages of Original Note Balance outstanding over time and the weighted average lives of the Notes.

         Subject to the foregoing discussion and assumptions, the table below indicates the weighted average lives of the Notes and sets forth the percentages of the Original Note Balance that would be outstanding after each of the Payment Dates shown at various CPR percentages and HEP percentages.

                            Percentage of Original Note Balance
                    Outstanding at the Following Prepayment Assumptions

                                  CPR        0%        15%        20%          27%       30%
Payment Date                      HEP        0         15         20           25        30
-------------                          ----------- ---------- ----------- ---------- ----------
June 29, 1998                              100        100        100          100      100
June 25, 1999                               96         82         77           71       68
June 25, 2000                               94         67         59           49       45
June 25, 2001                               94         56         46           36       31
June 25, 2002                               93         47         37           26       22
June 25, 2003                               92         39         29           19       15
June 25, 2004                               92         33         23           14       10
June 25, 2005                               91         28         18           10        7
June 25, 2006                               90         24         15            7        5
June 25, 2007                               89         20         12            5        3
June 25, 2008                               88         17          9            3        2
June 25, 2009                               86         14          7            2        1
June 25, 2010                               85         12          5            1        1
June 25, 2011                               83         10          4            1        0
June 25, 2012                               81          8          3            0        0
June 25, 2013                               78          7          2            0        0
June 25, 2014                               76          5          2            0        0
June 25, 2015                               74          4          1            0        0
June 25, 2016                               71          3          1            0        0
June 25, 2017                               68          3          0            0        0
June 25, 2018                               64          2          0            0        0
June 25, 2019                               61          1          0            0        0
June 25, 2020                               56          1          0            0        0
June 25, 2021                               51          1          0            0        0
June 25, 2022                               46          0          0            0        0
June 25, 2023                               40          0          0            0        0
June 25, 2024                               33          0          0            0        0
June 25, 2025                               26          0          0            0        0
June 25, 2026                               18          0          0            0        0
June 25, 2027                                9          0          0            0        0
June 25, 2028                                0          0          0            0        0

Weighted Average Life to Maturity        20.79       5.36        4.03       2.96       2.60
in Years (1)

Weighted Average Life To Call in         20.75       4.99        3.73       2.73       2.40
Years (1)

---------------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each payment in reduction of the Note Balance by the number of years from the date of issuance of the Note to the related Payment Date,
     (ii) adding the results and (iii) dividing the sum by the Original Note Balance of the Note.

                       SERVICING OF THE HOME EQUITY LOANS

General

         Reference is made to the Servicing Agreement for important information in addition to that set forth herein regarding the terms and conditions of the Servicing Agreement.

         Under the terms of the Servicing Agreement, the Servicer is to service and administer the Home Equity Loans in accordance with the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans and pursuant to the provisions of the Servicing Agreement. The Servicer plans to effect the servicing of the Home Equity Loans through the engagement of the Sub-Servicer pursuant to a sub-servicing agreement (the "Sub-Servicing Agreement"). Under the Sub-Servicing Agreement, the Sub-Servicer shall perform most of the tasks specified to be performed by the Servicer in this Prospectus Supplement and in the Prospectus and shall be entitled to certain of the same rights of the Servicer set forth in the Servicing Agreement. As such, references herein and in the Prospectus to certain actions to be performed by the Servicer shall be deemed to include those actions performed by the Sub-Servicer as well. Accordingly, the standards to be observed by the Servicer in the performance of its duties under the Servicing Agreement shall also include the standards customarily observed by the Sub-Servicer in the performance of its servicing functions with respect to Home Equity Loans for its own account. Moreover, the servicing performance history of the Sub-Servicer may be of relevance to an assessment of the performance of the Home Equity Loans in the Trust Estate.

         Generally, servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations. Consistent with the servicing standard described in the foregoing paragraph, the Servicer in its own name may (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a Home Equity Loan, (b) arrange a schedule for the payment of delinquent payments on the related Home Equity Loan, subject to conditions set forth in the Servicing Agreement, if a mortgagor is in default or about to be in default because of such mortgagor's financial condition or (c) modify Monthly Payments on Home Equity Loans in accordance with the Servicer's general policy on Home Equity Loans subject to the Relief Act; provided, however, the Servicer may not, without the prior consent of the Note Insurer, permit any waiver, modification or variance of a Home Equity Loan which would (i) change the Coupon Rate, (ii) forgive the payment of any principal or interest, (iii) lessen the lien priority or (iv) extend the final maturity date on a Home Equity Loan past twelve months prior to the maturity date of the Notes, in any case except to the extent required under the Relief Act. The Servicer, acting as agent for the Indenture Trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Home Equity Loan unless such Home Equity Loan is prepaid in full and thereby removed from the Home Equity Pool.

Customary Servicing Procedures

         The procedures of the Servicer with respect to day to day servicing of the Home Equity Loans may vary considerably depending on the particular Home Equity Loan, the Mortgaged Property, the mortgagor, the availability of an acceptable party to assume a Home Equity Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Although mortgagors generally make loan payments within ten to fifteen days after the due date, if a mortgagor fails to pay the Monthly Payment within such time period, the Servicer will commence collection efforts by notifying the mortgagor of the delinquency. Under the terms of each Home Equity Loan, the mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Servicing Agreement) if a Monthly Payment on a Home Equity Loan is not received within the number of days specified in the Mortgage Note after its Due Date. If the Home Equity Loan remains delinquent, the Servicer will attempt to contact the mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

         As a general matter, if efforts to obtain payment have not been successful shortly after the Due Date of the next subsequently scheduled installment, a pre-foreclosure notice will be sent to the mortgagor providing 30 days' notice of impending foreclosure action. During the 30-day notice period, collection efforts continue. However, if no substantial progress has been made in obtaining delinquent monies from the mortgagor, foreclosure proceedings will be commenced.

         Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 90 days delinquent. If the Servicer determines that purchasing a Mortgaged Property securing a Home Equity Loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such Mortgaged Property or accept a deed in lieu of foreclosure. After the Servicer converts title to a Mortgaged Property into the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer by foreclosure or deed in lieu of foreclosure, a real estate broker will be selected to market the Mortgaged Property.

         Generally, the Servicer in its own name will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver on behalf or in the name of the Indenture Trustee (or procure the execution and delivery by the Indenture Trustee of) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to of any Mortgaged Property in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer.

The Sub-Servicer

         The information set forth in the following paragraphs has been provided by Ocwen Federal Bank FSB. None of the Issuer, RBMG, the Company, the Depositor, the Indenture Trustee, the Owner Trustee, the Note Insurer or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         The Sub-Servicer is a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida. The Sub-Servicer is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At March 31, 1998, the Sub-Servicer had approximately $2.488 billion in assets, approximately $2.234 billion in liabilities and approximately $254 million in equity. At March 31, 1998, the Sub-Servicer's tangible and leveraged capital ratio was approximately 10.24% and its risk-based capital ratio was approximately 12.82%. For the three months ended March 31, 1998, the
Sub-Servicer's net income from continuing operations was approximately $19 million.

         The major business of the Sub-Servicer has been the resolution of non-performing single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted Federal Housing Administration loans.

         The following table sets forth, for the non-conforming credit mortgage loans (the "BCD Mortgage Loan Servicing Portfolio") serviced by the Sub-Servicer, certain information relating to the delinquency experience (including loans in foreclosure included in the Sub-Servicer's servicing portfolio (which portfolio does not include mortgage loans that are sub-serviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports that will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

                                        Delinquencies and Foreclosures
                                           (Dollars in Thousands)

                                 As of December 31, 1997                     As of March 31, 1998
                       ----------------------------------------   ---------------------------------------
                                                    Percent                                   Percent
                       ---------------------   ----------------   -------------------   -----------------
                        By Number      By         By       By        By          By        By        By
                        of Loans     Dollar     Number   Dollar     Number     Dollar    Number    Dollar
                                     Amount    of Loans  Amount    of Loans    Amount   of Loans   Amount
                       ----------  ----------  --------  -------   --------  ---------  --------   -------
Total Portfolio
                        21,827     $2,318,261  100.00%   100.00%   34,425    $3,494,243  100.00%   100.00%

Period of Delinquency
     30-59 days            437        41,429     2.00      1.79       527       49,571     1.53      1.42
     60-89 days            171        17,803     0.78      0.77       416       40,327     1.21      1.15
     90 days or more       302        36,878     1.38      1.59       643       65,543     1.87      1.88
                       ----------  ----------  --------  -------   --------  ---------  --------   -------
Total Delinquent Loans     910      $ 96,110     4.17%     4.15%    1,586    $ 155,441     4.61%     4.45%
                       ==========  ==========  ========  =======   ========  =========  ========   =======
Loans in foreclosure (1)   281      $ 34,663     1.29%     1.50%      498     $ 56,884     1.45%     1.63%
                       ==========  ==========  ========  =======   ========  =========  ========   =======

------------
 (1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

         The following tables set forth, for the BCD Mortgage Loan servicing portfolio serviced by the Sub-Servicer, certain information relating to the foreclosure experience of the mortgage loans included therein (which portfolio does not include mortgage loans that are serviced by others) at the end of the indicated periods.


                                     Real Estate Owned
                                  (Dollars in Thousands)

                                    At December 31, 1997                 At March 31, 1998
                                ----------------------------       ----------------------------
                                By Number of       By Dollar       By Number of       By Dollar
                                   Loans            Amount            Loans            Amount
                                ------------     -----------       ------------     -----------
Total Portfolio                     21,827       $ 2,318,261           34,425       $ 3,494,243
Foreclosed Loans (1)                    66       $     7,387               92       $    11,185
Foreclosure Ratio (2)                 0.30%             0.32%            0.27%             0.32%

----------------------
(1) For the purposes of these tables, Foreclosed Loans means the aggregate principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Sub-Servicer.
(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                           Loan Gain/(Loss) Experience
                             (Dollars in Thousands)

                                                            Year Ended              Three Months Ended
                                                         December 31, 1997             March 31, 1998
                                                         -----------------          ------------------
Total Portfolio (1)                                        $2,318,261                 $3,494,243
Net Gain/(Losses) (2)                                          (1,209)                      (387)
Net Gain/(Losses) as a Percentage of Total                      (0.05)%
Portfolio (3)                                                                              (0.01)%

--------------------
(1) "Total Portfolio" on the date stated above is the aggregate principal balance of the mortgage loans outstanding on the last day of the period.
(2) "Net Gain/(Losses)" are actual gains (losses) incurred on liquidated properties and shortfall payoffs for each respective period. Gains (losses) are calculated after repayment of all principal, prepayment penalties, foreclosure costs and accrued interest to date of liquidation. However, premiums paid to purchase the loans and other direct origination costs are not included in the calculation.
(3)  March 31, 1998 percentage has been based on annualized net gains/losses.

         It is unlikely that the delinquency experience of the Home Equity Loans will correspond to the delinquency experience of the Sub-Servicer's BCD Mortgage Loan Portfolio set forth in the foregoing tables. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Sub-Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest and payments of arrearages on the Home Equity Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Home Equity Pool.

Servicing and Other Compensation and Payment of Expenses

         The primary compensation payable to the Servicer on each Payment Date (the "Servicing Fee") will equal one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and (b) the Home Equity Pool Balance as of the first day of the related Due Period. The Servicer shall be entitled to retain the Servicing Fee from amounts to be deposited in the Collection Account. As additional servicing compensation, the Servicer will be entitled to retain all assumption fees, prepayment penalties and late payment charges and certain other amounts and charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Sub-Servicing Agreement shall provide for the compensation of the Sub-Servicer.

         For any Payment Date for so long as RBMG is the Servicer, the Servicing Fee Rate is equal to 0.44% per annum; provided, however, that if necessary to obtain the appointment of a successor servicer or successor sub-servicer, the Servicing Fee Rate may increase up to 0.50% per annum. The payment of any increased Servicing Fee would reduce the amount of Excess Cash.

         With respect to any full or partial prepayments (or other liquidations), the Servicer is obligated on any Payment Date to fund shortfalls in collection of one full month's interest (adjusted to the related Net Coupon
Rate) but only to the extent of the Servicing Fee otherwise payable to the Servicer for the related Due Period.

         Subject to its right to refuse to make Nonrecoverable Advances as described herein, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer, including the Sub-Servicer, and the cost of (i) any enforcement or judicial proceedings relating to the mortgagors, including foreclosures, and (ii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Home Equity Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a mortgagor allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure, and similar types of expenses.

         The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account that are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Servicer Remittance Date relating to such subsequent Payment Date.

         The Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Home Equity Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Home Equity Loan. To the extent the Servicer, in its good faith business judgment determines that any Servicing Advance will be or has become a Nonrecoverable Advance, the Servicer may reimburse itself for such advance from the Collection Account.

         The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance if made.

Sub-servicers

         The Servicer is permitted under the Servicing Agreement to enter into servicing arrangements with sub-servicers meeting the requirements of the
Servicing Agreement. Notwithstanding any sub-servicing arrangements, the Servicer will not be relieved of its obligations to the Indenture Trustee and the Noteholders under the Servicing Agreement and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. On the Closing Date, the Servicer shall enter into the Sub-Servicing Agreement with the Sub-Servicer described above under "--General."

Standard Hazard Insurance Policies

         The terms of the Home Equity Loans require each mortgagor to maintain a hazard insurance policy. Additionally, the Servicing Agreement will require the Servicer to cause to be maintained on property acquired upon foreclosure, or in deed-in-lieu of foreclosure, of any Home Equity Loan, fire insurance with extended coverage in an amount at least equal to the lesser of the unpaid principal balance of the Home Equity Loan and the replacement value of the improvements securing the Home Equity Loan, but in no event lower than the amount necessary to avoid the application of a co-insurance clause in the related insurance policy.

         As set forth in the Servicing Agreement, all amounts collected by the Servicer under any insurance policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited initially in the Collection Account, subject to withdrawal in accordance with the Servicing Agreement. The Servicing Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Home Equity Loans. If such blanket policy contains a deductible clause the Servicer will deposit in the Collection Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Home Equity Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, government actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, mortgagor waste and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Whenever the improvements securing a Home Equity Loan are located in a federally designated special flood hazard area, the Servicing Agreement requires the Servicer to cause to be maintained for each such Home Equity Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         Pursuant to the terms of the Home Equity Loans, mortgagors generally are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Servicer, on behalf of the Indenture Trustee and Noteholders, is obligated to present claims under any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or any sub-servicer by mortgagors.

Payments on Home Equity Loans; Collection Account

         The Servicer will establish and maintain one or more accounts (collectively, the "Collection Account") in which the Servicer will deposit or cause to be deposited on a daily basis, or as and when received from sub-servicers or deposited directly by sub-servicers, the following payments and collections received or made by or on behalf of it subsequent to the applicable Cut-Off Date, or received by it prior to the applicable Cut-Off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Home Equity Loans due on or before the applicable Cut-Off Date):

                         (i) all payments on account of principal, including principal prepayments, on the Home Equity Loans;

                         (ii) all payments on account of interest on the Home Equity Loans, net of the related Servicing Fee;

                         (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the Servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;

                         (iv) all proceeds of any Home Equity Loan or REO Property repurchased or purchased in accordance with the Servicing Agreement;

                         (v) any amounts required to be deposited pursuant to the Servicing Agreement; and

                         (vi) all amounts transferred from the Note Account to the Collection Account in accordance with the Servicing Agreement.

         Notwithstanding the foregoing, the Servicer may make withdrawals from the Collection Account (or net amounts prior to making deposits in the Collection Account) only for the following purposes: (a) to make deposits into the Note Account on each Servicer Remittance Date as described in the Servicing Agreement; (b) to pay itself any monthly Servicing Fees and other items of servicing compensation and investment income on Permitted Investments to the extent permitted by the Servicing Agreement; (c) to make any Servicing Advance to the extent permitted by the Servicing Agreement or to reimburse itself for any Servicing Advance or P&I Advance previously made to the extent permitted by the Servicing Agreement; (d) to withdraw amounts that have been deposited into the Collection Account in error; (e) to clear and terminate the Collection Account and (f) to reimburse the Indenture Trustee, the Servicer and the Issuer for certain amounts to the extent permitted under the Servicing Agreement or the Indenture.

         All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount, at the Servicer's direction. The Indenture Trustee, the Servicer or any affiliate thereof may be the obligor on any investment in any Collection Account that otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Servicer Remittance Date next succeeding the date of investment.

         The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

         All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

         Each of the Collection Account and the Note Account must meet the following criteria (an "Eligible Account"): (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term obligations of which are rated by each Rating Agency in its highest rating category and the long-term unsecured obligations of which are rated in at least the second highest category at the time of any deposit therein, (ii) an account or accounts, the deposits of which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that the Noteholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which will be limited to Permitted Investments), securing such funds that is superior to claims of any other depositors or general creditors of the depositary institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depositary institution or trust company with trust powers acting in its fiduciary capacity acceptable to each Rating Agency and the Note Insurer and having capital and surplus of not less than $100,000,000. The collateral that is eligible to secure amounts in an Eligible Account is limited to Permitted Investments.

Realization upon Defaulted Home Equity Loans

         The Servicing Agreement will require the Servicer, acting as agent of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, Mortgaged Properties securing such of the Home Equity Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Servicer has not reacquired pursuant to the option described below; provided, however, that if the Servicer has actual knowledge or cause to believe that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer will cause an environmental inspection of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted. If the environmental inspection reveals any potentially hazardous substances, the Servicer will notify the Note Insurer, and the Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Note Insurer. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

         In servicing the Home Equity Loans, the Servicer will be required to determine, with respect to each defaulted Home Equity Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Home Equity Loan, whereupon such Home Equity Loan will be charged off and will become a Liquidated Home Equity Loan.

Enforcement of Due-on-Sale Clauses

         In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be voluntarily conveyed by the related mortgagor, the Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law or the mortgage documents, the mortgagor remains liable thereon. In addition, the Servicer may enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicing Agreement will prohibit the Servicer from entering into an assumption or substitution of liability agreement unless permitted by applicable law and unless the Servicer determines that the assuming party would not fall within a lower RBMG risk category than the original mortgagor and such assumption or substitution of liability agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Home Equity Loan. Notwithstanding any of the foregoing, the Servicer will not enter into any assumption agreement unless such assumption agreement is pursuant to its standard servicing procedure and the Servicer would enter into such assumption agreement with respect to a mortgage loan in its own portfolio. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In the event the Servicer does not approve an assumption, the Servicing Agreement will require the Servicer to enforce the rights of the Indenture Trustee as the mortgagee of record to accelerate the maturity of the related Home Equity Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note to the extent permitted by the related Mortgage Note and Mortgage and applicable law or regulation, but only to the extent the Servicer does not believe that such enforcement will (i) adversely affect or jeopardize coverage under any related insurance policy, (ii) result in legal action by the mortgagor or (iii) materially increase the risk of default or delinquency on, or materially impair the security for, such Home Equity Loan.

Evidence as to Compliance

         The Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish to the Servicer a report to the effect that (i) on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") or the Audit Program for Mortgages serviced by FHLMC, the Servicer has complied with certain minimum residential mortgage loan servicing standards identified therein, and such examination disclosed no significant exceptions or errors which, in the opinion of such firm, such firm is required to report under USAP or the Audit Program, except for such exceptions as will be referred to in the report, and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects subject to such exceptions and other qualifications that may be appropriate. The Servicing Agreement will provide that the Servicer will be required to deliver such report to the Indenture Trustee, the Rating Agencies and the Note Insurer on or before a specified date in each year.

Certain Matters Regarding Servicer's Servicing Obligations

         The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust Estate or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

         In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Home Equity Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

         The Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer, respectively, under the Servicing Agreement, and will be the successor to the Servicer, respectively, thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder and the corporation or other entity shall satisfy the eligibility requirements for a successor to the Servicer.

Amendment of the Servicing Agreement

         The Servicing Agreement may be amended from time to time by the Issuer, the Servicer and the Indenture Trustee without the consent of any of the Noteholders but with the prior written consent of the Note Insurer, (i) to cure any ambiguity, or (ii) to correct, modify or supplement any provisions therein; provided that such action will not, as evidenced by an opinion of counsel delivered to the Indenture Trustee and the Note Insurer, adversely affect in any material respect the interests of any Noteholders or the Note Insurer.

         The Servicing Agreement may also be amended from time to time by the Issuer, the Servicer and the Indenture Trustee with the consent of the Note Insurer and of the holders of the Notes evidencing at least 66% of the aggregate Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments received on Notes that are required to be paid on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the Noteholders in a manner other than as described in clause (i), without the consent of the holders of Notes evidencing at least 66% of the aggregate Note Balance, or (iii) modify the aforesaid percentage of Notes the holders of which are required to consent to any such amendment, without the consent of the Note Insurer and the holders of all Notes then outstanding.

 Servicer Events of Default and Termination Event

         Events of default ("Servicer Events of Default") under the Servicing Agreement will consist of (i) any failure by the Servicer to remit to the Indenture Trustee for payment to the Noteholders any required payment that continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Indenture Trustee, the Issuer, or the Note Insurer, or to the Servicer, the Issuer, the Note Insurer and the Indenture
Trustee by the holders of Notes evidencing not less than 25% of the aggregate Note Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, the Issuer or the Note Insurer or to the Servicer, the Issuer, the Note Insurer and the Indenture Trustee by the holders of Notes evidencing not less than 25% of the aggregate Note Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Servicer to make any P&I Advance as required that is not remedied one Business Day after the related Servicer Remittance Date. Unless a Note Insurer Default (as defined in the Indenture) exists, the Note Insurer will have all voting rights otherwise allocated to the Noteholders, including the rights upon the occurrence of a Servicer Event of Default.

         A termination event ("Termination Event") under the Servicing Agreement will be deemed to occur if the delinquency or loss experience of the Home Equity Pool exceeds certain levels specified in the Servicing Agreement.

Rights Upon Event of Default or Termination Event

         So long as a Servicer Event of Default under the Servicing Agreement as described in clauses (i), (ii) or (iii) of the second preceding paragraph remains unremedied, the Note Insurer or the Indenture Trustee, with the consent of the Note Insurer, may, and at the direction of holders of Notes evidencing at least 51% of the aggregate Note Balance shall, by notice in writing to the Servicer (and to the Issuer, and the Note Insurer if given by the Indenture Trustee or to the Indenture Trustee if given by the Issuer or the Note Insurer) terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Trust Estate. If a Servicer Event of Default under the Servicing Agreement as described in clause (iv) of the second preceding paragraph shall occur, the Indenture Trustee will, by notice to the Servicer, the Note Insurer and the Issuer, terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Trust Estate. If a Termination Event under the Servicing Agreement as described in the preceding paragraph shall occur, the Note Insurer may require the Indenture Trustee to terminate all rights and obligations of the Servicer under the Servicing Agreement and in and to the Trust Estate. Upon receipt by the Servicer of notice of termination, the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement. In the event that the Indenture Trustee is unwilling, it may, or if it is unable or if prohibited by law from making P&I Advances regarding delinquent Home Equity Loans, or if the Holders of Notes evidencing at least 51% of the aggregate Note Balance request in writing, it shall, appoint with the written consent of the
Note Insurer or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation permitted to the Servicer under the Servicing Agreement. In addition, holders of Notes evidencing at least 66% of the aggregate Note Balance of Notes affected by a Servicer Event of Default may waive such Servicer Event of Default; provided, however, that a Servicer Event of Default with respect to the Servicer's obligation to make P&I Advances or to remit to the Indenture Trustee for payment to the Noteholders any payment required to be made may be waived only by all of the holders of Notes affected by such Event of Default with the written consent of the Note Insurer.

Servicing Obligations; Limitation on Resignation of the Servicer

         For a detailed description of the obligations of the Servicer in respect of the Home Equity Loans as well as for information regarding the circumstances under which the Servicer may resign or be removed, reference is made to the Servicing Agreement. The Servicer may resign from its obligations and duties under the Servicing Agreement only upon a determination that its duties under the Servicing Agreement are no longer permissible under applicable law or with the prior written consent of the Note Insurer. In the event the rights and obligations of the Servicer in its capacity as Servicer under the Servicing Agreement are terminated by the Indenture Trustee due to a Servicer Event of Default, the Indenture Trustee shall become the Servicer under the Servicing Agreement. If the Indenture Trustee is unwilling or unable to so act, or if the Note Insurer or the Noteholders evidencing at least 51% of the aggregate Note Balance so request, the Indenture Trustee will appoint a successor, which proposed successor must be an established mortgage loan servicing institution acceptable to the Note Insurer and each Rating Agency. No such resignation or appointment of successor will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's responsibilities.

Termination

         The obligations created by the Servicing Agreement will terminate upon payment to the Noteholders of all amounts held in the Note Account required to be paid to the Noteholders pursuant to the Indenture, following the earlier of
(i) the final payment or other liquidation of the last Home Equity Loan remaining in the Trust Estate or the disposition of all REO Properties and (ii) the purchase of all of the assets of the Trust Estate by the Servicer or the
Note Insurer when the sum of the Home Equity Pool Balance and the Pre-Funding Amount is 10% or less of the Transaction Balance, pursuant to a provision of the Indenture. The exercise of the right to purchase the assets of the Trust Estate as set forth in clause (ii) will effect early retirement of the Notes. The Note Insurer will have the right to consent to any Optional Redemption, if such event would result in a draw under the Insurance Policy.

         In general, any such purchase of Home Equity Loans and property acquired in respect of the Home Equity Loans will be made at a price equal to the sum of the Stated Principal Balance of each outstanding Home Equity Loan as of the day of such repurchase, plus accrued interest thereon at the Coupon Rate, to the first day of the month of such purchase, plus any unreimbursed P&I Advances and Servicing Advances.

                    THE INSURANCE POLICY AND THE NOTE INSURER

         The following information has been supplied by the Note Insurer.

         The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment (as defined below) will be received by the Indenture Trustee or its successor as trustee for the Owners from the Note Insurer, on behalf of the Owners from the Note Insurer for payment by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

         Notwithstanding the foregoing paragraph, the Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Estate or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the fiscal agent for the Note Insurer (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to, or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments will be disbursed to the receiver or trustee in bankruptcy named in the final order to the court exercising jurisdiction on behalf of the Owner and not such Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Note Insurer will pay any other amount payable under the Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as fiscal agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the fiscal agent for the Note Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Insurance Policy, it shall be deemed not to have been received by the fiscal agent for the Note Insurer for purposes of this paragraph, and the Note Insurer or the fiscal agent for the Note Insurer, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Payments due under the Insurance Policy, unless otherwise stated in the Insurance Policy, will be disbursed by the fiscal agent for the
Note Insurer to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The fiscal agent for the Note Insurer is the agent of the Note Insurer only and the fiscal agent for the Note Insurer shall in no event be liable to Owners for any acts of the fiscal agent for the Note Insurer or any failure of the Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Insurance Policy.

         As used in the Insurance Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture dated as of June 1, 1998, among RBMG Funding Co. Home Equity Loan Trust 1998-1, as Issuer and
         Bankers Trust Company, as Indenture Trustee, without regard to any amendment or supplement thereto unless the Note Insurer shall have consented in writing thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Note Insurer or banking institutions in New Jersey, New York City, Las Vegas, Nevada, Wilmington, Delaware, or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means with respect to any Payment Date the sum of (a) the Note Interest minus Available Funds, and (b) the then existing Overcollateralization Deficit, if any, after application of Available Funds to reduce the Note Balance on such Payment Date.

                  "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each "Holder" as defined in the Indenture (other than the Indenture Trustee, RBMG, the Issuer, Funding Co., the Depositor, the Company, the Sub-Servicer or the Servicer), who on the applicable Payment Date, is entitled under the terms of the Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner of a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Insurance Policy and not otherwise defined in the Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Note Insurer.

         Any notice under the Insurance Policy or service of process on the fiscal agent for the Note Insurer may be made at the address listed below for the fiscal agent for the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the fiscal agent for the Note Insurer is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the fiscal agent for the Note Insurer shall specify to the Indenture Trustee in writing.

         The Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Insurance Policy is not cancelable for any reason. The premium on the Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

         The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in, and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The
Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Note Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

         The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the Note Insurer and its subsidiaries as of March 31, 1998 and for the three-month periods ending March 31, 1998 and March 31, 1997, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending March 31, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                   SAP
                             ----------------------------------------------
                             December 31, 1997               March 31, 1998
                                 (Audited)                    (Unaudited)
                             -----------------               --------------
                                              (In millions)
Admitted Assets..........          $5,256                         $5,475
Liabilities..............           3,496                          3,658
Capital and Surplus......           1,760                          1,817

                                                   GAAP
                             ----------------------------------------------
                             December 31, 1997               March 31, 1998
                                 (Audited)                    (Unaudited)
                             -----------------               --------------
                                              (In millions)
Assets...................          $5,988                         $6,196
Liabilities..............           2,624                          2,725
Shareholder's Equity.....           3,364                          3,471

         Copies of the financial statements of the Note Insurer, incorporated by reference herein and copies of the Note Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the
Note Insurer is (914) 273-4545.

         The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurance Policy and the Note Insurer set forth under the heading "THE INSURANCE POLICY AND THE NOTE INSURER." Additionally, the
Note Insurer makes no representations regarding the Notes or the advisability of investing in the Notes.

         Moody's rates the claims paying ability of the Note Insurer "Aaa."

         S&P rates the claims paying ability of the Note Insurer "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Note Insurer "AAA."

         Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes, nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

Credit Enhancement does not Apply to Prepayment Risk

         In general, the protection afforded by the Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Insurance Policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust Estate.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and annuities and certain Keogh Plans, and entities deemed to hold assets of such plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction rules" may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Under regulations of the Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), the assets of a Plan generally include not only securities held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the Plan Asset Regulations are satisfied. For purposes of those Regulations, an equity security is a security other than a security that is treated as debt under applicable local law and that has no substantial equity features. The Issuer believes that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer. However there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. If the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Home Equity Loans securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code.

         However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either (i) it is not, and is not purchasing a Note on behalf of, or with the assets of, a Plan, or (ii) the acquisition and holding of a Note by the acquirer qualifies for exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90- 1, PTCE 84-14 or another Department of Labor Class Exemption.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         A Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules, and other related issues and their potential consequences. The sale of Notes to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the Prospectus.

                                 USE OF PROCEEDS

         The Issuer intends to use the net proceeds to be received from the sale of the Notes to acquire the Home Equity Loans from the Depositor and to pay other expenses associated with the pooling of the Home Equity Loans and the issuance of the Notes.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

         Under the terms set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Depositor has agreed to cause the Issuer to sell, and the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Notes.

         The Underwriter has informed the Depositor that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         The Depositor and RBMG have agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act.

         The Depositor has been advised by the Underwriter that the Underwriter intends to make a market in the Notes, as permitted by applicable laws and regulations and subject to the provisions of Rule 104 of Regulation M.

The Underwriter is not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

         The Underwriter, or affiliates of the Underwriter provide warehouse financing facilities to RBMG.

         All of the Home Equity Loans included in the Trust Estate will have been acquired in a privately negotiated transaction with RBMG.

                                REPORT OF EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the Prospectus, of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

         The Notes will not  represent  "real  estate  assets"  for  purposes of
Section 856(c)(4)(A) of the Code or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

         Treatment of the Notes as Indebtedness. RBMG, the Depositor and the Issuer agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel to the Depositor ("Tax Counsel"), is of the opinion that, for federal income tax purposes, the Notes will be treated as indebtedness, and not as an ownership interest in the Home Equity Loans, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. See "Material Federal Income Consequences -- Debt Securities" in the Prospectus.

         If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

         Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Notes did not represent debt for federal income tax purposes, holders of the Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

         Original Issue Discount. It is anticipated, and this discussion assumes, that the Notes will not have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is the Prepayment Assumption. See "Material Federal Income Consequences -- Discount and Premium -- Original Issue Discount" in the Prospectus.

         Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the Prepayment Assumption). At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence. See "Material Federal Income Consequences -- Discount and Premium -- Market Discount" in the Prospectus.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption. See "Material Federal Income Consequences -- Discount and Premium -- Premium" in the Prospectus.

         Sale or Redemption of Notes. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss. See "Material Federal Income Consequences -- Debt Securities" in the Prospectus.

         Taxation of Certain Foreign Investors. Interest payments (including OID, if any) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person. See "Material Federal Income Consequences -- Foreign Investors" in the Prospectus.

         Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner. See "Material Federal Income Consequences -- Backup Withholding" in the Prospectus.

                            STATE TAX CONSIDERATIONS

         Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Servicer by Graham & James LLP, New York, New York. Dewey Ballantine LLP, New York, New York or Dewey Ballantine LLP, Washington, D.C., will act as counsel for the Underwriter, the Depositor and the Issuer and will pass upon certain federal income tax matters for the Issuer. Certain legal matters relating to the Note Insurer and the Insurance Policy will be passed upon for the Note Insurer by Kutak Rock, Omaha, Nebraska.

                               RATING OF THE NOTES

         It is a condition to the issuance of the Notes that each shall be rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, and Standard & Poor's, 25 Broadway, New York, New York 10004. Each rating will be the view only of the assigning Rating Agency.

         The ratings on the Notes are based in substantial part on the claims-paying ability of the Note Insurer. Any changes in the ratings of the
Note Insurer by the Rating Agencies may result in a change in the ratings of the Notes.

         The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of Prepayments and do not address the possibility that Noteholders might suffer a lower than anticipated yield.

         There is no assurance that any rating assigned to the Notes will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Notes.

         The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

         There can be no assurances as to whether any other rating agency will rate the Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by Moody's or Standard & Poor's.

                           INDEX OF SIGNIFICANT TERMS

Definitions                                                      Page
-----------                                                      ----
2/6 LIBOR...........................................................41
2/6 LIBOR Loans.................................................12, 22
6-Month LIBOR Loan..................................................22
6-Month LIBOR Loans.................................................12
Additional Home Equity Loans.....................................i, 11
Additional Transfer Date.............................................i
Adjustable Rate Loan................................................12
Adjustment Date.....................................................12
Administrative Fee Amount............................................3
Agreement...........................................................82
Available Funds..................................................4, 55
Available Funds Cap Carry Forward Amount.........................5, 54
Available Funds Cap Rate.........................................5, 53
Balloon Loan....................................................11, 22
Bankruptcy Code.....................................................55
BCD Mortgage Loan Servicing Portfolio...............................73
Beneficial Owner.....................................................4
Book-Entry Notes....................................................47
Business Day.................................................4, 56, 82
Cedel................................................................4
Cedel Participants..................................................49
Chase...............................................................48
Citibank............................................................48
Closing Date......................................................i, 2
Closing Date Home Equity Loans...................................i, 11
Closing Date Home Equity Pool.......................................11
Closing Date Home Equity Pool Balance............................i, 11
Code................................................................88
Collection Account..................................................77
Collection Period....................................................2
Company..............................................................i
Company Sale Agreement..............................................21
Compensating Interest Payment...................................10, 63
Contribution Agreement..............................................21
Cooperative.........................................................49
Coupon Rate.........................................................11
CPR.................................................................68
Cut-Off Date.........................................................2
Defective Home Equity Loan..........................................52
Deficiency Amount...................................................82
Definitive Note......................................................4
Delinquent Home Equity Loans....................................ii, 23
Depositor............................................................i
Depositor Sale Agreement............................................22
Determination Date..................................................54
DTC..................................................................4
Due Date............................................................11
Due Period...........................................................2
Eligible Account....................................................78
ERISA...............................................................14
Euroclear............................................................4
Euroclear Operator..................................................49

Euroclear Participants..............................................49
European Depositaries...............................................48
Excess Cash..........................................................7
Expense Adjusted Coupon Rate.....................................6, 53
Federal Reserve Board...............................................49
Financial Intermediary..............................................48
Fixed Rate 15-Year Loan.........................................11, 22
Fixed Rate 30-Year Loan.........................................11, 22
Fixed Rate Loan.................................................11, 22
Fully Indexed Rate..................................................22
Funding Co. Sale Agreement..........................................22
Funding Period......................................................11
GAAP................................................................84
Global Securities...................................................95
Gross Margin........................................................12
HEP.................................................................68
Holders.............................................................17
Home Equity Loans................................................i, 10
Home Equity Pool....................................................10
Home Equity Pool Balance..........................................2, 8
HUD.................................................................73
Indenture............................................................i
Indenture Trustee.............................................i, 2, 65
Indenture Trustee Fee................................................2
Index...............................................................12
Initial Adjustable Rate Loans.......................................23
Initial Cut-Off Date..............................................i, 2
Initial Fixed Rate Loans............................................23
Initial Home Equity Loans........................................i, 10
Initial Home Equity Pool Balance.................................i, 10
Insurance Agreement.................................................52
Insurance Policy..................................................i, 9
Insurance Proceeds..................................................55
Insured Payment..................................................9, 83
Interest Coverage Account...........................................57
Interest Coverage Amount............................................57
Interest Determination Date.........................................56
Interest Period......................................................6
Issuer...............................................................i
Liquidated Home Equity Loan.........................................54
Liquidation Proceeds................................................55
Loan-to-Value Ratio.................................................23
LTV.................................................................23
Maximum Rate........................................................22
Minimum Rate........................................................22
Monthly Payment.....................................................11
Monthly Principal................................................6, 54
Mortgage Files......................................................51
Mortgage Note.......................................................10
Mortgaged Property..................................................10
Net Coupon Rate.....................................................67
Net Liquidation Proceeds............................................55
Non-U.S. Person.....................................................98
Note Account........................................................57
Note Balance.....................................................6, 54
Note Formula Rate .............................................. 5, 53

Note Insurer......................................................i, 2
Note Insurer Default.................................................9
Note Insurer Premium................................................10
Note Interest....................................................6, 53
Note Interest Rate...............................................5, 53
Noteholder.......................................................4, 48
Noteholders.........................................................17
Notes................................................................i
Notice..............................................................83
One-Month LIBOR.....................................................56
One-Year U.S. Treasury Rate.........................................43
Original Note Balance................................................3
Original Pre-Funding Amount.........................................56
Outstanding Pre-Funding Amount......................................11
Overcollateralization Amount........................................59
Overcollateralization Deficit....................................8, 60
Overcollateralization Surplus........................................8
Owner...............................................................83
Owner Trust Agreement................................................i
Owner Trustee.....................................................i, 2
P&I Advances........................................................10
Participants........................................................49
Paying Agent........................................................52
Payment Date......................................................i, 2
Payments Ahead......................................................54
Percentage Interest.................................................52
Periodic Rate Cap...................................................22
Plan................................................................14
Preference Amount...................................................83
Pre-Funding Account........................................i, 3, 7, 56
Pre-Funding Amount..................................................56
Prepayment Interest Shortfall.......................................63
Principal Prepayment................................................54
Purchase Price......................................................52
Qualified Replacement Home Equity Loan..............................51
Qualifying Rate.....................................................41
RBMG.................................................................i
RBMG Guidelines.....................................................40
Record Date..........................................................4
Redemption Date..................................................6, 61
Relevant Depositary.................................................48
Relief Act.......................................................5, 18
REMIC...............................................................ii
REO Property........................................................63
Required Overcollateralization Amount............................8, 59
Reserve Interest Rate...............................................56
Residual Interest....................................................i
Rules...............................................................48
S&P.............................................................ii, 58
SAP.................................................................84
Servicer.............................................................i
Servicer.............................................................1
Servicer Events of Default..........................................80
Servicer Remittance Date.............................................3
Servicing Advance...................................................75
Servicing Agreement..................................................i

Servicing Fee........................................................3
Servicing Fee Rate...................................................3
Six-Month LIBOR.....................................................12
SMMEA...............................................................14
Stated Maturity...................................................i, 3
Stated Principal Balance............................................56
Statistical Calculation Date......................................i, 2
Structuring Assumptions.............................................70
Sub-Servicer......................................................i, 2
Sub-Servicing Agreement..........................................1, 72
Supplemental Home Equity Loans...................................i, 10
Termination Event...................................................80
Terms and Conditions................................................49
Transaction Balance...............................................i, 3
Trust Estate......................................................i, 3
Underwriter..........................................................i
Underwriting Agreement..............................................86
USAP................................................................79

                                     ANNEX I

          Global Clearance, Settlement and Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered Asset-Backed Notes, Series 1998-1 (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Notes will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

         Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading  between   Participants.   Secondary   market  trading  between
Participants   will  be  settled  using  the  procedures   applicable  to  prior
asset-backed note issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back- valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

                  Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

                  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

                  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or
(iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PROSPECTUS
      Asset Backed Notes and Asset Backed Certificates, issuable in Series
                        Home Equity Securitization Corp.
                                   (Depositor)

         Home Equity Securitization Corp. (the "Depositor") may offer from time to time under this Prospectus and the related prospectus supplements (the related "Prospectus Supplements") the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

         The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement (an "Agreement"), as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness secured the related Trust Fund. The Trust Fund for a Series of Securities will include assets originated or acquired by the originator or originators (the "Originator") specified in the related Prospectus Supplement composed of (a) primary assets, which may include one or more pools (each, a "Pool") of (i) loans (the "Home Equity Loans") that are secured by mortgages on residential properties and that may be secured by fixtures, as further described herein and
(ii) securities backed or secured by Home Equity Loans (collectively, the "Primary Assets"), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Home Equity Loans, which servicer may also be the related Originator, specified in the related Prospectus Supplement (the "Servicer"), (c) as more fully described in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The Home Equity Loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property.



                                                  (cover continued on next page)

         NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS SECURED BY, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE RELATED ORIGINATOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                              --------------------
For a discussion of material risks associated with an investment in the Securities, see the information herein under "Risk Factors" beginning on page 17.
                              --------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             --------------------

         The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by First Union Capital Markets Corp. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by First Union Capital Markets Corp. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                              --------------------
                        First Union Capital Markets Corp.
                                  June 9, 1998

(Continued from previous page)

         Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each distribution date specified in the related Prospectus Supplement (the "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

         If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

         The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Originator and any Servicer;
(iii) the terms of any credit enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the final scheduled distribution date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) the federal income tax characterization of the Securities.

                               REPORTS TO HOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to holders of the related Series of Securities (the "Holders"). If the Securities are issued in book-entry form, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS-- Reports to Holders" herein.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission ") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

Securities Offered...................................Asset-Backed    Certificates    (the    "Certificates")    and
                                                     Asset-Backed  Notes (the "Notes").  Certificates  are issuable from  time  to  time  in  Series  pursuant  to a  Pooling  and
                                                     Servicing   Agreement   or  Trust   Agreement   (the   related
                                                     "Agreement").  Each  Certificate  of a Series will evidence an interest  in the Trust  Fund for such  Series,  or in an Asset
                                                     Group specified in the related  Prospectus  Supplement.  Notes are  issuable  from  time  to time in  Series  pursuant  to an
                                                     Indenture  between  the Issuer and the  related  trustee  (the
                                                     "Trustee")  whereby  the Issuer  will pledge the Trust Fund to secure  the  Notes  under  the  lien  of the  Indenture.  Each series  of  Notes  will  represent  the  indebtedness  of  the
                                                     Issuer.  Each  Series of  Securities  will  consist  of one or more  Classes,  one  or  more  of  which  may  be  Classes  of
                                                     compound  interest  securities,   planned  amortization  class
                                                     ("PAC")  securities,   variable  interest   securities,   zero
                                                     coupon  securities,  principal only securities,  interest only securities,  participating  securities,  senior  securities or subordinate  securities.  Each  Class  may  differ  in,  among other  things,  the amounts  allocated  to and the priority of
                                                     principal    and   interest    payments,    final    scheduled
                                                     distribution  dates,  Distribution  Dates and interest  rates.
                                                     The   Securities  of  each  Class  will  be  issued  in  fully
                                                     registered  form  in  the   denominations   specified  in  the
                                                     related  Prospectus  Supplement.  The  Securities  or  certain
                                                     Classes of such  Securities  offered  thereby may be available in book-entry form only.

Depositor ...........................................Home  Equity   Securitization   Corp.  (the  "Depositor")  was
                                                     incorporated  in the  State  of  North  Carolina  in  December
                                                     1997, and is a  wholly-owned,  special  purpose  subsidiary of
                                                     First Union  National  Bank,  a national  banking  association with its  headquarters in Charlotte,  North Carolina.  Neither
                                                     First  Union  National  Bank nor any  other  affiliate  of the
                                                     Depositor,  the Servicer,  the Trustee or the  Originator  has
                                                     guaranteed  or is  otherwise  obligated  with  respect  to the
                                                     Securities of any Series.  See "THE DEPOSITOR" herein.

Issuer ..............................................With  respect  to  each  series  of  Notes,  the  issuer  (the
                                                     "Issuer")   will  be  an  owner  trust  (the  "Owner   Trust")
                                                     established   for  the  purpose  of  issuing  such  series  of
                                                     Notes.  Each such  Owner  Trust will be  created  pursuant  to the  Trust  Agreement  (the  "Trust  Agreement")  between  the
                                                     Depositor and the Owner  Trustee.  With respect to each series of  Certificates,  the  Issuer  will be the Trust  established pursuant to the related Agreement.

Trustees.............................................The trustee or indenture trustee (each, the "Trustee") for each series of Certificates and Notes,  respectively,  will be named in the related  Prospectus  Supplement.  The Owner Trustee (the



                                                         5



                                                     "Owner  Trustee") for each series of Notes will be named in the
                                                     related  Prospectus   Supplement.   See  "The   Agreements--The
                                                     Trustee" herein.

Interest Payments ...................................Interest  payments on the  Securities of a Series  entitled by
                                                     their  terms  to  receive   interest  will  be  made  on  each
                                                     Distribution  Date,  to the  extent  set forth in,  and at the applicable  rate  specified  in (or  determined  in the manner
                                                     set  forth  in),  the  related  Prospectus   Supplement.   The
                                                     interest  rate on  Securities  of a Series may be  variable or change  with  changes in the rates of  interest on the related
                                                     Home  Equity  Loans,  or  Underlying  Loans  relating  to  the
                                                     Private  Securities,   as  applicable  and/or  as  prepayments
                                                     occur with  respect to such Home  Equity  Loans or  Underlying
                                                     Loans,   as  applicable.   Interest  Only  Securities  may  be
                                                     assigned  a  "Notional   Amount"  set  forth  in  the  related
                                                     Prospectus  Supplement  which is used  solely for  convenience in  expressing  the  calculation  of interest  and for certain other  purposes  and does not  represent  the right to receive any  distributions  allocable  to  principal.  Principal  Only
                                                     Securities  may  not  be  entitled  to  receive  any  interest payments or may be entitled to receive only  nominal  interest payments.  Interest  payable on the  Securities of a Series on a Distribution  Date will include all interest  accrued during the period  specified  in the related  Prospectus  Supplement.
                                                     See  "DESCRIPTION  OF THE  SECURITIES--Payments  of  Interest"
                                                     herein.

Principal Payments ..................................All payments of principal  of a Series of  Securities  will be made in an  aggregate  amount  determined  as set forth in the related  Prospectus  Supplement  and will be paid at the times and will be  allocated  among the  Classes  of such  Series in the order and  amounts,  and will be  applied  either on a pro rata or a random lot basis  among all  Securities  of any such
                                                     Class,   all   as   specified   in  the   related   Prospectus
                                                     Supplement.

Final Scheduled Distribution Date of the
Securities...........................................The "Final  Scheduled  Distribution  Date" with respect to each
                                                     Class  of  Notes is the  date no  later  than  which  principal thereof  will be fully  paid and with  respect to each Class of
                                                     Certificates  is the date after which no  Certificates  of such
                                                     Class  are  expected  to  remain  outstanding,   in  each  case
                                                     calculated on the basis of the  assumptions  applicable to such
                                                     Series  described  in the related  Prospectus  Supplement.  The
                                                     Final  Scheduled  Distribution  Date of a Class  may  equal the maturity  date of the Primary  Asset in the related  Trust Fund which has the latest  stated  maturity or will be determined as described herein and in the related Prospectus Supplement.

                                                     The  actual  final  Distribution  Date of the  Securities  of a
                                                     Series  will  depend   primarily   upon  the  rate  of  payment
                                                     (including  prepayments,   liquidations  due  to  default,  the
                                                     receipt  of  proceeds  from  casualty  insurance  policies  and repurchases)  of the  Home  Equity  Loans or  Underlying  Loans
                                                     relating  to the  Private  Securities,  as  applicable,  in the related  Trust Fund.  The actual final  Distribution  Date of a
                                                     Security  may occur  substantially  earlier or may occur  later than its Final Scheduled  Distribution  Date as a result of the application  of


                                                         6

                                                     prepayments  to the reduction of the principal  balances of the
                                                     Securities  and as a result of defaults on the Primary  Assets.
                                                     The rate of  payments on the Home  Equity  Loans or  Underlying
                                                     Loans relating to the Private Securities, as applicable, in the
                                                     Trust Fund for a Series  will  depend on a variety of  factors, including certain  characteristics of such Home Equity Loans or
                                                     Underlying  Loans, as applicable,  and the prevailing  level of interest  rates  from time to time,  as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual  prepayment  experience with respect to a Series.  See "RISK  FACTORS--Yield  May Vary"
                                                     and  "DESCRIPTION OF THE  SECURITIES--Weighted  Average Life of
                                                     the Securities" herein.

Optional Termination.................................One or more Classes of Securities of any Series may be redeemed or  repurchased  in  whole  or in part,  at such  time,  by the related Originator,  Servicer, Credit Enhancer, or an affiliate thereof at the price set forth in the related  Agreement (which would not be less than an amount necessary to pay all principal
                                                     and  interest  on  the  securities   outstanding).   Each  such
                                                     redemption or repurchase may occur on or after such time as the aggregate  principal balance of the Securities of the Series or the  Primary  Assets  relating  to such Series is less than the percentage (which percentage shall not exceed 20%) specified in
                                                     the    related    Agreement.    See    "DESCRIPTION    OF   THE
                                                     SECURITIES--Optional   Redemption,   Purchase  or  Termination"
                                                     herein.

Mandatory Termination; Auction Sale .................The  Trustee,  the Servicer or the related  Originator  may be
                                                     required   to  effect   early   retirement   of  a  series  of
                                                     Securities  by  soliciting  competitive  bids for the purchase of the  related  Primary  Assets  or  otherwise,  under  other
                                                     circumstances   and   in  the   manner   specified   in   "THE
                                                     AGREEMENTS--Termination" and in the related Agreement.

                                                     A mandatory  termination  may take the form of an auction sale.
                                                     Within a certain period  following the failure of the holder of the  optional  termination  right to exercise  such right,  the required  party shall solicit bids for the purchase of all Home
                                                     Equity  Loans  remaining  in  the  Trust.  In  the  event  that satisfactory bids are received (which would not be less than an amount  necessary  to pay all  principal  and  interest  on the
                                                     securities   outstanding),   the  net  sale  proceeds  will  be
                                                     distributed  to  Holders,  in the  same  order of  priority  as collections  received in respect of the Home Equity  Loans.  If satisfactory bids are not received, such party shall decline to sell  the  Home  Equity  Loans  and  shall  not  be  under  any obligation  to solicit any further bids or otherwise  negotiate any  further  sale of the  Home  Equity  Loans.  Such  sale and
                                                     consequent   termination   of  the  Trust  must   constitute  a
                                                     "qualified  liquidation" of each REMIC established by the Trust under  Section  860F of the Internal  Revenue Code of 1986,  as
                                                     amended,  including,  without limitation,  the requirement that the  qualified  liquidation  takes  place  over a period not to exceed 90 days.


                                                         7




The Trust Fund.......................................The Trust  Fund for a Series of  Securities  will  consist  of one or more of the assets  described  below,  as  described in the related Prospectus Supplement.

     A.  Primary Assets..............................The   Primary   Assets  for  a  Series  may   consist  of  any
                                                     combination  of the  following  assets,  to the  extent and as specified in the related  Prospectus  Supplement.  The Primary
                                                     Assets will be  acquired  by the  related  Trust Fund from the related  Originator,  or may be acquired in the open market or in privately negotiated transactions.

         (1)  Home Equity Loans......................The Primary  Assets for a Series will consist,  in whole or in part,  of loans which are secured by mortgages on  residential properties  and which may be secured by fixtures  (such loans, the  "Home  Equity  Loans").  Some  Home  Equity  Loans may be
                                                     delinquent to the extent  specified in the related  Prospectus
                                                     Supplement.  The  percentage  of those Home Equity Loans which
                                                     are   delinquent   shall  not  exceed  10%  of  the  aggregate
                                                     principal  balance  of the  Primary  Assets as of the  cut-off date for that Series (the "Cut-Off Date").

                                                     The  Home  Equity  Loans  will  generally  consist  of what are commonly  referred to as "home equity" loans, as  distinguished from  "purchase  money"  loans,  although the Home Equity Loans held by a particular  Trust may also be "purchase money" loans.
                                                     Both "home  equity" and  "purchase  money"  refer to the use of proceeds made by the related borrower, rather than to any legal or  other  documentary  differences  between  the two  types of loans. A "home equity" loan is a loan the proceeds of which are not  used to  purchase  the  related  mortgaged  property;  the proceeds  of a  "purchase  money"  mortgage  are applied to the purchase of the related  mortgaged  property.  Typical  uses of proceeds of "home equity" loans would be home improvement, debt consolidation and the funding of large expenses such as college tuition.  "Home  equity"  loans are  usually  (but not  always)
                                                     secured by mortgages  which are in a subordinate  lien position while  "purchase  money"  loans are  usually  (but not  always)
                                                     secured by mortgages  which are in a senior lien position,  and
                                                     "home equity" loans are typically  (but not always)  shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty  years).  The Home  Equity  Loans,  in addition to being secured by  mortgages  on real  estate,  may also be secured by
                                                     "fixtures"  treated as personal property under local state law.
                                                     Although  fixtures may turn up more  frequently  in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the  collateral  package may be a part of either a "home equity" or "purchase money" loan.

                                                     Payment Features of Home Equity Loans; Balloon Loans. The Trust
                                                     Fund   may   contain   loans   which   have   various   payment
                                                     characteristics,  including  balloon  or other  non-traditional payment features, and may accrue interest at a fixed rate or an adjustable  rate.  Balloon  loans do not amortize  their entire principal  balance by their stated  maturity in accordance with their  terms and  require a balloon  payment  of the



                                                         8





                                                     remaining  principal balance at maturity (each such Home Equity
                                                     Loan, a "Balloon Loan"). See "RISK FACTORS--Balloon  Loans" and
                                                     "DESCRIPTION  OF THE  SECURITIES--Weighted  Average Life of the
                                                     Securities" herein.

                                                     The Home Equity Loans will be secured by mortgages and deeds of trust or other similar security  instruments creating a lien on a Mortgaged Property,  which may be subordinated to one or more senior liens on the Mortgaged Property.  The related Prospectus
                                                     Supplement will describe  certain  characteristics  of the Home
                                                     Equity Loans for a Series, including,  without limitation,  and to the extent  relevant:  (a) the  aggregate  unpaid  principal balance  of the Home  Equity  Loans  (or the  aggregate  unpaid principal  balance  included  in the Trust Fund for the related
                                                     Series);  (b) the range and weighted average interest rate (the
                                                     "Loan  Rate") on the loans and in the case of  adjustable  rate loans,  the range and  weighted  average of the current rate of interest borne by such loans (the "Current Interest Rates") and any maximum lifetime interest rates thereon (the "Lifetime Rate
                                                     Caps");  (c) the range and the  average  outstanding  principal balance of the Home  Equity  Loans;  (d) the  weighted  average original  and  remaining  term-to-stated  maturity  of the Home
                                                     Equity   Loans  and  the  range  of  original   and   remaining
                                                     terms-to-stated  maturity,  if  applicable;  (e) the  range and combined  loan-to-value ratios (each a "Combined  Loan-to-Value
                                                     Ratio") or loan-to-value ratios, (each a "Loan-to-Value Ratio")
                                                     as applicable, of the Home Equity Loans, computed in the manner
                                                     described  in  the  related  Prospectus  Supplement;   (f)  the
                                                     percentage  (by  principal  balance as of the Cut-off  Date) of
                                                     Home Equity Loans that accrue  interest at  adjustable or fixed interest rates; (g) any Credit Enhancement relating to the Home
                                                     Equity Loans; (h) the geographic  distribution of any Mortgaged
                                                     Properties securing the Home Equity Loans; (i) the use and type of each Mortgaged Property securing a Home Equity Loan; (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Home Equity Loans.

         (2)  Private Securities..................... Primary  Assets  for a  Series  may  consist,  in whole or in part, of Private  Securities  which  include (a)  pass-through certificates  representing  beneficial  interests  in loans of the type that would  otherwise  be  eligible to be Home Equity
                                                     Loans  (the   "Underlying   Loans")   or  (b)   collateralized
                                                     obligations  secured by Underlying  Loans.  Such  pass-through
                                                     certificates   or   collateralized   obligations   will   have
                                                     previously  been (a)  offered  and  distributed  to the public pursuant  to  an  effective  registration  statement  and  not
                                                     purchased  as  part  of  the  original   distribution  or  (b)
                                                     acquired in a transaction  not  involving any public  offering from a person  who is not an  affiliate  of the issuer of such securities at the time of transfer  (nor an affiliate  thereof at any time  during the three  preceding  months);  provided a period  of three  years  has  elapsed  since  the later of the date  the  securities  were  acquired  from the  issuer  or an affiliate thereof.  Although  individual  Underlying Loans may be insured  or  guaranteed  by the United  States or an



                                                         9




                                                     agency or  instrumentality  thereof,  they need not be, and the
                                                     Private  Securities  themselves  will  not  be  so  insured  or guaranteed. See "THE TRUST FUNDS--Private Securities" herein.

                                                     The related  Prospectus  Supplement  for a Series will  specify
                                                     (such  disclosure may be on an approximate  basis, as described above  and  will be as of the  date  specified  in the  related
                                                     Prospectus Supplement) to the extent relevant and to the extent such  information is reasonably  available to the Depositor and the  Depositor  reasonably  believes  such  information  to  be reliable:  (i) the aggregate  approximate  principal amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying
                                                     Loans  including  (A) the payment  features of such  Underlying
                                                     Loans (i.e., whether they are fixed rate or adjustable rate and
                                                     whether  they  provide  for  fixed  level  payments,   negative
                                                     amortization  or other payment  features),  (B) the approximate aggregate  principal  amount of such Underlying Loans which are insured  or  guaranteed  by  a  governmental  entity,  (C)  the servicing  fee or range of servicing  fees with respect to such
                                                     Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination,  (E) the lien priority of such Underlying  Loans,  and (F) the delinquency  status and year of origination of such Underlying Loans; (iii) the maximum original  term-to-stated  maturity of the  Private  Securities;
                                                     (iv)  the  weighted  average  term-to-stated  maturity  of  the
                                                     Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities;  (vi) the sponsor or depositor of the Private  Securities  (the "PS  Sponsor"),  the
                                                     servicer of the Private  Securities (the "PS Servicer") and the
                                                     trustee of the Private  Securities  (the "PS  Trustee");  (vii)
                                                     certain characteristics of Credit Enhancement,  if any, such as
                                                     reserve  funds,  insurance  policies,   letters  of  credit  or
                                                     guarantees,  relating to the Home Equity Loans  underlying  the
                                                     Private Securities,  or to such Private Securities  themselves;
                                                     (viii)  the terms on which the  Underlying  Loans  may,  or are required to, be repurchased prior to stated maturity;  (ix) the terms on which substitute  Underlying Loans may be delivered to replace those initially deposited with the PS Trustee;  and (x)
                                                     a description of the limited purpose and business of the issuer
                                                     of  the  Private   Securities,   the   availability  of  public
                                                     information  concerning such issuer and market information with
                                                     respect   to   the   Private   Securities.   See   "THE   TRUST
                                                     FUNDS--Additional Information" herein.

     B.  Collection and Distribution
         Accounts....................................All  payments on or with  respect to the  Primary  Assets for a
                                                     Series will be remitted directly to an account (the "Collection
                                                     Account") to be established for such Series with the Trustee or the Servicer,  in the name of the Trustee. The Trustee shall be required  to apply a portion  of the  amount in the  Collection
                                                     Account,  together  with  reinvestment  earnings  from eligible investments specified in the related Prospectus Supplement,  to the payment of certain  amounts  payable to the Servicer  under



                                                         10




                                                     the related  Agreement  and any other  person  specified in the
                                                     Prospectus  Supplement,  and to deposit a portion of the amount
                                                     in  the  Collection   Account  into  a  separate  account  (the
                                                     "Distribution Account") to be established for such Series, each in the  manner  and at the  times  established  in the  related
                                                     Prospectus   Supplement.   The   amounts   deposited   in  such
                                                     Distribution  Account will be available for (i)  application to the  payment of  principal  of and  interest  on such Series of
                                                     Securities on the next  Distribution  Date,  (ii) the making of adequate  provision for future  payments on certain  Classes of
                                                     Securities and (iii) any other purpose specified in the related
                                                     Prospectus   Supplement.   After  applying  the  funds  in  the
                                                     Collection  Account as described  above, any funds remaining in the  Collection  Account may be paid over to the Servicer,  the
                                                     Depositor,  any provider of Credit  Enhancement with respect to such Series (a "Credit  Enhancer") or any other person entitled thereto  in the  manner  and at the  times  established  in the related Prospectus Supplement.

     C.  Pre-Funding and Capitalized Interest
         Accounts....................................A Trust Fund may include one or more segregated  trust accounts
                                                     (each, a "Pre-Funding Account") established and maintained with the  Trustee for the related  Series.  On the closing  date for such  Series,  a  portion  of the  proceeds  of the sale of the
                                                     Securities  of  such  Series  (such  amount,   the  "Pre-Funded
                                                     Amount") will be deposited in the  Pre-Funding  Account and may be used to purchase additional Primary Assets during the period of time  specified in the related  Prospectus  Supplement  (the
                                                     "Pre-Funding  Period").  If any  Pre-Funded  Amount  remains on
                                                     deposit  in  the   Pre-Funding   Account  at  the  end  of  the
                                                     Pre-Funding  Period,  such amount will be applied in the manner specified in the related  Prospectus  Supplement  to prepay the
                                                     Notes and/or the  Certificates of the applicable  Series.  If a
                                                     Trust Fund  includes a  Pre-Funding  Account and the  principal balance of  additional  Primary  Assets  delivered to the Trust
                                                     Fund during the  Pre-Funding  Period is less than the  original
                                                     Pre-Funded Amount, the Holders of the Securities of the related
                                                     Series will  receive a  prepayment  of  principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

                                                     If a Pre-Funding  Account is  established,  (a) the Pre-Funding
                                                     Period will not exceed 90 days from the related  closing  date,
                                                     (b) the  additional  Primary  Assets to be acquired  during the
                                                     Pre-Funding Period will be subject to the same  representations and warranties and satisfy the same eligibility requirements as the Primary  Assets  included in the related  Trust Fund on the closing  date,  subject  to such  exceptions  as are  expressly stated  in such  Prospectus  Supplement,  (c)  the  Pre-Funding
                                                     Amount  will not  exceed  25% of the  principal  amount  of the
                                                     Securities  issued  pursuant to a  particular  offering and (d)
                                                     prior to the investment of the Pre-Funded  Amount in additional
                                                     Primary Assets,  such Pre-Funded Amount will be invested in one
                                                     or  more  "Eligible   Investments"  specified  in  the  related





                                                         11


                                                     Agreement  and  described  herein  under  "THE  TRUST  FUNDS --
                                                     Collection and Distribution  Accounts." Any Eligible Investment
                                                     must  mature no later than the  Business  Day prior to the next
                                                     Distribution  Date.  "Business  Day" means any day other than a
                                                     Saturday,  Sunday  or  other  day on which  commercial  banking institutions  or trust  companies in New York,  New York or the principal place of business of the Trustee are closed.

                                                     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized  Interest Account") may be established  and  maintained  with the  Trustee for the related
                                                     Series.  On the closing date for such Series,  a portion of the proceeds of the sale of the  Securities  of such Series will be deposited in the Capitalized  Interest Account and used to fund the  excess,  if  any,  of (x) the  sum of (i)  the  amount  of interest  accrued  on the  Securities  of such  Series and (ii)
                                                     certain fees or expenses during the Pre-Funding  Period such as trustee fees and credit  enhancement  fees, over (y) the amount of interest  available  therefor from the Primary Assets in the
                                                     Trust Fund. Any amounts on deposit in the Capitalized  Interest
                                                     Account  at the  end of the  Pre-Funding  Period  that  are not necessary for such purposes will be  distributed  to the person specified in the related Prospectus Supplement.  See "THE TRUST
                                                     FUNDS--Pre-Funding Account" herein.

Credit Enhancement...................................If stated in the Prospectus  Supplement  relating to a Series, the  Depositor  will obtain an  irrevocable  letter of credit, surety bond,  certificate  insurance policy,  insurance policy
                                                     or  other  form  of  credit  support  (collectively,   "Credit
                                                     Enhancement")  in  favor  of  the  Trustee  on  behalf  of the
                                                     Holders  of such  Series  and any other  person  specified  in such  Prospectus  Supplement  from an  institution  (a "Credit
                                                     Enhancer")   acceptable  to  the  rating  agency  or  agencies
                                                     identified  in the  related  Prospectus  Supplement  as rating
                                                     such   Series  of   Securities   (collectively,   the  "Rating
                                                     Agency")  for  the  purposes   specified  in  such  Prospectus
                                                     Supplement.   The  Credit   Enhancement   will   support   the
                                                     payments  on  the   Securities  and  may  be  used  for  other
                                                     purposes,  to the  extent and under the  conditions  specified
                                                     in  such  Prospectus  Supplement.   See  "CREDIT  ENHANCEMENT"
                                                     herein.  Credit  Enhancement  for a Series may  include one or more of the  following  types of Credit  Enhancement,  or such other  type of Credit  Enhancement  specified  in the  related
                                                     Prospectus Supplement.

     A.  Subordinate Securities......................Credit  Enhancement  for a Series  may  consist of one or more
                                                     Classes of  Subordinate  Securities.  The rights of Holders of such  Subordinate  Securities to receive  distributions on any
                                                     Distribution  Date will be  subordinate  in right and priority to the rights of holders of Senior  Securities  of the Series, but only to the extent  described  in the  related  Prospectus
                                                     Supplement.

     B.   Insurance .................................Credit  Enhancement  for a Series may consist of special hazard
                                                     insurance  policies,   bankruptcy  bonds  and  other  types  of
                                                     insurance supporting payments on the Securities.




                                                         12



     C.  Reserve Funds ..............................If stated in the  Prospectus  Supplement,  the  Depositor  may deposit  cash,  a letter  or  letters  of  credit,  short-term investments,  or other  instruments  acceptable  to the Rating
                                                     Agency in one or more reserve funds to be  established  in the name of the  Trustee  (each a "Reserve  Fund"),  which will be used by the Trustee to make  required  payments  of  principal of or  interest  on the  Securities  of such  Series,  to make adequate  provision for future  payments on such Securities or for  any  other  purpose  specified  in  the  Agreement,  with respect  to such  Series,  to the  extent  that  funds are not otherwise  available.  In the  alternative  or in  addition to such  deposit,  a  Reserve  Fund  for a Series  may be  funded through  application  of all or a portion of the  excess  cash flow from the Primary  Assets for such  Series,  to the extent described in the related Prospectus Supplement.

     D.  Minimum Principal Payment
         Agreement...................................If stated in the  Prospectus  Supplement  relating to a Series of  Securities,  the  Depositor  will  enter  into  a  minimum principal  payment  agreement (the "Minimum  Principal Payment
                                                     Agreement")  with  an  entity  meeting  the  criteria  of  the
                                                     Rating  Agency,  pursuant to which such  entity  will  provide funds in the event that  aggregate  principal  payments on the
                                                     Primary  Assets  for such  Series are not  sufficient  to make
                                                     certain    payments.    See    "CREDIT    ENHANCEMENT--Minimum
                                                     Principal Payment Agreement" herein.

     E.  Deposit Agreement...........................If stated in the  Prospectus  Supplement,  the  Depositor  and the Trustee will enter into a guaranteed  investment  contract
                                                     or  an  investment   agreement   (the   "Deposit   Agreement")
                                                     pursuant  to which all or a  portion  of  amounts  held in the
                                                     Collection  Account,   the  Distribution  Account  or  in  any
                                                     Reserve  Fund will be invested  with the entity  specified  in such  Prospectus  Supplement.  The Trustee will be entitled to withdraw  amounts so invested,  plus  interest at a rate equal to the Assumed  Reinvestment  Rate, in the manner specified in the Prospectus  Supplement.  See "CREDIT  ENHANCEMENT--Deposit
                                                     Agreement" herein.

Servicing............................................The Servicer will be responsible  for servicing,  managing and making  collections  on the Home  Equity  Loans  for a Series.
                                                     In  addition,  the  Servicer  may  act  as  custodian  and  be responsible for  maintaining  custody of the Home Equity Loans
                                                     and   related   documentation   on  behalf  of  the   Trustee.
                                                     Advances with respect to  delinquent  payments of principal or interest on a Home  Equity  Loan will be made by the  Servicer only  to  the  extent  described  in  the  related  Prospectus
                                                     Supplement.   Such   advances  will  be  intended  to  provide
                                                     liquidity  only and the  related  Prospectus  Supplement  will specify  the  extent  to which  they are  reimbursable  to the
                                                     Servicer  from  scheduled  payments of principal and interest, late  collections,  or from the proceeds of liquidation of the related  Home Equity Loans or from other  recoveries  relating to such Home Equity Loan  (including  any  insurance  proceeds or payments from other credit  support).  In performing  these functions,  the  Servicer  will  exercise  the same  degree of skill and care that it




                                                         13



                                                     customarily  exercises  with respect to similar  receivables or
                                                     Home  Equity  Loans  owned or  serviced  by it.  Under  certain limited  circumstances,  the Servicer may resign or be removed, in which  event  either the Trustee or a  third-party  servicer will be  appointed  as successor  servicer.  The Servicer  will
                                                     receive  a  periodic   fee  as  servicing   compensation   (the
                                                     "Servicing  Fee")  and  may,  as  specified  herein  and in the
                                                     related  Prospectus  Supplement,   receive  certain  additional
                                                     compensation.  See "SERVICING OF HOME EQUITY LOANS -- Servicing
                                                     Compensation and Payment of Expenses" herein.

Material Federal Income
Tax Consequences.....................................Securities  of each series  offered  hereby  will,  for federal income tax purposes,  constitute either (i) interests ("Grantor
                                                     Trust  Securities") in a Trust treated as a grantor trust under applicable  provisions of the Code,  (ii)  "regular  interests"
                                                     ("REMIC Regular  Securities") or "residual  interests"  ("REMIC
                                                     Residual  Securities")  in a  Trust  treated  as a real  estate
                                                     mortgage   investment   conduit   ("REMIC")   (or,  in  certain
                                                     instances,  containing  one or more REMICs) under Sections 860A through 860G of the Code, (iii) debt issued by an Issuer ("Debt
                                                     Securities")  (iv) interests in an Issuer which is treated as a
                                                     partnership   ("Partnership   Interests"),   or  (v)   "regular
                                                     interests" ("FASIT Regular Securities"), "high-yield interests"
                                                     ("FASIT  High-Yield   Securities")  or  an  ownership  interest
                                                     ("FASIT Ownership  Security") in a Trust treated as a financial asset  securitization  investment  conduit  ("FASIT")  (or,  in certain  circumstances  containing  one or more  FASITs)  under
                                                     Sections 860H through 860L of the Code. In the event that FASIT securities  are issued,  any revolving  period,  or addition or substitution of collateral  provisions  otherwise  available by means of the FASIT election will be restricted so as to conform to the requirements of REMICs.

                                                     Dewey  Ballantine  LLP,  special tax counsel to the  Depositor, will render an opinion upon  issuance of a series of Securities which  will be filed  with the  Commission  as an  exhibit to a post-effective  amendment  or in a current  report on Form 8-K.
                                                     Investors are urged to consult their tax advisors and to review
                                                     "Material  Federal Income Tax  Consequences"  herein and in the related Prospectus Supplement.

ERISA Considerations.................................A  fiduciary  of any  employee  benefit  plan  subject  to the
                                                     Employee  Retirement  Income  Security Act of 1974, as amended
                                                     ("ERISA"),  or the Code should  carefully  review with its own legal  advisors  whether the purchase or holding of Securities could  give  rise to a  transaction  prohibited  or  otherwise impermissible  under  ERISA or the Code.  A  violation  of the prohibited  transaction  rules  may  generate  excise  tax and
                                                     other   liabilities   under   ERISA  and  the  Code.   If  the
                                                     Securities    offered   are   Certificates,    an   individual
                                                     prohibited  transaction  exemption issued by the Department of
                                                     Labor  to  various   underwriters  may  exempt  the  purchase,
                                                     holding  and  resale  of  such   Certificates.   In  addition,
                                                     Prohibited  Transaction  Class  Exemption  83-1 may exempt the sale  or  exchange  of the  Certificates.  If  the  Securities offered are Notes which are


                                                         14

                                                     treated as indebtedness without substantial equity features for purposes of ERISA, various Department of Labor Class Exemptions may exempt the  purchase  and holding of such  Notes,  and each purchaser  and  transferee  of such  Notes may be  required  to represent  and warrant that such an exemption is  applicable to
                                                     its   purchase   and   holding   of  the   Notes.   See  "ERISA
                                                     CONSIDERATIONS" herein.

Legal Investment ....................................The related  Prospectus  Supplement  will state whether or not the Securities of each Series  offered by this  Prospectus and the related  Prospectus  Supplement will constitute  "mortgage
                                                     related   securities"  under  the  Secondary  Mortgage  Market
                                                     Enhancement   Act   of   1984   ("SMMEA").   Investors   whose
                                                     investment  authority is subject to legal restrictions  should consult their own legal  advisors to determine  whether and to what extent the Securities  constitute  legal  investments for them.  See "LEGAL INVESTMENT" herein.

Use of Proceeds .....................................The  net  proceeds  from  the  sale  of  each  Series  will be applied  to one or  more  of the  following  purposes:  (i) to the acquisition of the related  Primary Assets,  (ii) to repay indebtedness  which  has  been  incurred  to  obtain  funds to acquire such Primary  Assets,  (iii) to establish  any Reserve
                                                     Funds  described  in the  related  Prospectus  Supplement  and
                                                     (iv)  to  pay   costs  of   structuring   and   issuing   such
                                                     Securities,   including   the   costs  of   obtaining   Credit
                                                     Enhancement,  if any. The  acquisition  of the Primary  Assets for a Series may be  effected  by an  exchange  of  Securities with  the  Originator  of such  Primary  Assets.  See  "USE OF
                                                     PROCEEDS" herein.

Ratings .............................................It will be a  requirement  for issuance of any Series that the
                                                     Securities   offered  by  this   Prospectus  and  the  related
                                                     Prospectus  Supplement  be rated by at least one Rating Agency in one of  its  four  highest  applicable  rating  categories.
                                                     The  rating  or  ratings  applicable  to  Securities  of  each
                                                     Series   offered   hereby  and  by  the   related   Prospectus
                                                     Supplement  will be as set  forth  in the  related  Prospectus
                                                     Supplement.   A   securities   rating   should  be   evaluated
                                                     independently   of  similar  ratings  on  different  types  of
                                                     securities.  A securities  rating is not a  recommendation  to buy, hold or sell  securities  and does not address the effect
                                                     that  the  rate  of   prepayments  on  Home  Equity  Loans  or
                                                     Underlying   Loans   relating   to  Private   Securities,   as
                                                     applicable,  for a Series  may have on the yield to  investors
                                                     in   the    Securities    of   such    Series.    See    "RISK
                                                     FACTORS--Ratings Are Not Recommendations" herein.

Absence of Market ...................................The  Securities  will be a new  issue  of  securities  with no established  trading  market.  The  Issuer  does not expect to
                                                     apply  for  listing  of  the   Securities   on  any   national
                                                     securities  exchange or quote the  Securities in the automated quotation  system  of  a  registered  securities  association.
                                                     The   Underwriter(s)   specified  in  the  related  Prospectus
                                                     Supplement   expects  to  make  a  secondary   market  in  the
                                                     Securities,  but  has  no  obligation  to  do  so.  See  "RISK
                                                     FACTORS" herein.


                                                         15

Risk Factors ........................................There are material risks  associated  with an investment in the
                                                     Securities.  For a  discussion  of all  material  factors  that
                                                     should  be   considered   by   prospective   investors  in  the
                                                     Securities,  see  "RISK  FACTORS"  herein  and in  the  related
                                                     Prospectus Supplement.


                                  RISK FACTORS

         For a discussion of all material risk factors that could make the offering of the Securities speculative or one of high risk, Investors should consider the following factors and "Risk Factors" in the related Prospectus Supplement.

An Investment in Any Security May Be an Illiquid Investment, which May Result in the Holder Holding such Investment to Maturity.

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

The Assets of the Trust Fund, as Well as Any Applicable Credit Enhancement, Will Be Limited and, if such Assets and/or Credit Enhancement Become Insufficient to Service the Related Securities, Losses May Result.

         The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, at the times and to the extent set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Credit Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

         The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein.

Credit Enhancement Will Be Limited in Amount and Scope of Coverage and May Not be Sufficient to Cover Losses.

         Although any Credit Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Credit Enhancement will be limited and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. Generally, Credit Enhancements do not directly or indirectly guarantee to the holders of Securities, any specific rate of prepayment. See "CREDIT ENHANCEMENT" herein.

The Timing of Principal Payments May Adversely Affect the Yield to Maturity of the Securities.

         The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement;
(iii) the exercise by the party entitled thereto of any right of optional termination; (iv) liquidations due to defaults and (v) repurchases of Home Equity Loans or Underlying Loans due to conversion of adjustable-rate loans ("ARM Loans") to fixed-rate loans or breaches of the related Originator's or Servicer's representations and warranties). See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.".

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

Prepayments May Adversely Affect the Yield to Maturity of the Securities.


         The yield to maturity of the Securities of each series may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Home Equity Loans. The yield to maturity on interest-only Private Securities or Private Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Home Equity Loans. In addition, the yield to maturity on certain other types of classes of Securities, including certain classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Home Equity Loans than other classes of Securities.

         The Home Equity Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Unless so specified in the related Prospectus Supplement, such penalties will not be property of the related Trust. The rate of prepayments of the Home Equity Loans cannot be predicted and is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Home Equity Loan or Loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Home Equity Loans or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Home Equity Loans. The related Prospectus Supplement will specify whether any or all of the Home Equity Loans contain "due-on-sale" provisions.

         Collections on the Home Equity Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Home Equity Loans may also vary due to seasonal purchasing and payment habits of borrowers.

As a Result of Optional Redemption or Repurchase or Auction Sale, Holders Could Be Fully Paid Significantly Earlier than Would Otherwise Be the Case.

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on or after such time as the aggregate outstanding principal amount of the Primary Assets is less than the amount or percentage specified in the related Agreement, (such amount or percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series). Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase. If the optional termination is not exercised, then one or more Classes of Securities may be subject to early retirement by an auction sale. See "THE AGREEMENTS--Termination" herein. The risk of reinvesting unscheduled distributions resulting from redemption or repurchase of the Securities will be borne by the Holders. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination." The optional termination and mandatory termination described herein are the only circumstances in which the Securities could be retired earlier than would be the case if the Trust were allowed to go to term.

Home Equity Loans with Balloon and Non-Traditional Payment Methods May Create Greater Default Risk.

         A portion of the aggregate principal balance of the Home Equity Loans at any time may be Balloon Loans that provide for the payment of the unamortized principal balance of such Home Equity Loan in a single payment at maturity Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

         Other types of loans that may be included in the Trust Fund may involve additional uncertainties not present in traditional types of loans. For example, certain of the Home Equity Loans may provide for escalating or variable payments by the borrower under the Home Equity Loan, as to which the borrower is generally qualified on the basis of the initial payment amount. In some instances the borrower's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. The Depositor does not have any information regarding the default history or prepayment history of payments on these non-traditional loans

Junior Liens May Experience Higher Rates of Delinquencies and Losses.

         If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

Property Values May Decline, Leading to Higher Losses.

         There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Home Equity Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Mortgaged Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

Geographic Concentration of Mortgaged Properties May Result in Higher Losses, if Particular Regions Experience Downturns.

         Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on home equity loans generally. The Home Equity Loans underlying certain Series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar home equity loan asset-backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties that is known at the time of the offering will be specified in the related Prospectus Supplement.

Pre-Funding May Adversely Affect Investment.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

         Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and the related agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or Credit Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Asset were included as part of the initial Trust Fund, the credit quality of such assets would be consistent with the initial rating of each Class of Securities of such Series. Following the transfer of additional Primary Assets to the Trust, the aggregate characteristics of the Primary Assets then held in the Trust may vary from those of the initial Primary Assets of such Trust. As a result, the additional Primary Assets may adversely affect the performance of the related Securities

          The ability of a Trust to invest in additional Primary Assets during the related Pre-Funding Period will be dependant on the ability of the Originator to originate or acquire Primary Assets that satisfy the requirements for transfer to the Trust Fund. The ability of the Originator to originate or acquire such Primary Assets will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Environmental Conditions on the Mortgaged Property May Give Rise to Liability.

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a Mortgaged Property may give rise to a lien on the Mortgaged Property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such Mortgaged Property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

State and Federal Credit Protection Laws May Limit Collection of Principal and Interest on the Home Equity Loans.

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans.

         The Home Equity Loans may also be subject to Federal  laws,  including:
(i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Home Equity Loan to damages and administrative enforcement.
See "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS" herein.

Ratings Are Not Recommendations. A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor.

A Reduction in the Rating of Any Credit Enhancer Would Likely Adversely Impact the Rating of the Securities.

         There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

ERISA May Restrict the Acquisition, Ownership and Disposition of Securities.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of Securities. See "ERISA CONSIDERATIONS" herein.

                          DESCRIPTION OF THE SECURITIES

General

         Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Issuer and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing

Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Home Equity Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

         The Originator may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

         The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

         Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be compound interest securities, variable interest securities, PAC securities, zero coupon securities, principal only securities, interest only securities or participating securities. A Series may also include one or more Classes of subordinate securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus
Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. One or more Classes of a Series may be available in book-entry form only.

         Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited into the Collection Account. Such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See "THE TRUST FUNDS--Collection and Distribution Accounts" herein.

Payments of Interest

         The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Home Equity Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

Payments of Principal

         On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

         Furthermore, with respect to a Series of Certificates, as will be further described in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

Optional Redemption, Purchase or Termination

         One or more Classes of Securities of any Series may be subject to optional redemption or repurchase, in whole or in part, on any Distribution Date by the related Originator, Servicer or Credit Enhancer or an affiliate thereof. Such redemption or repurchase may occur or on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, is less than a percentage not to exceed 20% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) will be set forth in the related Prospectus Supplement. In the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the Securities will be borne by the Holders. Neither the Trust nor the Holders will have any continuing liability under such optional redemption or repurchase.

         In addition, the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Primary Assets or otherwise, under other circumstances and in the manner specified in "THE AGREEMENTS--Termination " herein.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the

Securities of a Class will be influenced by the rate at which the amount financed under Primary Assets included in the Trust Fund for a Series is paid. Such repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

         There is, however, no assurance that prepayment of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Home Equity Loans or Underlying Loans either from time to time or over the lives of such Home Equity Loans or Underlying Loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Home Equity Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. If any Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                 THE TRUST FUNDS

General

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets acquired from the Originator composed of (i) the Primary Assets, (ii) any Credit Enhancement, (iii) any Mortgaged Property that secured a Home Equity Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (iv) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement. A maximum of 5% (by Cut-off Date Principal Balance) of the aggregate Primary Assets that are included in a Trust Fund as such Trust Fund will be constituted at the closing date will deviate from the characteristics that are described in the related Prospectus Supplement.

         The Securities will be non-recourse obligations secured by the related Trust Fund. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

         The Primary Assets for a Series will be acquired by the related Trust Fund from the related Originator, or may be acquired in the open market or in privately negotiated transactions. Home Equity Loans relating to a Series will be serviced by the Servicer, which may be the Originator, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

         As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         A Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Home Equity Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement. Some of the Home Equity Loans may be delinquent to the extent and as specified in the related Prospectus Supplement. The percentage of those Home Equity Loans which are delinquent shall not exceed 10% of the aggregate principal balance of the Primary Assets as of the Cut-off Date for that Series. The following is a brief description of the Home Equity Loans expected to be included in the related Trusts.

The Home Equity Loans

         Home Equity Loans. The Primary Assets for a Series may consist, in whole or in part, of loans (the "Home Equity Loans") secured by mortgages on one- to four-family residential housing ("Single Family Properties"), including condominium units ("Condominium Units") and cooperative dwellings ("Cooperative Dwellings") which may be subordinated to other mortgages on the same Mortgaged Property. The Home Equity Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The Home Equity Loans will generally consist of what are commonly referred to as "home equity" loans, as distinguished from "purchase money" loans, although the Home Equity Loans held by a particular Trust may also be "purchase money" loans. Both "home equity" and "purchase money" refer to the use of proceeds made by the related borrower, rather than to any legal or other documentary differences between the two types of loans, except that "home equity" loans are usually (but not always) secured by mortgages which are in a subordinate lien position while "purchase money" loans are usually (but not always) secured by mortgages which are in a senior lien position, and "home equity" loans are typically (but not always) shorter in maturity than "purchase money" loans (i.e., fifteen rather than thirty years). The Home Equity Loans, in addition to being secured by mortgages on real estate, may also be secured by "fixtures" treated as personal property under local state law. Although fixtures may turn up more frequently in the case of loans in which the proceeds are used to fund home improvements, fixtures as a part of the collateral package may be a part of either a "home equity" or "purchase money" loan.

         A "home equity" loan is a loan the proceeds of which are not used to purchase the related mortgaged property; the proceeds of a "purchase money" mortgage are applied to the purchase of the related mortgaged property. Typical uses of proceeds of "home equity" loans would be home improvement, debt consolidation and the funding of large expenses such as college tuition.

         The Home Equity Loans may be (i) "conventional" loans, that is, they will not be insured or guaranteed by any governmental agency, (ii) insured by the Federal Housing Authority ("FHA") or (iii) partially guaranteed by the

Veteran's Administration, as specified in the related Prospectus Supplement. The Home Equity Loans may be either "closed-end" loans (i.e., loans which do not permit the related borrower to obtain the proceeds of future advances) or "open-end" loans (i.e., loans structured as lines of credit, which permit the related borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds). The Home Equity Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the Home Equity Loans included in the Trust for a Series of Securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method, as described herein and in the related Prospectus Supplement. When a full principal prepayment is paid on a Home Equity Loan during a month, the Mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Home Equity Loan so prepaid.

         Payment Terms. The payment terms of the Home Equity Loans to be included in a Trust for a Series will be described in the related Prospectus Supplement and may include any of the following features of combinations thereof or other features described in the related Prospectus Supplement:

                           (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Home Equity Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Home Equity Loans may provide for the payment of interest at a rate lower than the specified Loan Rate for a period of time of for the life of the Home Equity Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

                           (b) Principal may be payable on a level debt service basis to fully amortize the Home Equity Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Home Equity Loan.

                           (c) Monthly Payments of principal and interest may be fixed for the life of the Home Equity Loan, may increase over a specified period of time or may change from period to period. Home Equity Loans may include limits on periodic increases or decreases in the amount of Monthly Payments and may include maximum or minimum amounts of Monthly Payments.

                           (d)  Prepayments  of  principal  may be  subject to a
         prepayment fee, which may be fixed for the life of the Home Equity Loan or may decline over time, and may be prohibited for the life of the Home Equity Loan or for certain periods. Certain Home Equity Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Home Equity Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Home Equity Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Home Equity Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Home Equity Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

         Amortization of the Home Equity Loans. The Home Equity Loans will provide for payments that are allocated to principal and interest according to either the actuarial method (an "Actuarial Home Equity Loan"), the simple interest method (a "Simple Interest Home Equity Loan") or the "Rule of 78s" method (a "Rule of 78s Home Equity Loan"), as set forth in the related Prospectus Supplement. The related Prospectus Supplement will set forth whether any of the Home Equity Loans will provide for deferred interest or negative amortization.

         An Actuarial Home Equity Loan provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

         A Simple Interest Home Equity Loan provides for the amortization of the amount financed under such Home Equity Loan over a series of equal Monthly Payments (except, in the case of a Balloon Loan, the final payment). Each Monthly Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Home Equity Loan being multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Home Equity Loan. As payments are received under a Simple Interest Home Equity Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Home Equity Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Home Equity Loan is made on or prior to its scheduled due date, the principal balance of the Home Equity Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the Home Equity Loan will amortize more slowly than scheduled. If a Simple Interest Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Certain of the Home Equity Loans contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the related Mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The related Prospectus Supplement will specify whether or not Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

         The aggregate principal balance of Home Equity Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for a representation that a given percentage of the Home Equity Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Home Equity Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

         The initial Combined Loan-to-Value Ratio of a Home Equity Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior loans.

         Additional Information. The selection criteria which will apply with respect to the Home Equity Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Home Equity Loans for a Series may include Home Equity Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The Home Equity Loans for a Series may include loans that do not have a specified stated maturity.

         The related Prospectus Supplement for each Series will provide information with respect to the Home Equity Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans; (b) the range and weighted average Loan Rate on the Home Equity Loans, and, in the case of adjustable rate loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home Equity Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Home Equity Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other Credit Enhancement relating to the Home Equity Loans;
(h) the geographic distribution of any Mortgaged Properties securing the Home Equity Loans; (i) the percentage of Home Equity Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Home Equity Loans;
(k) year of origination of the Home Equity Loans; and (l) the delinquency status of Home Equity Loans, including the duration and history of such delinquencies and the percentage of the of Home Equity Loans (by principal balance as of the Cut-off Date) that are delinquent. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Home Equity Loans for a Series.

         If specific information respecting the Home Equity Loans is not known at the time the related series of Securities initially is offered, information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Home Equity Loans relating to such Series will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

Private Securities

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Home Equity Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement and not purchased as part of the original distribution or (b) acquired in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of transfer (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS
Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. The PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Home Equity Loans underlying the Private Securities or to such Private Securities themselves;
(viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

         A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and any income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Credit Enhancement will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. The Trustee may invest the funds in the Collection and Distribution Accounts in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

Pre-Funding Accounts

         A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, (a) the Pre-Funding Period will not exceed 90 days from the related closing date, (b) the additional Primary Assets to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Primary Assets included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such Prospectus Supplement, (c) the Pre-Funding Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering and
(d) prior to the investment of the Pre-Funded Amount in additional Primary Assets, such Pre-Funded Amount will be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

         If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

                               CREDIT ENHANCEMENT

         If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

Subordinate Securities

         Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

Insurance

         Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. The related Prospectus Supplement will describe any pool insurance policy obtained by the Depositor for the Home Equity Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Home Equity Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Mortgaged Property securing a defaulted or foreclosed Home Equity Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Mortgaged Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the special hazard insurer, the unpaid principal balance of such Home Equity Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Mortgaged Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Mortgaged Property. Any amount paid as the cost of repair of such Mortgaged Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Mortgaged Property with the proceeds described under
(i) above is expected to satisfy the condition under any pool insurance policy that such Mortgaged Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Home Equity Loan secured by such Mortgaged Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Home Equity Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Home Equity Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Home Equity Loan at an amount less than the then-outstanding principal balance of such Home Equity Loan. The amount of the secured debt could be reduced to such value, and the holder of such Home Equity Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Home Equity Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Home Equity Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF HOME EQUITY LOANS" herein. If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Home Equity Loan or a reduction by such court of the principal amount of a Home Equity Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Home Equity Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Home Equity Loans, and will not be restored.

Reserve Funds

         The Depositor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

         If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

Deposit Agreement

         The Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                         SERVICING OF HOME EQUITY LOANS

General

         Customary servicing functions with respect to Home Equity Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

         The Servicer will make reasonable efforts to collect all payments required to be made under the Home Equity Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Home Equity Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the related payments (the "Scheduled Payments") are due (the "Due Dates") on such Home Equity Loan.

         The Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Home Equity Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Home Equity Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Home Equity Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property securing the related Home Equity Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         The Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation ("FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

         The funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         The Servicer, the Depositor, the Trustee or the Originator, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Primary Assets due on or before such Cut-off Date):

                  (i)  All   payments   on  account  of   principal,   including
         prepayments, on such Primary Assets;

                  (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

                  (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

                  (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or released to the obligor in accordance with the related Agreement;

                  (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

                  (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

                  (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Originator pursuant to the related Agreement.

         The Servicer may be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

                  (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Home Equity Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

                  (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

                  (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Home Equity Loan, together with accrued and unpaid interest thereon to the Due Date for such Home Equity Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Home Equity Loan;

                  (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Home Equity Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                  (v)  to  reimburse   itself  for  expenses   incurred  by  and
         recoverable by or reimbursable to it pursuant to the related Agreement;

                  (vi) to pay to the applicable person with respect to each Primary Asset or Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property") acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Originator pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                  (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                  (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

Advances and Limitations Thereon

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Home Equity Loans. The Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Home Equity Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Home Equity Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. The related Prospectus Supplement will specify the extent to which the Servicer will be required to maintain or to cause the obligor on each Home Equity Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Home Equity Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Home Equity Loans will be underwritten by different hazard insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Home Equity Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property, to the extent available.

         The standard hazard insurance policies covering Mortgaged Properties securing Home Equity Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Mortgaged Property, including the improvements on any Mortgaged Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the Mortgaged Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Mortgaged Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Home Equity Loans declines as the principal balances owing thereon decrease, and since the value of the Mortgaged Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Mortgaged Property.

         Generally, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Home Equity Loan. The Servicer may also maintain on REO Property that secured a defaulted Home Equity Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Home Equity Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization upon Defaulted Home Equity Loans

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Home Equity Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Mortgaged Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Home Equity Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the obligor on a defaulted Home Equity Loan a modification of such Home Equity Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

         When any Mortgaged Property is about to be conveyed by the obligor, the Servicer may, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Home
Equity Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Home Equity Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Home Equity Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Mortgaged Property in connection with defaulted Home Equity Loans, as will be further specified in the related Prospectus Supplement,.

         The Servicer may pay certain expenses incurred in connection with the servicing of the Home Equity Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When an obligor makes a principal prepayment in full between Due Dates on the related Home Equity Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Home Equity Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         The Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Home Equity Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Home Equity Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Home Equity Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

         The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, may be subordinate to the rights of Holders of such Series as set forth in the related Agreement.

Evidence as to Compliance

         The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Home Equity Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an event of default ("Event of Default") occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS-- Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

         The related Agreement will specify the circumstances under which the Servicer may assign its rights and delegate its duties and obligations thereunder for each Series, which generally will require that the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

         General. At the time of issuance of the Securities of a Series, the Originator will transfer, convey and assign to the Trust Fund all right, title and interest of the Originator in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any interests in the Trust Fund retained by the Depositor or its affiliate ("Retained Interests")). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         Assignment of Home Equity Loans. The Depositor will, as to each Home Equity Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or the Custodian will hold such documents in trust for the benefit of the Holders.

         With respect to Home Equity Loans secured by Mortgages and to the extent described in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Home Equity Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Home Equity Loans. The Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Originator to repurchase from the Trustee any Home Equity Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The related Prospectus Supplement will specify whether or not the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Each Home Equity Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Home Equity Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Home Equity Loan is an adjustable rate Home Equity Loan, the Lifetime Rate Cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. The related Prospectus Supplement will specify whether or not the

Trustee will be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within a period not to exceed 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Originator does not cure such defect within a period not to exceed 90 days, the Depositor or Originator will, not later than a period not to exceed 90 days after the Trustee's notice to the Depositor or the Originator, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price generally equal to, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and
(ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         The Depositor or Originator, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         The  above-described  cure,  repurchase  or  substitution   obligations
constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Originator of such Primary Assets. See "SPECIAL CONSIDERATIONS--Limited Assets" herein.

         No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

         The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                  (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

                  (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

                  (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                  (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                  (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

                  (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

                  (vii) the book value of any REO Property acquired by the related Trust Fund; and

                  (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Home Equity Loans. See "SERVICING OF HOME EQUITY LOANS --Evidence as to Compliance" herein.

         A Series of Securities or one or more Classes of such Series may be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Home Equity Loans generally include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The related Agreement will specify the circumstances under which the Trustee of the Holders of Securities may remove the Servicer upon the occurrence and continuance of an Event of Default thereunder relating to the servicing of Home Equity Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

         Indenture. Events of Default under the Indenture for each Series of Notes generally include: (i) a default in the payment of any principal of or interest on any Note of such Series, which continues for the period of time specified in the related Prospectus Supplement; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within the period of time specified in the related Prospectus Supplement after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of Agreement

         The Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Home Equity Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Credit Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Originator, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

         No Agreement will provide for the holding of any annual or other meeting of Holders.

Form of Securities

         The  Securities  in each  Series  will  either be  issued  as  physical certificates or in uncertificated book-entry form. Physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Holders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of the Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Holders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Holders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Holders. Unless and until Physical Securities are issued, it is anticipated that the only Holder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Holders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Holders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Holders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Holders. Accordingly, although Holders will not process Securities, the rules provide a mechanism by which Holders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Holders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Holders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Holder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Holders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered as Physical Certificates in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Holders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will take the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Holders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Holders.

REMIC Administrator

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset; (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement; or (iii) the mandatory termination of the Trust by the Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement by soliciting competitive bids for the purchase of the Primary Assets of the related Trust Fund

         Repurchase of the Remaining Primary Assets. The Agreement for each Series may permit, but not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date.

         Mandatory Termination; Auction Sale. The Trustee, the Servicer or the related Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate.

         The mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Home Equity Loans remaining in the Trust. In the event that satisfactory bids (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) are received as specified in the related Agreement, the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Home Equity Loans. If satisfactory bids are not received, such party shall decline to sell the Home Equity Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Home Equity Loans. Such sale and consequent termination of the Trust must constitute a "qualified liquidation" of each REMIC established by the Trust under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. The Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination" herein.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                   CERTAIN LEGAL ASPECTS OF HOME EQUITY LOANS

         The following discussion contains summaries of certain legal aspects of home equity loans, which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Home Equity Loans are situated.

General

         The Home Equity Loans will be represented by a Note and an accompanying Mortgage. Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Home Equity Loan; pursuant to the Mortgage, such indebtedness is secured by a lien on the related Mortgaged Property.

Enforcement of the Note

         Pursuant to the Note, the related borrower is personally liable to repay the indebtedness evidenced by the Home Equity Loan. In certain states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the Note.

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a Home Equity Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such a s the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Security Interests

         Real Estate Mortgages. The Home Equity Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Home Equity Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the Mortgaged Property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a Home Equity Loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the Mortgaged Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the Mortgaged Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the Mortgaged Property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property and sent to all parties having an interest of record in the Mortgaged Property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Mortgaged Property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the Mortgaged Property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the Mortgaged Property at a foreclosure sale. Rather, it is common for the lender to purchase the

Mortgaged Property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the Mortgaged Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Mortgaged Property. Depending upon market conditions, the ultimate proceeds of the sale of the Mortgaged Property may not equal the lender's investment in the Mortgaged Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the Mortgaged Property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Mortgaged Property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the Mortgaged Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Mortgaged Property after a trustee's sale under a deed of trust.

         Junior Mortgages; Rights of Senior Mortgages. The Home Equity Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Home Equity Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Mortgaged Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the Mortgaged Property are damaged or destroyed by fire or other casualty, or in the event the Mortgaged Property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Mortgaged Property and, when due, all encumbrances, charges and liens on the Mortgaged Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Mortgaged Property, to maintain and repair the Mortgaged Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Mortgaged Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         Due-On-Sale Clauses in Home Equity Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real Mortgaged Property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

         Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the Mortgaged Property or the borrower's execution of secondary financing affecting the Mortgaged Property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such loans.

         Applicability  of  Usury  Laws.  Title  V of  the  Depository
Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Tide V. Tide V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Security Interests in Personal Property and Fixtures. A portion of each Mortgaged Property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related Home Equity Loan were applied to property improvements, although any Mortgaged Property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such personal property must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary  building  material  or  other  goods  that  are  deemed  to lose  such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess such property securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Home Equity Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i),
(ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Home Equity Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated in the manner set forth in the related Agreement.

                                  THE DEPOSITOR

General

         The Depositor was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The Depositor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each Series of Securities will be applied to one or more of the following purposes: (i) to acquire the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any. The acquisition of the Primary Assets for a Series may be effected by an exchange of Securities with the Originator of such Primary Assets.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES



General

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Securities.

         The following  discussion  addresses  securities of five general types:
(i) securities ("Grantor Trust Securities") representing interests in a trust (a "Grantor Trust") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC Securities") representing interests in a trust, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; (iv) securities ("Partnership Interests") representing interests in a trust (a "Partnership") that is intended to be treated as a partnership under the Code; and (v) securities ("FASIT Securities") representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The Prospectus Supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to Classes of Securities that do not have a principal balance.

Grantor Trust Securities

         With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the related Grantor Trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the Home Equity Loans included in the Grantor Trust.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Home Equity Loans constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Home Equity Loans constituting the related Grantor Trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."

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

Taxation of Beneficial Owners of Grantor Trust Securities
         Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Home Equity Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such beneficial owner's miscellaneous itemized deductions exceeds 2% of such beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a beneficial owner will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "--Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Home Equity Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities
         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the Originator (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting
         The Trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Home Equity Loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Master Servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in a related Prospectus Supplement, an election will be made to treat a Trust as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a REMIC for federal income tax purposes. A Trust for which a REMIC election is made will

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

be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a REMIC Regular Security) or a residual interest (a REMIC Residual Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the Home Equity Loans in a REMIC Trust will be taxable to the beneficial owners of the Securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes
         REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Home Equity Loans, payments on the Home Equity Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities
         Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities
         Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual beneficial owners (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding,


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

even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

         The Trustee will provide to beneficial owners of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related Prospectus Supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Home Equity Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Home Equity Loan expressed as a percentage of the outstanding principal amount of that Home Equity Loan, will remain constant over time.

         Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed such beneficial owner's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

         A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such beneficial owner's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such beneficial owner only to the extent that such fees, along with certain of such beneficial owner's other miscellaneous itemized deductions exceed 2% of such beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such beneficial owner's alternative minimum tax liability. A beneficial owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on such day.

Taxes on a REMIC Trust
         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Home Equity Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities
         General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "--Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such beneficial owner's income. In addition, gain recognized on such a sale by a beneficial owner of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Security, such beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable


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by that agent) upon any transfer of a REMIC Residual  Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related Prospectus Supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "--Discount and Premium" and
"--Taxation   of  Beneficial   Owners  of  REMIC   Residual   Securities--Excess
Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to

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


disqualified  organizations discussed above.  Transferors of a REMIC
Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each beneficial owner that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination
         In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Home Equity Loan remaining in the Trust Estate. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

General
         With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the Securities will be classified as debt secured by the related Home Equity Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Home Equity Loans or the Trust. Beneficial owners will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes
         As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

Sale or Exchange
         If a beneficial owner of a Debt Security sells or exchanges such Security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt

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Security  recognized  by an investor who holds the  Security as a capital  asset
(within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year.

Partnership Interests

                  With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the Home Equity Loans.

Special Tax Attributes
                  As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.

Taxation of Beneficial Owners of Partnership Interests
                  If the Trust is treated as a partnership for Federal Income Tax Purposes, the Trust will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the Trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents).

                  The Trust's assets will be the assets of the partnership. The Trust's income will consist primarily of interest and finance charges earned on the underlying Home Equity Loans. The Trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Trust, servicing and other fees, and losses or deductions upon collection or disposition of the Trust's assets.

                  In certain instances, the Trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. (See "Backup Withholding" and "Foreign Investors" below).

                  Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

                  Under section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the Trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests
                  Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner of a Partnership Interest's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Trust. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to

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

the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

                  Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under section 754 of the Code.

Partnership Reporting Matters
                  The Owner Trustee is required to (i) keep complete and accurate books of the Trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and (iii) report each beneficial owner of a Partnership Interest's allocable share of items of Trust income and expense to beneficial owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interests must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all such inconsistencies.

                  Under section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Partnership Interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

                  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under certain circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the Trust.

FASIT Securities

         If provided in a related Prospectus Supplement, an election will be made to treat the Trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Company, will deliver its opinion to the Company that, assuming compliance with the Pooling and Servicing Agreement, the trust will be treated as a FASIT for federal income tax purposes. A Trust for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular

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


interest (a FASIT Regular Security) or an ownership interest (a FASIT Ownership Security). Such opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the Prospectus.

Special Tax Attributes
                  FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Home Equity Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities


                  A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See discussion of "Discount and Premium" below.

                  In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code (sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

                  Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

                  In addition to the foregoing requirements, the various interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder

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

to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate (as defined in Code section 1274(d)). In order to meet the 30 year maturity requirement, the FASIT Regular Securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT Regular Securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

                  If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds home equity loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust
                  Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage, (b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a Class of FASIT regular interests; (ii) the receipt of income from nonpermitted assets; (iii) the receipt of compensation for services; or
(iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

                  DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary

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income and must be included in a beneficial owner's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the
Security  and  offset  against   inclusions  of  interest   income.   These  tax
consequences are discussed in greater detail below.

Original Issue Discount
         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Home Equity Loans prepay at the rate specified in the related Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Depositor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Depositor makes no representation, however, that the Home Equity Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Securities. The Trustee will report original issue discount based on accrual periods of no longer than one year either (i) beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date or (ii) beginning on the next day following a payment date and ending on the next payment date.
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


         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

Market Discount
         A beneficial owner that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment
Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

Securities Purchased at a Premium
         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to beneficial owners of such Securities in accordance with the rules described in the preceding paragraph.

Special Election
         For any Security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term
"interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998 remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect.

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

Foreign Investors

                  The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

Grantor Trust Securities and REMIC Regular Securities
         Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

REMIC Residual Securities and FASIT Ownership Securities
         Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury
Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security or a FASIT Ownership Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC or FASIT Trust that issued the REMIC Residual Security or FASIT Ownership Security (e.g., Home Equity Loans or regular interests in another REMIC or FASIT) were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" herein.

Partnership Interests
                  Depending upon the particular terms of the Trust Agreement and Sale and Servicing Agreement, a Trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes and the Trust is treated as a partnership, the income of the Trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not in a U.S. trade or business.

FASIT Regular Securities
                  Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The Pooling and Servicing Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Trust were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

         Among  the  conditions   that  must  be  satisfied  in  order  for  the
Underwriter Exemptions to apply to offered certificates are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2)      the  rights  and  interests   evidenced  by  the  certificates
                  acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

         (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (5)      the  sum  of  all  payments   made  to  and  retained  by  the
                  underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the trust estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933; and

         (7) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:


         (i) the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Home Equity Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The Underwriter Exemptions will not be available for Securities which are Notes. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its purchase and holding of such Note will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

CONSULTATION WITH COUNSEL

         The Prospectus Supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of Securities to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                                 LEGAL INVESTMENT

         The related Prospectus Supplement will describe whether or not the Securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                                               PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through First Union Capital Markets Corp. ("First Union") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. First Union is an affiliate of the Depositor.

                                                   LEGAL MATTERS

         Certain legal matters in connection with the Securities will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York or such other counsel identified in the related Prospectus Supplement.

                                               FINANCIAL INFORMATION

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A new Trust will be formed to own the Primary Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

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


                                GLOSSARY OF TERMS

         The following are abbreviated definitions of certain capitalized terms used in this Prospectus. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

         "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

         "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Home Equity Loan and for any other purposes in servicing such Home Equity Loan.

         "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         "Appraised Value" means, with respect to property securing a Home Equity Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Home Equity Loan or sales price of such property at such time.

         "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

         "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

         "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

         "Bankruptcy   Code"  means  the  federal  bankruptcy  code,  11  United
States Code 101 et seq., and related rules and regulations promulgated thereunder.

         "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

         "Certificate" means the Asset-Backed Certificates.

         "Class" means a Class of Securities of a Series.

         "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

         "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

         "Combined Loan-to-Value Ratio" means, with respect to a Home Equity Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior loans on the related Mortgaged Property.

         "Commission" means the Securities and Exchange Commission.

         "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

         "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

         "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

         "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

         "Condominium  Loan" means a Home Equity Loan secured by a Mortgage on a
Condominium  Unit  (together  with  its  appurtenant   interest  in  the  common
elements).

         "Condominium Unit" means an individual housing unit in a Condominium Building.

         "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

         "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

         "Cooperative  Loan"  means  a  housing  loan  made  with  respect  to a
Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

         "Credit Enhancement" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

         "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

         "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

         "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Home Equity Loan during a specified period over the amount of interest required to be paid by an obligor on such Home Equity Loan on the related Due Date.

         "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

         "Depositor" means Home Equity Securitization Corp.

         "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

         "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

         "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

         "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

         "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

          "Credit Enhancer" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means an account, established and maintained by the Servicer for a Home Equity Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

         "FNMA" means the Federal National Mortgage Association.

         "Holder" means the person or entity in whose name a Security is registered.

         "Home Improvements" means the home improvements financed by a Home Equity Loan.

         "HUD"  means  the  United  States   Department  of  Housing  and  Urban
Development.

         "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

         "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Home Equity Loans.

         "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Home Equity Loan or Mortgaged Property.

         "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

         "IRS" means the Internal Revenue Service.

         "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Home Equity Loan.

         "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Home Equity Loan, net of liquidation expenses.

         "Loan Rate" means the interest rate borne by a Home Equity Loan.

         "Loan-to-Value Ratio" means, with respect to a Home Equity Loan, the ratio determined as set forth in the related Prospectus Supplement.

         "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

         "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

         "Modification" means a change in any term of a Home Equity Loan.

         "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

         "Mortgaged Property" means residential properties securing a Home Equity Loan.

         "Home Equity Loan" means a loan secured by a Mortgaged Property.

         "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Home Equity Loan.

         "Mortgagor" means the obligor on a Mortgage Note.

         "1986 Act" means the Tax Reform Act of 1986.

         "Notes" means the Asset-Backed Notes.

         "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

         "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

         "Participating   Securities"  means  Securities   entitled  to  receive
payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

         "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

         "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Home Equity Loans) and the Trustee.

         "Primary Assets" means the Private Securities, the Home Equity Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Home Equity Loan, as the case may be.

         "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

         "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

         "Private  Security" means a participation  or pass-through  certificate
representing   a  fractional,   undivided   interest  in  Underlying   Loans  or
collateralized obligations secured by Underlying Loans.

         "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

         "PS Servicer" means the servicer of the Underlying Loans.

         "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

         "PS Trustee" means the trustee designated under a PS Agreement.

         "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

         "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

         "Regular Interest" means a regular interest in a REMIC.

         "REMIC" means a real estate mortgage investment conduit.

         "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

         "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REO Property" means real property which secured a defaulted Home Equity Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

         "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

         "Residual Interest" means a residual interest in a REMIC.

         "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

         "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

         "Securities" means the Notes or the Certificates.

         "Originator" means the originator or acquiror of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

         "Senior Securityholder" means a holder of a Senior Security.

         "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

         "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

         "Servicer" means, with respect to a Series relating to Home Equity Loans, the Person if any, designated in the related Prospectus Supplement to service Home Equity Loans for that Series, or the successors or assigns of such Person.

         "Single Family Property" means property securing a Home Equity Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

         "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

         "Subordinate Securityholder" means a Holder of a Subordinate Security.

         "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

         "Trustee" means the trustee under the applicable Agreement and its successors.

         "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

         "UCC" means the Uniform Commercial Code.

         "Underlying Loans" means loans of the type eligible to be Home Equity Loans underlying or securing Private Securities.

         "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

         "Zero Coupon Security" means a Security entitled to receive payments of principal only.

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


                                                 TABLE OF CONTENTS

                                                 Page                                                          Page



PROSPECTUS SUPPLEMENT.............................................................................................3
REPORTS TO HOLDERS................................................................................................3
AVAILABLE INFORMATION.............................................................................................3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................4
SUMMARY OF PROSPECTUS.............................................................................................5
RISK FACTORS.....................................................................................................17
   AN INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT, WHICH MAY RESULT IN THE HOLDER HOLDING SUCH
   INVESTMENT TO MATURITY........................................................................................17
   THE ASSETS OF THE TRUST FUND, AS WELL AS ANY APPLICABLE CREDIT ENHANCEMENT, WILL BE LIMITED AND, IF SUCH
   ASSETS AND/OR CREDIT ENHANCEMENT BECOME INSUFFICIENT TO SERVICE THE RELATED SECURITIES, LOSSES MAY RESULT.....17
   CREDIT ENHANCEMENT WILL BE LIMITED IN AMOUNT AND SCOPE OF COVERAGE AND MAY NOT BE SUFFICIENT TO COVER LOSSES..17
   THE TIMING OF PRINCIPAL PAYMENTS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE SECURITIES.................18
   PREPAYMENTS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE SECURITIES......................................18
   AS A RESULT OF OPTIONAL REDEMPTION OR REPURCHASE OR AUCTION SALE, HOLDERS COULD BE FULLY PAID SIGNIFICANTLY
   EARLIER THAN WOULD OTHERWISE BE THE CASE......................................................................19
   HOME EQUITY LOANS WITH BALLOON AND NON-TRADITIONAL PAYMENT METHODS MAY CREATE GREATER DEFAULT RISK............19
   JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES..........................................19
   PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES.........................................................19
   GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES, IF PARTICULAR REGIONS EXPERIENCE
   DOWNTURNS.....................................................................................................20
   PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT...................................................................20
   ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY.................................20
   STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE HOME EQUITY
   LOANS.........................................................................................................21
   RATINGS ARE NOT RECOMMENDATIONS.  A REDUCTION IN THE RATING OF ANY CREDIT ENHANCER WOULD LIKELY ADVERSELY
   IMPACT THE RATING OF THE SECURITIES...........................................................................21
   A REDUCTION IN THE RATING OF ANY CREDIT ENHANCER WOULD LIKELY ADVERSELY IMPACT THE RATING OF THE SECURITIES...21
   ERISA MAY RESTRICT THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES...................................21
DESCRIPTION OF THE SECURITIES....................................................................................21
   GENERAL.......................................................................................................21
   PAYMENTS OF INTEREST..........................................................................................22
   PAYMENTS OF PRINCIPAL.........................................................................................23
   FINAL SCHEDULED DISTRIBUTION DATE.............................................................................23
   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION..................................................................23
   WEIGHTED AVERAGE LIFE OF THE SECURITIES.......................................................................23
THE TRUST FUNDS..................................................................................................24
   GENERAL.......................................................................................................24
   THE HOME EQUITY LOANS.........................................................................................25
   PRIVATE SECURITIES............................................................................................28
   COLLECTION AND DISTRIBUTION ACCOUNTS..........................................................................30
   PRE-FUNDING ACCOUNTS..........................................................................................30
CREDIT ENHANCEMENT...............................................................................................31
   SUBORDINATE SECURITIES........................................................................................31
   INSURANCE.....................................................................................................31
   RESERVE FUNDS.................................................................................................32
   MINIMUM PRINCIPAL PAYMENT AGREEMENT...........................................................................32
   DEPOSIT AGREEMENT.............................................................................................33


SERVICING OF HOME EQUITY LOANS...................................................................................33
   GENERAL.......................................................................................................33
   COLLECTION PROCEDURES; ESCROW ACCOUNTS........................................................................33
   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT.......................................................33
   ADVANCES AND LIMITATIONS THEREON..............................................................................35
   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES..............................................35
   REALIZATION UPON DEFAULTED HOME EQUITY LOANS..................................................................36
   ENFORCEMENT OF DUE-ON-SALE CLAUSES............................................................................37
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES................................................................37
   EVIDENCE AS TO COMPLIANCE.....................................................................................38
   CERTAIN MATTERS REGARDING THE SERVICER........................................................................38
THE AGREEMENTS...................................................................................................39
   ASSIGNMENT OF PRIMARY ASSETS..................................................................................39
   REPORTS TO HOLDERS............................................................................................41
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT...............................................................42
   THE TRUSTEE...................................................................................................43
   DUTIES OF THE TRUSTEE.........................................................................................44
   RESIGNATION OF TRUSTEE........................................................................................44
   AMENDMENT OF AGREEMENT........................................................................................44
   VOTING RIGHTS.................................................................................................45
   LIST OF HOLDERS...............................................................................................45
   FORM OF SECURITIES............................................................................................45
   REMIC ADMINISTRATOR...........................................................................................46
   TERMINATION...................................................................................................47
CERTAIN LEGAL ASPECTS OF HOME EQUITY LOANS.......................................................................48
   GENERAL.......................................................................................................48
   ENFORCEMENT OF THE NOTE.......................................................................................48
   SECURITY INTERESTS............................................................................................49
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940...............................................................54
THE DEPOSITOR....................................................................................................54
   GENERAL.......................................................................................................54
USE OF PROCEEDS..................................................................................................54
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................55
   GENERAL.......................................................................................................55
   GRANTOR TRUST SECURITIES......................................................................................55
   REMIC SECURITIES..............................................................................................56
   DEBT SECURITIES...............................................................................................62
   DISCOUNT AND PREMIUM..........................................................................................66
   BACKUP WITHHOLDING............................................................................................69
   FOREIGN INVESTORS.............................................................................................70
STATE TAX CONSIDERATIONS.........................................................................................71
ERISA CONSIDERATIONS.............................................................................................71
LEGAL INVESTMENT.................................................................................................73
PLAN OF DISTRIBUTION.............................................................................................74
LEGAL MATTERS....................................................................................................74
FINANCIAL INFORMATION............................................................................................74
GLOSSARY OF TERMS................................................................................................75

                                             INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Actuarial Mortgage Loan..........................................................................................26
Agreement.........................................................................................................5
ARM Loans........................................................................................................18
Balloon Loan......................................................................................................9
bankruptcy bond..................................................................................................32
Book-Entry Securities............................................................................................45
Business Day.....................................................................................................12
Capitalized Interest Account.....................................................................................12
Cede.............................................................................................................45
CERCLA...........................................................................................................20
Certificate Schedule.............................................................................................40
Certificates...................................................................................................1, 5
Class.............................................................................................................2
Code.............................................................................................................55
Collection Account...............................................................................................10
Combined Loan-to-Value Ratio......................................................................................9
Commission........................................................................................................3
Condominium Units................................................................................................25
Cooperative Dwellings............................................................................................25
Credit Enhancement...............................................................................................12
Credit Enhancer..................................................................................................11
Current Interest Rates............................................................................................9
Custodian........................................................................................................39
Cut-Off Date......................................................................................................8
D&P..............................................................................................................72
Debt Securities..............................................................................................14, 55
Deleted Primary Asset............................................................................................40
Deposit Agreement................................................................................................13
Depositor.........................................................................................................1
Depositor Securities.............................................................................................54
Distribution Account.............................................................................................11
Distribution Date.................................................................................................2
DOL..............................................................................................................71
Eligible Investments.........................................................................................11, 30
ERISA............................................................................................................14
Escrow Accounts..................................................................................................33
Event of Default.................................................................................................38
Exchange Act......................................................................................................4
FASIT........................................................................................................14, 55
FASIT High-Yield Securities......................................................................................14
FASIT Ownership Security.........................................................................................14
FASIT Regular Securities.........................................................................................14
FASIT Securities.................................................................................................55
FDIC.............................................................................................................33
FHA..............................................................................................................25
FHLMC............................................................................................................52
Final Scheduled Distribution Date.................................................................................6
First Union......................................................................................................74
fully taxable bonds..............................................................................................69
Garn-St. Germain Act.............................................................................................52

                                       i

Grantor Trust....................................................................................................55
Grantor Trust Securities.........................................................................................14
Holders...........................................................................................................3
Indenture........................................................................................................21
Indirect Participant.............................................................................................45
IRS..............................................................................................................56
Issuer............................................................................................................5
Lifetime Rate Caps................................................................................................9
Liquidation Proceeds.............................................................................................34
Loan Rate.........................................................................................................9
Loan Schedule....................................................................................................39
Loan-to-Value Ratio...............................................................................................9
Minimum Principal Payment Agreement..............................................................................13
Modification.....................................................................................................37
Mortgage Loans.............................................................................................1, 8, 25
Notes..........................................................................................................1, 5
Notional Amount...................................................................................................6
Originator........................................................................................................1
OTS..............................................................................................................52
Owner Trust.......................................................................................................5
Owner Trustee.....................................................................................................6
PAC...............................................................................................................5
Participants.....................................................................................................45
Partnership......................................................................................................55
Partnership Interests........................................................................................14, 55
Physical Certificates............................................................................................45
Plan.............................................................................................................71
Plan Assets Regulation...........................................................................................71
Pool..............................................................................................................1
Pooling and Servicing Agreement..................................................................................22
Pre-Funded Amount................................................................................................11
Pre-Funding Account..............................................................................................11
Pre-Funding Period...............................................................................................11
Premium Security.................................................................................................69
Prepayment Assumption............................................................................................67
Primary Assets....................................................................................................1
Prospectus Supplements............................................................................................1
PS Agreement.....................................................................................................29
PS Servicer......................................................................................................10
PS Sponsor.......................................................................................................10
PS Trustee.......................................................................................................10
PTCE.............................................................................................................73
Qualifying Substitute Primary Asset..............................................................................40
Rating Agency....................................................................................................12
REMIC........................................................................................................14, 55
REMIC Regular Securities.........................................................................................14
REMIC Regulations................................................................................................57
REMIC Residual Securities........................................................................................14
REMIC Securities.................................................................................................55
REO Property.....................................................................................................35
Reserve Fund.....................................................................................................13
Restricted Group.................................................................................................73
Retained Interests...............................................................................................39
Rule of 78s Mortgage Loan........................................................................................26
Securities........................................................................................................1
Security Registrar...............................................................................................45

                                       ii

Series............................................................................................................1
Servicer..........................................................................................................1
Servicing Agreement..............................................................................................25
Servicing Fee....................................................................................................14
Settlement Date..................................................................................................57
Simple Interest Mortgage Loan....................................................................................26
Single Family Properties.........................................................................................25
SMMEA............................................................................................................15
Title I Program..................................................................................................27
Title V..........................................................................................................53
Trust Agreement...................................................................................................5
Trust Fund........................................................................................................1
Trustee...........................................................................................................5
UCC..............................................................................................................45
Underlying Loans..................................................................................................9
Underwriter Exemptions...........................................................................................71

=================================================================

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the accompanying Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Issuer, RBMG or the Underwriter. Neither this Prospectus Supplement nor the accompanying Prospectus constitutes an offer to sell or a solicitation of an offer to buy any of the Notes offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Issuer or the Depositor since such date.
                      ___________________

                       TABLE OF CONTENTS
                     Prospectus Supplement

SUMMARY OF TERMS.......................................1
RISK FACTORS..........................................16
DESCRIPTION OF THE HOME EQUITY POOL...................21
THE ISSUER............................................44
RBMG..................................................44
FUNDING CO............................................46
THE DEPOSITOR.........................................46
DESCRIPTION OF THE NOTES..............................47
CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS...........65
SERVICING OF THE HOME EQUITY LOANS....................72
THE INSURANCE POLICY AND THE NOTE INSURER.............81
ERISA CONSIDERATIONS..................................85
USE OF PROCEEDS.......................................86
LEGAL INVESTMENT CONSIDERATIONS.......................86
UNDERWRITING..........................................86
REPORT OF EXPERTS.....................................87
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..............87
STATE TAX CONSIDERATIONS..............................87
LEGAL MATTERS.........................................89
RATING OF THE NOTES...................................90
INDEX OF SIGNIFICANT TERMS............................91
ANNEX I...............................................95

                           Prospectus

SUMMARY OF PROSPECTUS..................................5
RISK FACTORS..........................................17
DESCRIPTION OF THE SECURITIES.........................21
THE TRUST FUNDS.......................................24
CREDIT ENHANCEMENT....................................31
SERVICING OF HOME EQUITY LOANS........................33
THE AGREEMENTS........................................39
CERTAIN LEGAL ASPECTS OF HOME
EQUITY LOANS..........................................48
THE DEPOSITOR.........................................54
USE OF PROCEEDS.......................................54
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES..........................................55
STATE TAX CONSIDERATIONS..............................71
ERISA CONSIDERATIONS..................................71
LEGAL INVESTMENT......................................73
PLAN OF DISTRIBUTION..................................74
LEGAL MATTERS.........................................74
FINANCIAL INFORMATION.................................74
GLOSSARY OF TERMS.....................................75
===========================================================

===========================================================
                       $125,000,000

                     RBMG Funding Co.
                     Home Equity Loan
                       Trust 1998-1
                          Issuer


                   Asset-Backed Notes,
                      Series 1998-1


         RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                         Servicer


             HOME EQUITY SECURITIZATION CORP.
                        Depositor


                  Prospectus Supplement


               FIRST UNION CAPITAL MARKETS


                      June 24, 1998





===========================================================